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                                                                      EXHIBIT 10

                                 CONTRACT FOR
                         SALE AND PURCHASE OF ASSETS
                                     for
                           THE MOTOR CYCLE DIVISION
                                      Of
                         CYCLE SPORT UNLIMITED, INC.

SELLER:                  CYCLE SPORT UNLIMITED, INC.
                         632 Grant Street
                         Herndon, VA 20170
PURCIiASER:              V-TWIN ACQUISITIONS, INC.
                         11708 Bowman Green Drive
                         Reston, Virginia 20190



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                              LIST OF SCHEDULES

SCHEDULE A.............................................  LIST OF ASSETS

SCHEDULE B.............................................  LIST OF ACCOUNTS
                                                         RECEIVABLE

SCHEDULE C.............................................  SCHEDULE OF SELLER
                                                         LIABILITIES

    SCHEDULE C-1.......................................  ASSUMED LIABILITIES

    SCHEDULE C-2.......................................  NON-ASSUMED LIABILITIES

SCHEDULE D.............................................  DEALERSHIP AGREEMENTS

SCHEDULE E.............................................  LEASE AGREEMENTS

    SCHEDULE E-1.......................................  HERNDON LEASE
                                                         AGREEMENT

    SCHEDULE E-2.......................................  SPRINGFIELD LEASE
                                                         AGREEMENT

SCHEDULE F.............................................  BILL OF SALE

SCHEDULE G.............................................  LICENSES


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DRAFT 6.2

                       CONTRACT FOR SALE AND PURCHASE OF ASSETS

       THIS CONTRACT, made and entered into this ____ day of ____________, 1998, by and between CYCLE SPORT UNLIMITED, INC.("Seller") and V-TWIN ACQUISITIONS, INC., a District of Columbia corporation ("Purchaser").

       WHEREAS, Seller's Motor Cycle Division is engaged in the sale and service of motor cycles and water sport vehicles to the general public at 632 Grant Street, Herndon, Virginia 20170, (Herndon Location) and 6603 Backlick Road, Springfield, Virginia 22150 ("Springfield Location") (collectively "Business"); and

       WHEREAS, the term "Business" as used herein shall not include assets and interests used by the Fitness Resource Division of Seller, except as specifically provided herein;

       WHEREAS, Seller desires to cease operating the Business and sell certain assets designated herein to Purchaser, and

       WHEREAS, Purchaser desires to acquire certain assets of Seller and to open and to operate the same type of Business at the same locations used by Seller in the operation of the Business, and

       WHEREAS, Seller and Purchaser shall contemporaneously herewith enter into a lease with each other for the Herndon Location, and

       WHEREAS, contemporaneously herewith Seller shall assign to Purchaser all of Seller's interest in the lease for the Springfield Location; and

       WHEREAS, Purchaser has paid an earnest money deposit of $50,000.00 to Dixon, Smith & Stahl for credit on the purchase of the Business,

       NOW, THEREFORE, in consideration of the terms, covenants and conditions herein, the parties agree as follows:

1      GENERAL TERMS OF SALE

       1.1 CONTRACT TO SELL. Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and receive from Seller the Following assets, interests and covenants:

               1.1.1 All inventory and goods (including motor vehicles and water vehicles), supplies, equipment, parts and accessories, and fixtures (including trade fixtures, office machinery and equipment), used primarily for the Business and which are present in Herndon Location or Springfield Location as of the close of business on the day before settlement, all of which is included on the list attached hereto as "SCHEDULE A." A draft of



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            SCHEDULE A is attached to this Agreement at execution. A final version of SCHEDULE A shall be prepared and agreed upon by the parties as a condition of settlement as provided in SECTION 4.6.2 below;

     1.1.2 Accounts receivable recorded in the corporate records of Seller as of the close of business on the day before settlement, a current list of which is attached hereto as "SCHEDULE B, and which shall be updated prior to settlement;"

     1.1.3 The good will associated with Seller's Business, including all of Seller's interest in the name "Cycle Sport Unlimited."

     1.1.4 All files, customer fists and marketing materials of the Business in the possession of Seller as of the day before settlement and all advertising contracts in effect as of the close of business on the day before settlement, together with the right to all promotions and events sponsored in whole or in part by "Cycle Sport;"

     1.1.5 All the intellectual property assets of Seller related to the Business, including the right to use the trade name "Cycle Sport Unlimited" together with the current logo and/or service mark; and

     1.1.6 The right to assume all franchise or authorized dealer agreements and/or contracts held by Seller with any of its suppliers or vendors, to the extent that such agreements may be assignable or assumable, including (but not limited to) all of Seller's interest in those certain dealership agreements attached hereto as "SCHEDULE D;"

1.2 PURCHASE PRICE. Purchaser shall pay to Seller as the total purchase and sale price the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) payable as follows:

     1.2.1 EARNEST MONEY DEPOSIT. Purchaser has posted $50,000.00 in escrow with Settlement Agent as consideration for the execution of this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at settlement. In the event of default by Purchaser the Earnest Money Deposit shall be forfeit to Seller as liquidated damages and not as a penalty. In the event of default by Seller the Earnest Money Deposit shall be returned to Purchaser and the parties shall thereupon be relieved of all further liability, duties and obligations to each other. Upon the failure of settlement without default by either party, the deposit shall be refunded to Purchaser.

     1.2.2 FINAL PAYMENT. The sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), the final balance due for full payment and final consideration shall be paid at closing, in the form of cashier's or certified check, or wire transfer. The earnest money deposit shall be credited toward the Purchase Price at the time of Settlement.

     1.3 ALLOCATION OF PURCHASE PRICE. The full purchase price for the assets, interests and covenants identified in SECTION 1.1 shall be as follows:


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            1.3.1  Garage equipment on SCHEDULE A                     $  2,327
            1.3.2  Office equipment on SCHEDULE A                     $  4,920
            1.3.3  Inventory on SCHEDULE A                            $209,555
                   [Including as shown ON SCHEDULE A:
                   Parts & Accessories at Herndon      $179,362.22
                   Parts & Accessories at Springfield  $130,699.65
                   Floor Plan Units                    $694,392.78
                   Paid Up Units                        $ 7,607.00]
            1.3.4  Cash                                               $ 83,198

            TOTAL                                                     $300,000

     1.4 CONDITION OF GOODS, EQUIPMENT AND FIXTURES. A complete list of goods (including motor vehicles and water vehicles) equipment and fixtures is included in SCHEDULE A. All goods equipment and fixtures described in SCHEDULE A are included in this sale and are being purchased on an "AS IS" basis, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE other than those made by the manufacturer thereof for the benefit of Seller, which warranties shall extend to Purchaser as the successor in interest to Seller; however, on the date of settlement, all equipment and fixtures shall be in good working condition. Seller warrants that SCHEDULE A lists all equipment and fixtures of Seller used in connection with the Business.

            1.5    CASH, ACCOUNTS RECEIVABLE AND PAYABLE.

            1.5.1 CASH AND ACCOUNTS RECEIVABLE. Any and all cash and accounts receivable produced by the Motorcycle Division existing as of close of business on the day before the date of settlement shall become the property of Purchaser. All cash and accounts receivable as of the date of this Agreement are set forth on SCHEDULE B, which shall be updated at settlement. Seller may use cash to pay accrued payroll prior to settlement. Seller may also use cash to pay trade payables which were incurred more than 30 days prior to settlement. Trade payables incurred less than 30 days prior to settlement shall be paid by Purchaser after settlement. Payment of such accrued payroll and trade payables shall not result in a reduction of the Purchase Price.

            1.5.2 ACCOUNTS PAYABLE. Purchaser agrees to assume certain liabilities of Seller, exclusive of building and land debt and intercompany accounts payable. The liabilities assumed by Purchaser are listed below, and shall be assumed per their terms in existence as of the close of business on the day before settlement:

            1.5.3  LIABILITIES.
                   All manufacturer's floor plan accounts as provided in Section 4.6.2;
                   Used unit floor plan payable at F&M bank;
                   Prepaid service deposits;
                   Repair order deposits;
                   Special order deposits;


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                   Sales order reports; and
                   Trade payables incurred within 30 days of settlement as provided in SECTION 1.5.1 above.

                   All accounts payable to be assumed by Purchaser, together with the balances currently due, are set forth in "SCHEDULE C-1," which shall be updated at the time of closing. Seller and Seller's Guarantors shall be released from liability on the obligations assumed.

            1.5.3 PRIOR LIENS AND JUDGMENTS. Purchaser assumes no responsibility for payment of prior liens, encumbrances, state taxes, federal taxes and judgments recorded against the Business, or associated real estate, except as specified in SCHEDULE C-l. All liabilities of the Business not assumed by Purchaser are set forth in "SCHEDULE C-2." The SCHEDULE C-1 and the SCHEDULE C-2 combined list all currently known liabilities of the Business.

     1.6 ASSUMED BUSINESS NAME AND TELEPHONE NUMBERS. Seller agrees to file any documents as are necessary to permit the Purchaser the use of the assumed business name "CYCLE SPORT UNLIMITED," and telephone numbers 471-6990, 471-1823 and 451-6990, and any rollover numbers, along with any other numbers serving the Herndon or Springfield Locations. Purchaser shall have the exclusive right to use the above name and telephone numbers provided Purchaser is not in default of this Contract as hereinafter stated. This provision constitutes authorization by Seller for Purchaser to execute for Seller such documents as may be required following closing to effect transfer of trade names and telephone numbers as provided herein.

     1.7 INVENTORY OF ASSETS. It is agreed that the on-hand inventory of tangible assets shall be approximately the amount set forth in
            Section 1.3.3 as revised to reflect the update of Schedule A at closing. An itemized physical inventory shall be taken by Purchaser
            and             Seller for tangible assets on site as of the date of
            settlement, which inventory shall be attached hereto as part of SCHEDULE A.

     1.8 LEASE AGREEMENTS. At closing the Purchaser shall enter into a lease agreement for the Herndon Location with Seller in the form attached hereto as "SCHEDULE E-1." A copy of the current Springfield Location lease is attached hereto as "SCHEDULE E-2". This lease is on a month to month basis. Purchaser shall be reasonably satisfied with the terms of Springfield Lease and Seller's duties under the lease shall be assumed by Purchaser. These lease arrangements shall be a condition of closing as set out in SECTION 4.6 below.

     1.9 SETTLEMENT. This transaction shall be closed at the offices of The Mandell Law Firm, A Professional Corporation, 8133 Leesburg Pike, Suite 630, Vienna, Virginia 22182, the counsel of Seller, as provided in SECTION 4 below or at such other place as the parties shall mutually agree.

     1.10 BROKERAGE FEES. Each party warrants to the other that it has not retained the services of real estate or business broker and that brokerage fee is not due on this sale.

     1.11 SELLER'S LIABILITIES. Except for the liabilities set out in SCHEDULE C-1 Seller agrees to pay promptly when due all of the liabilities of the Business arising from Seller's ownership of the Business, including those in SCHEDULE C-2 and Seller agrees to indemnify and hold


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Purchaser harmless from any loss therefrom, including reasonable attorney's fees. Seller shall make any such payments promptly when due. Purchaser shall notify Seller of any unpaid obligation within 5 business days of the date on which Purchaser receives knowledge of such unpaid obligation. If Seller fails to make any such payments promptly when due, Purchaser may elect at Purchaser's sole option, to pay the liability in which event any such payment shall be immediately repaid by Seller upon demand by Purchaser, together with interest thereon at the rate of ten percent (10.0%) per annum from the date of Purchaser's payment until repaid by Seller; provided that if Seller gives Purchaser notice that the claim is subject to a bona fide contest, and diligently pursues resolution of such claim, then Purchasers shall make no payment for 60 days, or such additional reasonable time as may be necessary to resolve the matter.

     1.12 BULK TRANSFERS. The parties shall comply with Va. Code Section 8.6A-l0l,et seq., providing for the notification of creditors of Seller that a portion of the Seller's assets will be transferred in bulk not in the ordinary course of business.

2    REPRESENTATIONS AND WARRANTIES.

     2.1    REPRESENTATIONS OF SELLER. Seller represents and warrants that:

            2.1.1 AUTHORITY. Seller has the full power and authority to enter into this Contract, and to conclude the transaction described herein, and no contract or agreement to which Seller is a party prevents it from concluding the transaction described herein, nor is the consent of any third party required, except as provided herein.

            2.1.2 GOOD STANDING. Seller is a corporation duty organized, validly existing and in good standing under the laws of Virginia, and has the corporate power to own its property and conduct the Business in the manner in which the Business is now being conducted. Proof of good standing will be provided at settlement.

            2.1.3 CORPORATE RESOLUTION. Seller shall deliver to Purchaser, at settlement, duty executed copies of its corporate resolution(s) authorizing the transaction described herein, which said resolution shall form a part of this Contract.

            2.1.4 TITLE. Seller represents and warrants to Purchaser that the Seller has, and on the closing date will still have, good and merchantable title to all of the assets to be sold and transferred to Purchaser pursuant to SECTION 1, including without limitation, equipment used in the Business, and all other assets conveyed herein, free and clear of all mortgages, pledges, liens, security interests, state taxes, federal taxes, charges, conditional sales contracts and encumbrances whatsoever, except those items clearly indicated in SCHEDULE C-1 or subject to floor plan or other arrangements as provided in the dealership agreements in SCHEDULE D. The lien of the First Union Bank loan shall be released as to assets sold prior to, or simultaneous with, settlement and title to the assets transferred to Purchaser. Seller represents that it is not aware of any claim, administrative action, suit, litigation or anticipated claim, suit or litigation which would in any way affect the Business, except for normal claims relating to consumer warranties, customer satisfaction actions, etc., the total expense for which is not anticipated to exceed the


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                   average of such cost in the last three calendar years.

            2.1.5 PROPERTY INSURANCE. The properties and assets of the Business listed in SCHEDULE A are adequately insured by Seller against risks commonly insured against by companies similarly situated. To the extent possible without extra cost or liability to Seller, Purchaser may elect to assume Seller's applicable insurance. To that effect, Purchaser will make such assumption arrangements as are possible prior to closing, or obtain replacement coverage as necessary, in order to protect the interests of secured creditors as may be required.

            2.1.6 SALE OF ASSETS CREATES NO CONFLICT. The execution, delivery and performance of this Contract and the consummation of the transactions herein contemplated do not and will not conflict with, or result in a breach of any term or provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property or assets of the Business pursuant to the articles of incorporation, or bylaws of the Business, or other organizational and governing documents, or any Contract, indenture, mortgage, deed of trust or other instrument to which the Business is a party or by which it is bound or to which its properties are subject, or any law, rule, regulation, judgment, order or decree, and except as disclosed in SCHEDULE C. All consents by third parties that are required to prevent or eliminate every such conflict, breach, default, lien and encumbrance shall have been validly obtained before the settlement and at the settlement shall be in full force and effect and valid and sufficient for such purpose, or have otherwise been provided for in SCHEDULE C.

            2.1.7 BOOKS AND RECORDS. Seller represents that, to the best of Seller's knowledge and belief, all books, records and account statements maintained on behalf of the Business prior to settlement are true and correct and accurately reflect the economic condition of the business at time of settlement.

            2.1.8 LICENSE COMPLIANCE. To the best of the Seller's knowledge and belief, the Business has all governmental licenses and permits and zoning approvals (federal, state and local) necessary to conduct the Business and has complied in all material respects with all laws, rules and regulations and orders applicable to the Business. The licenses and permits of the Business are in full force and effect and there is not pending or threatened any proceeding looking toward the revocation or material limitation of any such license or permit. Copies of the applicable licenses are attached hereto as "SCHEDULE G."

            2.1.9 TAX COMPLIANCE. Seller has filed with the appropriate governmental agencies all tax returns (federal, state and local) required to be filed by the Business, and all taxes shown to be due and payable on said returns or on any assessments received by it, and all other taxes (federal, state and local) due and payable on or before the date of this Contract have been determined and paid.

            2.1.10 TAX WARRANTY. Seller offers the following warranties and certifications regarding the claims of creditors against the assets of the Business:


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          2.1.10.1 All sales and use taxes have been paid, or will be paid, through the previous reporting period by Seller through the date of settlement; and

          2.1.10.2 All withholding, FUTA, unemployment and other payroll related taxes have been paid, or will be paid, by Seller through the previous reporting period.

          2.1.10.3 All state tax and federal tax liability of Seller shall be paid by Seller.

   2.1.11 ENVIRONMENTAL HAZARDS. Seller warrants that, to the best of Seller's knowledge and belief, there is no violation on the part of the Business of any hazardous waste law under federal, state or local law, and no violation of any such law exists on the property occupied by the Business. Except in compliance with the requisite laws, Seller has not generated, stored or disposed of any hazardous waste on the property. Seller has not received any notice from any federal, state, county, municipal or other governmental department, agency or authority concerning the existence of any petroleum product or other hazardous waste discharge or seepage which have caused or may cause noncompliance with applicable laws and regulation. The term "hazardous waste" shall mean any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without being limited to, any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substances" or other similar or related terms as defined, used or listed in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
          Section 9601, et seq.), the Clean Air Act, as amended (42 U.S. C. Sections 7401, et seq.), the Clean Water Act, as amended (42 U.S.C. Sections 1251 et seq.) and the regulations adopted and publications promulgated pursuant thereto or any other similar applicable federal, state or local law, rule, regulations or ordinance.

   2.1.12 OPERATION OF BUSINESS PRIOR TO SETTLEMENT. The parties hereby agree, from the date of execution of this Contract until the date of settlement, that the Seller will carry on the activities and operations of the Business diligently and in substantially the same manner as has been customary in the past, Furthermore, Seller agrees to use its best efforts (without making any commitments on behalf of the Purchaser) to preserve for the Purchaser the present relationships of the Seller with its employees, customers, and others having business relations with the Business.

   2.1.13 BUSINESS PREMISES. Until possession is given, Seller agrees to maintain the Business premises, including heating, cooling, plumbing, and electrical systems and built-in fixtures, together with all other equipment and assets included in this sale, in working order and to maintain, leave and deliver the premises in a clean, orderly condition.

   2.1.14 CONSENT TO SALE. Seller shall cooperate with Purchaser in obtaining consent to the sale of the Business to Purchaser from any lender or landlord secured against, or having an interest in, the real estate or other assets of the Business, which consent shall be a condition precedent to settlement as provided in SECTION 4.7 below.


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     2.1.15 VERACITY. No statement contained in this Contract or in any statement, certificate, instrument or other document, furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to make the statements contained herein or therein true.

2.2 REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants that:

      2.2.1 AUTHORITY. Purchaser has the full power and authority to enter into this Contract, and to conclude the transaction described herein, and no contract or agreement to which Purchaser is a party prevents Purchaser from concluding the transaction described herein, nor is the consent of any third party required, except as provided herein.

      2.2.2 GOOD STANDING. Purchaser is duly organized, validly existing, and in good standing under the laws of District of Columbia.

      2.2.3 CORPORATE RESOLUTION. Purchaser shall deliver to Seller, at settlement, duly executed copies of its corporate resolution(s) authorizing the transaction described herein, which said resolution shall form a part of this Contract.

      2.2.4 BINDING EFFECT. Purchaser has full power and authority to enter into and perform this Contract and the transactions delineated herein, and this Contract constitutes a valid and binding agreement of Purchaser, enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws, from time to time in effect, and any equity principles relating to or affecting generally the enforcement of creditors' rights.

      2.2.5 PURCHASE OF ASSETS CREATES NO CONFLICT. The execution and delivery of this Contract and the consummation of the transactions contemplated hereby will not conflict or be inconsistent with or result in the termination of or result in any breach of or constitute a default under the terms of any indenture, mortgage, deed of trust, covenant, Contract, or other instrument to which Purchaser is a party or to which any of its property is subject.

      2.2.6 BOOKS AND ACCOUNTS. Purchaser's agent Neal A. Klipfel Associates, CPA, shall have the right to carefully examine the books and accounts of the Business, including federal and state tax returns. Purchaser's authorization of disbursement of the Purchase Price to Seller shall constitute Purchaser's representation that it finds the records to be true and correct.

      2.2.7 FINANCIAL STATEMENTS. Any financial statements presented by the Purchaser are audited, including the financial statements of Century Industries.

      2.2.8 ENVIRONMENTAL HAZARDS. Purchaser shall conduct a due diligence environmental inspection of the Business and the property in and on which the Business is conducted, which inspection shall be completed during the Due Diligence Period. At Purchaser's option, this inspection may consist of a Phase 1 environmental inspection of the property.


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      2.2.9 "AS IS" SALE. Purchaser acknowledges that it has examined the assets identified on SCHEDULE A attached hereto and agrees to purchase the same in their present condition, "AS IS". SELLER MAKES NO
            WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY, CONDITION, OR FITNESS FOR A PARTICULAR PURPOSE OF SAID ASSETS except for manufacturer's warranties still in effect and benefitting Seller, which warranties shall extend to Purchaser as the successor in interest to Seller; however, on the date of settlement, all equipment and fixtures shall be in good working condition. It being agreed that pursuant to SECTION 1.4 on the date of settlement, all equipment and fixtures shall be in good working condition.

     2.2.10 LICENSES AND DEALERSHIP AGREEMENTS. During the period of any indebtedness to Seller under this Contract, or a related agreement, Purchaser shall obtain, and maintain, any and all required licenses or permits to continue the Business. Purchaser shall maintain in full force and effect all dealership agreements in SCHEDULE D. Purchaser shall conduct the Business and exercise good faith and due diligence to conduct and promote the Business. Seller and Purchaser represent and warrant to each other than they will cooperate in all matters necessary to accomplish the assignments of Licenses, Dealerships Franchises and Floor Plans.

3    COVENANTS AND FURTHER AGREEMENTS

      3.1 RELIANCE UPON AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation at any time conducted by any of the parties hereto, each of the parties hereto shall be entitled to rely upon the representations and warranties of the other parties set forth herein or in any schedule, exhibit, or other document delivered pursuant hereto. The representations, warranties, covenants, and agreements of the parties shall be true and accurate as of the date of settlement, and shall survive the settlement date.

      3.2 FURTHER ASSURANCES. The parties hereto agree to execute and deliver or cause to be executed and delivered at the settlement or at other reasonable times and places such additional instruments as another party hereto may reasonably request for the purpose of carrying out this Contract.

      3.3   INDEMNIFICATION.

            3.3.1 FOR PURCHASER. Seller covenants and agrees to indemnify and hold harmless the Purchaser from and against any loss, claim, liability, obligation or expense (including reasonable attorney's fees): (i) incurred or sustained by Purchaser on account of any misrepresentation or breach of any warranty, covenant, or agreement of Seller contained in this Contract, or made in connection with this Contract, or at Settlement; or
                  (ii) incurred or sustained on account of the nonfulfillment by Seller of any of the conditions or covenants of this Contract as contemplated hereby. Without limiting the generality of the foregoing, Seller shall be liable for all material undisclosed liabilities of the Company existing before the settlement or which may arise based on facts or events existing prior to settlement. If any claim is asserted against Purchaser for which indemnification may be sought under the provisions of this Section, Purchaser shall promptly notify Seller of such claim in writing within 15 days of the time Purchaser discovers or should have discovered the existence of


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                  such claim and thereafter shall permit Seller at its expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom.

            3.3.2 FOR SELLER. Purchaser covenants and agrees to indemnify and hold harmless Seller from and against any loss, claim, liability, obligation or expense (including reasonable attorney's fees) (i) incurred or sustained on account of any misrepresentation or breach of any warranty, covenant or agreement of Purchaser contained in this Contract or made in connection herewith, or (ii) incurred or sustained on account of the nonfulfillment by Purchaser of any of the conditions or covenants of this Contract as contemplated hereby. If any claim is asserted against Seller for which indemnification may be sought under the provisions of this Section, Seller shall promptly notify Purchaser of such claim in writing within 15 days of the time Seller discovers, or should have discovered, the existence of such claim and thereafter shall permit Purchaser at its expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom.

            3.4 EXPENSES. Each party shall pay its own expenses and costs, including without limitation counsel fees and transfer taxes incurred in connection with the consummation of this Contract and the transactions contemplated hereby, except as otherwise provided in this Contract.

            3.5 RISK OF LOSS. In the event of any loss or damage to equipment or other assets included in this sale at any time prior to settlement, the risk of loss shall be upon the Seller. Immediately after Settlement, all risk of loss or damage shall be upon the Purchaser.

            3.6 BUSINESS DEPOSITS. Any and all amounts on deposit for the benefit of the Business for lease deposits, utility services, insurance, etc., shall be assigned to Purchaser. Seller shall identify such deposits to the Settlement Agent and shall receive a credit for such assignments at settlement.

            3.7 BUSINESS RECORDS. At settlement Seller shall deliver to Purchaser copies of a customer accounts and records, and any other documents pertinent to the operation of the Business which Seller may have and which Seller certifies to be current. Such records shall include copies of those documents necessary to conduct business with suppliers and customers of the Business. The books and records shall include, but are not limited to, income statements, balance sheets, statements of cash flow, general ledgers, sales journals, cash receipts journals, cash disbursement journals, general journals, all customer lists, accounts payable listings and records, and federal and state corporate tax returns for the last three filing periods.

      3.8 INSURANCE. Purchaser shall maintain insurance as required herein and name any creditor requiring coverage as an insured party as its interest may appear.

            3.8.1 HAZARD INSURANCE. Purchaser agrees to carry hazard insurance as required by the Herndon Lease.

            3.8.2 LIABILITY INSURANCE. So long as Seller shall remain liable for any obligation assumed by Purchaser, Purchaser shall maintain liability insurance in an amount of not less than

                  $5,000,000 total and $1,000,000 for each occurrence or the amounts in effect for Seller on the date of this Contract.

      3.9   PURCHASER'S RIGHTS.

            3.9.1 REVIEW COMMUNICATIONS. After the closing of this Contract, the
                  Purchaser shall have the right to open and read any letters or mail addressed to the Seller, and to reply to any such letters that pertain to the conduct of the business in the same manner that the Seller could have done had the sale not been made. Any mail intended to be sent to the Seller personally and not affecting the conduct of the business shall be promptly forwarded to the Seller by the Purchaser.

      3.10 ZONING. Seller warrants to Purchaser that the Herndon Location and the Springfield Location are properly zoned for the Business.

      3.11 CERTIFICATE OF OCCUPANCY. Immediately after settlement, Purchaser shall obtain an occupancy permit at Purchaser's sole expense.

      3.12 CONSULTING AGREEMENT. David Nees will be available for consulting for twelve months from the date of closing under the terms of a consulting agreement to be negotiated between the parties.

4     SETTLEMENT.

      4.1 SETTLEMENT DATE. Settlement under this Contract shall be held on within 3 days from completion of the Conditions Precedent to Settlement in Section 4.6.1 below, or thereafter as counsel for Seller and Purchaser may agree, but in no event later than December 7, 1998 at the offices of The Mandell Law Firm, A Professional Corporation, 8133 Leesburg Pike, Suite 630, Vienna, Virginia 22182, "Settlement Agent", or at such other place as the parties may mutually agree.

      4.2 DELIVERY. At settlement, Seller shall deliver or cause to be delivered to Purchaser such instruments, documents and opinions required to be delivered by Seller under this Contract or which counsel for Purchaser or Settlement Agent may reasonably request for the purpose of settling this Contract. At settlement, Purchaser shall pay and deliver to Seller the Purchase Price and any additional pre approved costs in the amount and form specified herein and shall deliver all other instruments, documents and opinions required to be delivered by Purchaser under this Contract or which Seller or Settlement Agent may reasonably request for the purpose of settling this Contract.

      4.3 METHOD OF PAYMENT. Purchaser shall make payment by certified check, cashier's check, or wire transfer.

      4.4 BILL OF SALE. Seller shall deliver to Purchaser at settlement a Bill of Sale for the Business and all assets included in this transaction, in the form attached hereto as SCHEDULE F.

      4.5   RECORDING FEES. The recording fees shall be paid by Purchaser.

      4.6 CONDITIONS PRECEDENT TO SETTLEMENT. The settlement hereunder shall not occur and the obligation of Seller to sell and Purchaser to buy shall not arise hereunder unless the following conditions have been satisfied:

            4.6.1 COMPLETION OF DUE DILIGENCE. Upon the execution of this
                  Agreement Seller shall make all books and records of the Business available for review by Purchaser and shall allow Purchaser reasonable access to the Business for the purpose of inspection and evaluation. On or before November 13, 1998 ("Due Diligence Period") the Purchaser shall have concluded such legal, financial, environmental and other due diligence activities as the Purchaser shall deem appropriate and the results thereof shall be reasonably satisfactory to the Purchaser. If Purchaser reasonably determines that the Business is not satisfactory, than Purchaser shall provide written notice of termination to Seller within 5 days from the completion of the Due Diligence Period. The notice shall clearly set out the deficiencies found by Purchaser. If Seller is unable to cure the stated deficiencies within 10 days then this Contract shall terminate.

            4.6.2 SCHEDULE A. Seller shall complete the final version of
                  SCHEDULE A which shall be consented to by Purchaser, which consent shall not be unreasonably withheld.

            4.6.3 LEASE AGREEMENT. Seller and Purchaser shall enter into a lease agreement for the Herndon Location ("Herndon Lease"). The Herndon Lease shall contain the general terms set out in
                  Section 5 below, and shall be in substantially the form attached hereto as SCHEDULE E-1. The Herndon Lease shall be guaranteed for Purchaser in a manner acceptable to Seller's lender. The Purchaser shall notify the Seller as to the guaranty during the Due Diligence Period, and the Seller will advise Purchaser as to the efficacy of the proposed guarantor on behalf of Purchaser prior to the settlement. If the guarantor is acceptable to Seller and Seller's lender, then the guaranty will be delivered to Seller at settlement, if it is not Purchaser shall provide an acceptable guarantor. If an acceptable guarantor is not provided by the scheduled settlement date, then this condition shall not have been fulfilled and Seller may terminate the Agreement.

            4.6.4 LEASE ASSIGNMENT Seller shall assign all of its interest under the lease for the Springfield Location, "Springfield Lease," which is attached hereto as "SCHEDULE E-2". Seller is negotiating a new lease for the Springfield location. The terms of the Springfield Lease shall be reasonably acceptable to Purchaser. The landlord shall consent to the assignment.

            4.6.5 ASSIGNMENT OF DEALERSHIP FRANCHISE AGREEMENTS. Seller shall assign all of its interest in the dealership franchise agreements which are in force on the date of this agreement and identified in SCHEDULE D. The assignment shall be subject to the approval of the respective manufacturers. The manufacturers shall release Seller from further liability under the dealership agreements. Purchaser shall endeavor in good faith to seek Century Industries to guaranty the obligations of Purchaser under these agreements.

            4.6.6 ASSUMPTION OF FLOOR PLAN AGREEMENTS. Purchaser shall assume
                  Seller's floor plan financing. The respective lenders shall approve the assumption and shall release Seller from further liability under the floor plans. Purchaser shall endeavor in good faith to seek

                  Century Industries' guaranty the obligations of Purchaser under the floor plans. If such guaranty is not obtained, then this condition will not be satisfied.

            4.6.7 TITLE OF HERNDON LOCATION. The parties acknowledge that the
                  Herndon Lease will contain certain real estate purchase rights in favor of Purchaser. The real estate title to the Herndon Location shall be reasonably acceptable to Purchaser at the time of settlement under this Agreement.

            4.6.8 NO BULK TRANSFER CLAIMS. No creditor shall assert a right to payment under the Bulk Transfer Act for an amount greater than the net settlement proceeds which Seller reasonably anticipates to receive at settlement.

            4.6.9 CONSENT TO SALE BY LENDER. Seller's real estate mortgage lender, First Union Bank, shall consent to this Contract.

      4.7 FAILURE OF CONDITIONS. In the event that any of the above described conditions precedent fails to occur within the time specified then, unless otherwise provided under the terms of the condition, either party may provide written notice to the other of termination of this Agreement. The notice shall specify any condition which has not been satisfied and the factual basis upon the party has made the determination that the condition has not been satisfied. Upon such termination of this Agreement, the parties shall return all records and documents from the other. Also upon Termination the earnest money deposit shall be returned to the Purchaser. Each party shall be released from all other duties, obligation and liability to the other, except for the Confidentiality provisions of the Letter of Intent, which is hereby incorporated in this Agreement by reference.


5     DEFAULT BY PURCHASER.

      5.1 INSTANCES OF DEFAULT. Default shall occur in any of the following instances:

            5.1.1 FAILURE TO PERFORM. Except for Purchaser's failure to obtain necessary creditor approvals in SECTION 4.6 above, if Purchaser fails to perform any obligation imposed by this Contract, or related instrument, and does not correct or commence and diligently pursue correction of such failure within fifteen (15) days after written notice from Seller specifying the manner in which Purchaser is in default. Purchaser shall also be in default if Purchaser fails to shall exercise its best efforts to obtain the necessary creditor approvals.

            5.1.2 INSOLVENCY. Purchaser becomes insolvent, a receiver is appointed to take possession of all or a substantial part of Purchaser's properties, Purchaser makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or Purchaser is the subject of an involuntary petition in bankruptcy which is not dismissed within sixty
                  (60) calendar days.

            5.1.3 DEFAULT ON UNDERLYING AGREEMENTS AND ASSUMED OBLIGATIONS. Any
                  default by Purchaser under the Herndon Lease, SCHEDULE C-1 obligations or any other agreements made pursuant to this Contract not cured within any grace period provided herein.

            5.2 SELLER'S AND PURCHASER'S REMEDIES UPON DEFAULT. In the event of a party's default, the injured party shall have all the rights and remedies granted to it by agreement and by the laws of Virginia, and, in addition, Seller shall have the right, at its option, to terminate this Contract and receive the full Deposit as liquidated damages and not as a penalty.

      6     MISCELLANEOUS.

            6.1 BINDING EFFECT. This Contract shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, heirs, assigns and devisees.

            6.2 INTEGRATION. This Contract constitutes the entire agreement between the parties relating to the subject matter hereof It supersedes prior memoranda, earnest money agreements, options and all other prior documents made by the parties in connection with the transaction described herein. Oral agreements and understandings of the parties, if any, regarding the subject matter of this Contract have been integrated herein. This Contract may not be modified or altered except by written agreement signed by all parties.

            6.3 NOTICE. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by mail, first class postage prepaid, certified return receipt requested, addressed as follows:

                  6.3.1 If to Purchaser, addressed to:  V-Twin Acquisitions, Inc.
                                                        11708 Bowman Green Drive
                                                        Reston, Virginia 20190

                        With a copy to:                 Robert J. Flynn, Jr., Esq.
                                                        1730 K. Street, N.W., Suite 304
                                                        Washington, D.C. 20006

                  6.3.2 If to Seller, addressed to:     David E. Nees, President

                                                        ------------------------
                                                        ------------------------

                        With a copy to:                 James E. Autry, Esq.
                                                        The Mandell Law Firm
                                                        8133 Leesburg Pike
                                                        Suite 630
                                                        Vienna, VA 22182

Notices shall be deemed received on the second business day after deposit of the same in the United States mail, properly addressed and postage prepaid.

6.4  TIME IS OF ESSENCE. Time is of the essence in this Contract.

6.5 CHOICE OF LAW, JURISDICTION AND ATTORNEY'S FEES. This Contract shall be governed by and construed under the laws of the Commonwealth of Virginia. All parties hereby agree that any action to enforce this Contract shall be brought in the Circuit Court for Fairfax County, Virginia, and hereby consent to the jurisdiction of said court. In the event any action, or suit is brought to enforce this Contract or provision hereof or seek damages for breach thereof, the prevailing party shall be entitled to recover from the other party its costs of suit inducting attorney's fees, costs of trial, appeal and all other sums provided by law.

6.6 SEVERABILITY. If any clause, provision or section of this Contract shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Contract which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained this Contract. If any agreement or obligation contained in this Contract is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the respective party hereto only to the extent permitted bylaw.

6.7 ASSIGNMENT. Purchaser shall not sell, assign or transfer an interest in the this Contract or in any instrument executed in connection herewith, without prior consent of Seller. Seller shall not unreasonably withhold consent.

6.8 WAIVER. Failure of either party, at any time, to require performance hereunder of any provision herein contained shall in no way affect the right of a party to enforce the same, nor shall any waiver by either party of any breach of any provision hereof be held to be a waiver of a succeeding breach of any suit or provision, or as a waiver of the provision itself.

6.9 NUMBER, GENDER AND CAPTIONS. As used herein, the singular shall include the plural and the plural the singular. The masculine and the neuter shall include the masculine, feminine and neuter as the context requires. All captions used herein are intended solely for convenience of reference, and shall in no way limit any of the provisions of this Contract.

6.10 SECTION HEADINGS. The various Section headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Contract or any section thereof.

6.11 SURVIVAL. This Contract and the promises, conditions, and covenants contained herein shall survive settlement and shall not be merged in any settlement documents.

      IN WITNESS WHEREOF, the parties have caused this Contract to be duly executed by their representative duly authorized officers.



        PURCHASER:                           SELLER:

        V-TWIN ACQUISITIONS, NC.             CYCLE SPORT UNLIMITED, NC.

        A D.C. Corporation                   A Virginia Corporation

        By: /s/ A. JAY PIGNATELLO            By: /s/ DAVID E. NEES
           ----------------------               -------------------------
           A. Jay Pignatello                    David E. Nees, President
           Vice President



October 14, 1998

                                   SCHEDULE A
                               SCHEDULE OF ASSETS
                                       FOR
                            THE MOTOR CYCLE DIVISION
                                       OF
                           CYCLE SPORT UNLIMITED, INC.

                                UNIT INVENTORY

                                    HERNDON
MAKE       MODEL          SERIAL #         MAKE        MODEL           SERIAL #
YAM        VMX12K             65979         KAW       ZX600E6            513790
           XV1100L            87675                   EX250F13            62058
           XV1100L            87693                   EX250F11            53170
           FZR600L           107898                   JH750C          58118F595
           YFZ350K           149406
           YFM350FK           48050         SUZ        VS1400GLPV        101815
           YFM350FK           54488                    VS1400GLPW        100262
           SH50K             248247                    VS800GLW          101669
           SH50K             247479                    VS800GLW          100101
           SH50K             248884                    VS800GLW          101473
           SH50K             249095                    VS800GLW          100712
           SH50K             248902                    VS800GLW          102044
           SH50K             249113                    VS800GLW          100185
           SH50K             247473                    VS800GLW          101142
           RT180K             15017                    VS800GLW          102262
           PW80L             113026                    VZ800W            104238
           PW80L             112343                    VZ800W            101254
           PW50K             237086                    VZ800W            101594
           PW50L             243717                    VZ800W            104028
           PW50L             243725                    LS650PW           100864
           XL120OW        2221K798                     LS650PW           100125
           GP760W         1406H798                     LS650PW           101659
           WVT700V        2475B690                     LS650PW           101698
           SJ700AV           902484                    LS650PW           100799
                                                       LS650PW           101700
KAW        VN1500G1           12374                    GSXR1100WT        101188
           VN1500E1           80073                    GSF1200SW         102111
           VN1500E1           75730                    GSF1200SW         101087
           VN1500E1           78422                    TL1000RW          101712
           VN1500E1           80089                    TL1000SW          100181
           VM1500D2           75010                    GSXR750W          104072
           VN800B3           501360                    GSXR750W          100031
           VN800B3           500918                    GSXR750W          104071
           VN800B3           502023                    GSXR750W          100968
           ZX750P4            36043                    GSXR750W          102721
           ZX750P3            25956                    GSXR750W          102507
           ZX600G1            11515                    GSX750W           100903
           ZX600G1            11451                    GSXR600W          101190
           ZX600G1            11488                    GSXR600W          102086

SUZ        GSXR600W          102083
           GSX600W           101869
           DR125             101594

TRI        T595               58961
           T595               65140
           THROPHY 900        63801
           T-BIRD SPORT       66802
           T-BIRD SPORT      602012
           T-BIRD SPORT       66923
           T-BIRD             62398
           ADVENTURER         39457

PANDA      TRAIL 50              88
           TRAIL 50             105
           TRAIL 50             146

USED       BUELL S-1         200820
           RF900             100525
           CB750             202938
           ZX600E            511185
           XV535S             55520
           LTF4WD            104594
           YFS200            248906
                                                                       1

INFORMATION ON PAGE DIDN'T CONVERT

PART AND ACCESSORY INVENTORY 8/25/98
HERNDON     179,362.22
SPRINGFIELD 130,699.65

          PARTS DEPARTMENT EQUIPMENT   8/20/98

   2        tire racks
   1        three way mirror
   6        display gondolas
   2        glass display racks
   2        free standing display racks
   1        four way display rack
  64        feet of 2' x 6' gridwall
   2        microfiche readers
   5        microfiche decks
   2        computer terminals
   1        computer terminal (486/25)
asst        slatwall and gridwall hooks
   1        credit card machine
   2        Okidata 320 printers
   1        Panasonic printer
   1        HP 672C printer
  56        3' x 6' metal parts shelves
   3        4 drawer file cabinets
   3        2 drawer file cabinets
   1        Sharp fax machine
   1        US Robotics modem
   2        counter stools
   1        task chair
   2        work tables
   4        hardware bins

            FIXTURES

   1        parts counter
   1        desk
asst        slatwall display
   1        neon signage
   1        overhead storage shelf
asst        track light fixtures
   4        cable storage racks
   8        sections pegboard storage

                HERNDON EQUIPMENT LIST--SERVICE DEPT. & BASEMENT

                               SERVICE DEPARTMENT
                            EQUIPMENT/SUPPLIES, LIST

Qty.   Description
----   -----------
1      Snap-On wheel balancer
1      Coats tire changer
1      Coats wheel balancer
1      Nagoya wheel trueing stand
2      Lite Works loading ramps
1      hand saw
1      level
1      tire spreader
assort Honda manuals 1980 to 1991
3      Hardy air lift
1      Grazia hydraulic lift
6      metal work bench
5      shelf cabinet with door
2      5/15" coil air hose
4      1/4" coil air hose
9      4 shelf wooden shelf unit
2      5 shelf wooden shelf unit
1      6 shelf wooden shelf unit
5      5 gal. safety gas cans
1      set Suzuki special tools
1      Sun exhaust gas analyser
1      set of Triumph special tools
2      hand crank oil pumps for oil drums
10     oil drain pans
1      acetylene welding torch set
1      Dayton drill press
1      Dayton bench grinder
1      Mac Tool bench grinder
1      Craftsman arc welder
1      bead blast cabinet
1      Strongarm hydraulic floor press
1      bench vise
1      set Yamaha special tools
1      set Suzuki specials tools
1      Rottler boring bar
2      Safety Kleen parts washer
3      Sunnen cylinder hone kits
1      Crankshaft lathe
1      CC porting tool
1      Neway cylinder hone

                HERNDON EQUIPMENT LIST--SERVICE DEPT. & BASEMENT

1           fan
1           cylinder micrometer set
1           headlight alignment machine
2           large plastic bin
2           5 gal. plastic gas bottles
1           Safety Kleen Carb Acid Cleaner system
1           Christie battery charger
1           Deltran battery tender
1           Christie Maintenance Free battery charger
2           Century battery charger
1           Honda battery tester
1           Schauer 4 amp battery charger
1           Microfische machine
2           microfische indexes
            Honda manuals 1985-1998
            Kawasaki manuals 1976-1998
            Suzuki manuals 1980-1998
            Yamaha manuals 1980-1998
            Triumph service manuals
            Suzuki Specifications manual 1978-1997
15          Parts bins
1           Craftsman roller tool box
1           microfiche machine
1           metal desk
2           chairs
1           wooden slide door shelf unit
3           metal filing cabinets
            Yamaha seminar manuals
            Suzuki seminar manuals
            Triumph special tools
1           286 computer
1           Wyse computer terminal
2           Okidata 320 printers
1           Namco electric forklift
1           Hobart forklift battery charger
1           pr. of forklift extensions
1           Yuasa battery charger
7           assorted watercraft stands
1           Suzuki illuminated sign
3           squeegies
1           rake
1           roll of blue astro turf type carpet
2           small fans
1           industrial fan
2           weed eater trimmers

                HERNDON EQUIPMENT LIST--SERVICE DEPT. & BASEMENT

1           ATV snow plow
1           55 gal. drum of Yamalube 2 cycle oil
3           55 gal. drum of Suzuki 10w40 oil
1/4         55 gal. drum of Yamalube 4 cycel oil
1           floor buffer
35          gal. battery acid
1           service dept. tire rack
1           eye wash kit
1           first aid kit
            compressed air system for entire shop and basement
            engine exhaust system for 6 work bays
150         assorted used gas tanks
1           8' step aluminum step ladder
1           aluminum extension ladder
1           jet ski hoist system
21          8' x 4' HD pallet rack uprights
34          8' long HD pallet rack cross shelf beams
6           43" long HD pallet rack cross shelf beams
6           56" long HD pallet rack cross shelf beams
9           2' x 6' white grid wall display panels
48          12" x 12" glass squares
1           4' x 2' wooden bench/shelf unit
1           Speedaire 80 gal. compressor
1           refridgerator
1           microwave
2           Yamaha sign faces 4' x 12'
1           Kawasaki sign face 3' x 12'
1           garden hose and reel
1           Honda ATV
5           3' sections of 6' high metal shelving
1           1987 Ford F150 pickup truck
1           flat bed motorcycle trailer
28          linear feet of assorted used parts, 4 shelves high
10          linear feet of assorted used exhaust systems
50          assorted used exhaust systems (hanging from ceiling)
1           large box of assorted motorcycle body work
4           linear feet of assorted motorcycle trunks, 4 shelves high
5           crates of assorted used motors and motor parts
15          feet of assorted used motorcycle body panels
27          "parts bikes"; wrecked or damaged
10          assorted display stands
1           6' folding table
1           8' folding table
assort      assembly manuals
1           Allen exaust gas analyser (broken)

          HERNDON EQUIPMENT LIST--SERVICE DEPT.
2           lawn mowers
1           small industrial tarp
1           very large industrial tarp
9           shovels

                                OFFICE INVENTORY

2 L-shaped desks
1 small wood desk
2 small metal desks
1 custom metal frame executive desk
7 secretarial chairs
2 arm chairs
3 chair mats
4 straight chairs
1 boom box
5 2-drawer lateral files
2 2-drawer letter-size file cabinets
3 4-drawer letter-size file cabinet
1 credenza
1 small desk
2 folding tables
1 table
1 drawing table
1 3-shelf bookshelf
2 6-shelf bookshelves
1 storage supply cabinet
       Paper towels
       Plastic utinsels
       Paper cups and plates
3 bulletin boards
1 mini refrigerator
1 microwave
3 rolling racks for printouts
1 Sharp 1450 copier
4 toners for copier
3 checkwriters
4 PCs
1 server
2 printers
1 printer noise reducer
1 fax machine
1 rolling 2-shelf cart
1 rolling 1-shelf cart
2 motorcycle pictures
5 phones
8 surge protectors
2 typewriters
1 British flag
1 copy stand

                                OFFICE INVENTORY

1    laminator
Small and large laminating pouches
1    electric pencil sharpener
4    desk lights
6    calculators
5    mice
5    telephones
3    magnetic paper clip holders
3    desk lamps
1    message holder
2    computer arms
2    computer stand
1    computer stand with tray
White out of various colors
15   Assorted Stamps (Entered/Faxed/Posted/Received, etc.)
4    pairs of scissors
3    month accordion files
3    alpha accordion files
3    plain accordion file
3    tape dispensers
16   binders in use
5    pencil holders
12   stacking trays (some plastic and some metal)
2    green free standing pendaflex file holders
10   wastebaskets
Miscellaneous pens(red-black-blue)/pencils(regular and colored)
1    large 3-hole punch
1    small 3-hole punch
1    box plain #10 envelopes
Cycle Sport #10 envelopes
3    boxes window envelopes
7    rolodexes
10   boxes of paper clips plus ones in holders
Staples - regular and heavy duty
6    Rulers
Highlighters
4    boxes push pins
Erasers
12 - 3x3 post-it pads
2    boxes of discs
Miscellaneous catalogs from vendors
3    new telephone message books
1    box forms/books of doctors/hospitals from health insurance company

                                OFFICE INVENTORY

5        new binders
14       rolls adding machine tape
5        Ribbons for fax machine
611      hanging files in use (legal and letter)
6        Staplers
2        Heavy duty staplers
Kleenex
7        wire baskets
7        small glass vases
2        5-section stand up file
3        magazine holders
2        pair metal bookends
2        storage containers for discs
3        stamp dispensers
2        Cycle Sport address stamper
1        Whiteboard
Dry erase markers & eraser & whiteboard cleaner
Binderclips - various sizes
3        typewriter ribbons
Typewriter correction tape
2        gluesticks
1        box paper reinforcements
Assorted file folder tabs
1        set alpha file folders
1        stamp sealer
2        postage scale
4        5-shelf metal units
Rubberbands
1        set of rolodex cards
2        boxes copy paper
2-3      boxes computer paper with perfed sides
App. 50  Storage boxes of old m/c files
5-1/2x8-1/2 white lined pads
8-1/2x11 white lined pads
Various dictionaries
1        vacuum
1        boxes 4x6 index cards
1        pkg. report covers
Event stuff
9        boxes new hanging files
3        pkg. hanging data binders
2        canceled check cases
Christmas decorations

                                OFFICE INVENTORY

Drop cloths
Plastic tub
Signs
1    ball of twine
Miscellaneous flyers
48   old ledger books
10x13 brown envelopes
9x12 brown envelopes
7-1/2x10-1/2 brown envelopes
6x6 brown envelopes
Fedex envelopes & paks
Airborne envelopes
6-75 watt light bulbs
1    old video monitor and player
Box of videos
Almost 2 full boxes of Cycle Sport Letterhead
10   old checkbook covers
4    5-1/2x8 covers
2    sets alphabet file folders
Insignia sign making software
Lotus Approach software
Q&A software
Quattro Pro software
SCO Xenix software
Print Shop Deluxe software
MS Office Professional
Word Perfect 6.0 for DOS software
Friedman Sales Development System
Lemco Powersports Dealer Handbook
1 coffee pot

                                  SPRINGFIELD
                                 SHOP EQUIPMENT

1 4-drawer file cabinet
1 chair
1 desk
Assorted broken special tools
Assorted used parts
4 repair order racks
1 nitrogen bottle w/gauge set
1 in/out rack
1 time card rack
Limited assortment of functioning special tools
1 headlight Aimer - 1950 vintage
1 pair of jack stands
10 station battery tender
Assorted service manuals, spec books, set-up manuals
1 shop truck
3 shipping containers 20'x10'x8'
4 air hose
1 I Bar
1 set jumper cables
1 dirty rag can
2 gas cans
1 time machine
1 wheel balancer
1 micro fiche reader
1 time clock
1 hydraulic press
1 welder
1 crate mate
1 4-wheel plastic dolly
1 uplift for Royal Stars
1 bench grinder
3 work hammers
3 vises
2 shelves (6'3" x 18")
1 solvent washer
1 acetylene torch
3 battery charges
1 battery load tester
1 air compressor
2 lifts (air)
1 lift (mechanical)
1 craftsman work bench w/drawers

                                  SPRINGFIELD
                                 SHOP SUPPLEES

1 E-clip assortment
1 roll pin assortment
1 circles assortment
1 fuel/vacuum line clip assortment
1 pan head screw assortment
2 "O" ring assortments
1 cotter pin assortment
1 electrical connector assortment
3.4 & 6 pr. electrical connector block assortment
5mm, 6mm, 7mm, 8mm, 10mm, 12mm, 14mm helicoil
6mm, 8mm, 10mm time cert kits
1 tubeless tire repair kit with supplies
10 value shim kits - Yam/Kaw/Suz/Honda
8 wheel weight assortments Yam/Kaw/Suz/Honda
5 cartridge grease
3 hand cleaner (1 gallon size)
1 55 gallon oil drum
1 5 gallon battery acid
6 boxes repair orders
1 box estimate forms
Keg tags

                                  SPRINGFIELD
                           SALES DEPARTMENT EQUIPMENT

1 dual lighted royal star stand
2 desks
6 chairs
2 phones
6 framed prints
1 bulletin board
1 television
1 VCR recorder
1 TV stand
1 dual watercraft stand
1 metal file cabinet
1 5-shelf metal organizer
1 easel
2 trashcans
5 Yamaha rugs
1 6' table

                                    SUPPLIES

5 banners
Miscellaneous brochures
6 framed prints

                                  SPRINGFIELD
                           SALES DEPARTMENT INVENTORY

----------------------------------------------------------
MODEL              SERIAL #        MODEL          SERIAL #
----------------------------------------------------------
YFM600K-GR          014620        TRIUMPH
----------------------------------------------------------
                                  T509            063908
----------------------------------------------------------
PW 50               244751        Sprint Exec.    070137
----------------------------------------------------------
PW 80               107945        Sprint          056721
----------------------------------------------------------

----------------------------------------------------------
XT 350              044277
----------------------------------------------------------

----------------------------------------------------------
VMX 12K             067758
----------------------------------------------------------
YZF 600 RK-B        008404
----------------------------------------------------------
YZF 600 RK-R        013103
----------------------------------------------------------
FZR 600             107924
----------------------------------------------------------
XJ 600 SK-B         070217
----------------------------------------------------------
                                  USED
----------------------------------------------------------
SH 50 K             249088        Shadow 600      403502
----------------------------------------------------------
                    249084        EX 250          046661
----------------------------------------------------------
                    246606        VFR 750         600572
----------------------------------------------------------
                                  TL 1000         101433
----------------------------------------------------------

----------------------------------------------------------
XV213 AK-B          027810
----------------------------------------------------------
                    026743
----------------------------------------------------------

----------------------------------------------------------
XV 1100             086517
----------------------------------------------------------
                    086522
----------------------------------------------------------
                    087712
----------------------------------------------------------

----------------------------------------------------------
GP 800              802806
----------------------------------------------------------
GP 760              808769
----------------------------------------------------------
XL 760              803619
----------------------------------------------------------
WVT 700             802297
----------------------------------------------------------

----------------------------------------------------------
PWC 1000            001999
----------------------------------------------------------
                    960428
----------------------------------------------------------
                    014071
----------------------------------------------------------

                                  SPRINGFIELD
                        PARTS DEPARTMENT STORE EQUIPMENT

Rear Shelves 100" x 48" x 71" - 3 shelves
Overstock Shelves 72" x 25" x 75" - 20 shelves
Battery/Tubes/Yam. Stock 110" x 25" x 75" - 34 shelves
Yamaha Stock 110" x 25" x 75" - 54 shelves
Yamaha/Honda/Suzuk/Triumph 72" x 24" x 71" - 36 shelves
Special orders/spark plugs/catalogs 72" x 30" x 75" - 20 shelves
2 extra shelves 36" x 12" x 37" - 3 shelves
Desks
4 drawer file cabinet and 2 drawer file cabinet
2 shelves 95" x 12", storage nuts/bolts
6' gridwall sections - 28
7' gridwall sections - 16
5' gridwall sections - 3
3' gridwall sections - 4
Waterfall hangers - 33
Straight hangers - 4
Hooks
Display rack goggles - 1
Display rack locks - 1
2' gondola - 4
3' gondola - 2
4' gondola - 1
Grid-wall cubes - 3
Display case, glass 2x1x3 (on wheels)- 1
Glass cubicle stand 5'- 1
Glass cubicle stand 2'- 1
Glass cubicle slat sections - 6
6'- 2 bay tire rack - 1
6'- d bay tire rack - 2
"HJC" Helmets" lighted sign
"Michelin" lighted sign
"Metzler" lighted sign
"Dunlop" lighted sign
"NO FEAR" static sign
"First Gear" lighted sign
"Anti-shoplif" mirror, convey
3x4 Yamaha footmats - 2
Plexis inflatable display

            SPRINGFIELD
     PARTS DEPARTMENT SUPPLIES

1 - Plastic raffle drawing box w/entry forms
1 - Package tape gun
1 - 4 oz. bottle rubber cement
1/2 roll - Fishing line
5 - Razor blades for box knife
46 - Razor blades
1 box - 3/4" nails
1 - Blue Yamaha miniature football
7 - Magic markers
2 - Clipboards
1000 (est) - Product sales signs
1 - Yamaha key cutter
4 rolls - Package tape
100 - Small parts bags
100 - X-mall parts bags
10 - Credit card ribbons
9 - Credit card imprint paper
14 - Bottles of white-out
8 - Post-It pads
2 - Printer ribbons
2 - Microfiche lightbulbs
72 - No. 2 pencils
500 - 3x5 cards
1000 - Paperclips
1/4 pound - Rubberbands
3 rolls - Scotch tape
1 box - Full of scratch paper
500 ft. - Theater rope
3 - Clocks
1 - UPS Scale
1 - Yamaha Radio w/3 speaker surround sound
213 - Coat hangers
2 - Staplers
2 - Scotch tape dispensers
2 - Calculators
2 - Scissors
28 - Push pins
2 - Vanson leather sample packs (color/textures)
58 - Magazines (motorcycle/watercraft/dirtbike)
2 - Price tape guns
1 - Chemical shelf for store use
1 - Caution Wet Floor Sign

SPRINGFIELD
1 - Vacuum
2 - Dusters
1 - Floor mop
1 - Dust pan/broom set
2 - Fire extinguishers
9 - Bathroom cleaning chemicals
15 - Rolls of toilet paper
1 - Toilet scrub brush
2 - Stools
1 - Mop bucket w/wringer
1 - Hand dolly
4 - Microfiche machines
A massive assortment of gridwall displays & parts
1 - Rear door steel beam lock
5 - Trashcans 38 - Accessories catalogs

                                  SPRINGFIELD
                                OFFICE EQUIPMENT

1   - Marker board
3   - Cork boards
7   - Spare phones
1   - Copier
1   - Computer terminal
1   - Table
2   - Chairs
2   - Trash cans
1   - Fax machine
3   - File cabinets
2   - Desks
1   - Laminator machine
1   - Calculator
1   - Typewriter
1   - Paymaster check imprinter

                                OFFICE SUPPLIES

1   - Northern Virginia road map
1   - File baskets
10  - Yamaha Operating Manuals
4   - Safe boxes
1   - 3-hole punch
1   - Oven mitt
3   - Promotional banners
2   - Boxes of copy paper
1   - Polaroid camera
1   - Computer disc stoarge box
1 box - Clasp envelopes
12 boxes - Business cards
150 - Promotion hang tags for bikes
1   - Bottle of toner
1   - MSDS book
4   - Lightbulbs
1   - Power strip
1   - Yamaha poster
8   - Phone books
6   - Pads of paper
8 rolls - Calculator paper
2 boxes - Cycle Sport envelopes
6 pads - Change receipts for bank money

                         SPRINGFIELD OFFICE SUPPLIES

3 - 3-ring "D" binders
1 - Postal scale Paperclips
2 - Rulers
2 - Staplers
2 bottles - White Out
1 - Tape Measure
6 - Clipboards
3 - File holders
1 - Desk lamp
1 - Business card holder
1 - Rolodex
1 - Key basket
13 - Pencils
12 - Pens
1 - Letter opener
4 - NADA Books
4 - Demo helmets
2 - Shelf units with 2 shelves
1 box - Letterhead note pads
8 rolls - Fax paper
9 - 1998 Yamaha Dealer Manuals on new products
500 - Security envelopes
1 box - Layaway tags
50 - File folder trays
1 - Triumph T-Bird Fender (slightly damaged)
1 - Royal Star Fender (slightly damaged)

SCHEDULE B
SCHEDULE OF ACCOUNTS RECEIVABLE
FOR
THE MOTOR CYCLE DIVISION
OF
CYCLE SPORT UNLIMITED, INC.

Date: 10/13/98 Time: 10:46:28   CYCLE SPORT-HERNDON      Report #1104  Page 0001


                          GENERAL LEDGER TRIAL BALANCE

Period: 01/01/98 to 09/30/98

Starting account:  11701-00   Ending account:  11750-01

Details are not shown

Sub-account:  "All"

-----------------------------------------------------------------------------------------------------
Account-#                         Beginning            Total          Total          Net       Ending
Description                       balance             debits        credits        change     balance
-----------------------------------------------------------------------------------------------------
11071-00                                .00          2,777.63      2,630.01        147.64      147.64
A/R RETURNED CHECKS

11702-00                                .00      1,461,761.32  1,460,486.33      1,274.99    1,274.99
A/R CYCLE SPORT (CLEARING)

11703-00                           4,085.75         66,009.06     66,402.00        392.94CR  3,692.81
A/R CYCLE SPORT (HOUSE)

11704-00                          22,692.91        518,108.52    491,740.77     26,367.75   49,460.66
A/R FINANCE & UNIT CUSTOMERS

11705-00                                .00         16,076.11     10,782.40      5,293.71    5,293.71
A/R MANUFACTURE HOLDBACKS

11712-00                              48.77        110,433.07    106,101.24      4,331.83    4,380.60
A/R AMEX

11740-01                             551.80          4,687.40      4,002.21        685.19    1,236.99
A/R YAMAHA WARRANTY

11741-01                           2,247.88CR          514.34        895.95        381.81CR  2,629.49CR
A/R SUZUKI WARRANTY

11742-01                             450.81CR        6,702.96      6,702.96           .00      450.81CR
A/R KAWASAKI WARRANTY

11744-01                             335.99CR          917.67        917.67           .00      335.99CR
A/R TRIUMPH WARRANTY

11750-01                           6,355.00         31,490.83     25,020.51      6,470.32   12,825.32
A/R ASSEMBLY & PRE-DELIVERY


               Grand totals:      30,699.55      2,219,478.93  2,175,682.05     43,796.88   74,496.43

                              -- End of report --

Date: 10/13/98 Time: 10:49:01   CYCLE SPORT-HERNDON      Report #6445  Page 0001


                          GENERAL LEDGER TRIAL BALANCE

Period: 01/01/98 to 09/30/98

Starting account:  11701-00   Ending account:  11750-01

Details are not shown

Sub-account:  "All"

--------------------------------------------------------------------------------------------------------
Account-#                         Beginning            Total          Total          Net       Ending
Description                       balance             debits        credits        change     balance
--------------------------------------------------------------------------------------------------------
11701-00                                .00         7,486.12       4,779.07       2,707.05    2,707.05
A/R RETURNED CHECKS

11702-00                                .00       755,514.02     755,394.03         119.99      119.99
A/R CYCLE SPORT (CLEARING)

11703-00                              73.97        13,604.58      14,186.22         581.64CR    507.67CR
A/R CYCLE SPORT (HOUSE)

11704-00                             247.88       444,856.28     441,824.54       3,031.74    3,279.62
A/R FINANCE & UNIT CUSTOMERS

11705-00                                .00        25,650.88            .00      25,650.88   25,650.88
A/R MANUFACTURE HOLDBACKS

11712-00                                .00        60,345.56      57,472.91       2,872.65    2,872.65
A/R AMEX

11740-01                           1,777.98CR          95.50       3,407.06       3,311.56CR  5,089.54CR
A/R YAMAHA WARRANTY

11750-01                           5,911.90        13,243.31      12,359.00         884.31    6,796.21
A/R ASSEMBLY & PRE-DELIVERY

               Grand totals:       4,455.77     1,320,796.25   1,289,422.83      31,373.42   35,829.19

                              -- End of report --

SCHEDULE C
SCHEDULE OF SELLER LIABILITIES
FOR
THE MOTOR CYCLE DIVISION
OF
CYCLE SPORT UNLIMITED, INC.

SCHEDULE C-1
PURCHASER ASSUMED LIABILITIES
OF
THE MOTOR CYCLE DIVISION
OF
CYCLE SPORT UNLIMITED, INC.

Date: 10/13/98 Time: 10:57:27   CYCLE SPORT-HERNDON      Report #1105  Page 0001


                          GENERAL LEDGER TRIAL BALANCE      1.5.2.1
                                                            1.5.2.2
Period: 01/01/98 to 09/30/98

Starting account:  21101-01   Ending account:  21106-01

Details are not shown

Sub-account:  "All"

----------------------------------------------------------------------------------------------------------
Account-#                         Beginning            Total          Total          Net       Ending
Description                       balance             debits        credits        change     balance
----------------------------------------------------------------------------------------------------------
21101-01                         337,105.58CR     764.118.06     663,481.80    100,636.78     236,498.78CR
ITT FLOORPLAN-YAMAHA

21102-01                         132,756.00CR     245,223.00     345,190.00     99,967.00CR   232,723.00CR
ITT FLOORPLAN-SUZUKI

21103-01                         227,461.50CR     256,100.50     177,802.00     78,298.50     149,163.00CR
FLOORPLAN-KAWASAKI

21105-01                          48,974.00CR      84,949.00      89,625.00      4,676.00CR    53,650.00CR
HALLMARK FLOORPLAN

21106-01                          98,498.00CR     186,352.24     192,273.24      5,921.00CR   104,419.00CR
TRANS AMERICA FLOORPLAN

          Grand totals:          844,823.06CR   1,336,742.82   1,468,371.54     68,371.28     776,453.78CR



                              -- End of report --

Date: 10/13/98 Time: 10:56:02   CYCLE SPORT-HERNDON      Report #6446  Page 0001


                          GENERAL LEDGER TRIAL BALANCE
                                                            1.5.2.2
Period: 01/01/98 to 09/30/98

Starting account:  21101-01   Ending account:  21105-01

Details are not shown

Sub-account:  "All"

-------------------------------------------------------------------------------------------------------
Account-#                         Beginning            Total          Total          Net       Ending
Description                       balance             debits        credits        change     balance
-------------------------------------------------------------------------------------------------------
21105-01                          48,814.00CR      80,746.00      59,285.03     21,480.97   27,333.03CR
FLOORPLAN PAY-HALLMARK


              Grand totals:       48,814.00CR      80,746.00      59,285.03     21,480.97   27,333.03CR


                              --  End of report --

Date: 10/13/98 Time: 11:00:05   CYCLE SPORT-HERNDON      Report #1106  Page 0001


                          GENERAL LEDGER TRIAL BALANCE

Period: 01/01/98 to 09/30/98                                     1.5.2.3
                                                                      .4
Starting account:  21360-00   Ending account:  21510-02               .5
                                                                      .6
Details are not shown

Sub-account:  "All"

---------------------------------------------------------------------------------------------------------
Account-#                         Beginning            Total          Total          Net       Ending
Description                       balance             debits        credits        change     balance
---------------------------------------------------------------------------------------------------------
21400-00                          17,397.29CR     228,870.57     225,178.30      3,894.27     13,703.02CR
SALES DEPOSIT

21410-01                           4,331.62CR       8,210.66       4,728.64      3,482.02        849.60CR
PREPAID SERVICE

21500-03                           2,260.15CR     292,678.58     296,189.65      3,511.07CR    5,771.22CR
REPAIR ORDER DEPOSIT

21510-02                            108.60CR      114,727.23     117,851.99      3,124.76CR    3,233.36CR
SPECIAL ORDER DEPOSIT

          Grand totals:          24,097.66CR      644,487.04     643,946.58        540.46     23,557.20CR


                              -- End of report --

Date: 10/13/98 Time: 11:00:26  CYCLE SPORT-SPRINGFIELD   Report #6447  Page 0001

                          GENERAL LEDGER TRIAL BALANCE

Period 01/01/98 to 09/30/98

Starting account: 22360-00    Ending account: 21510-02

Details are not shown

Sub-account: All

------------------------------------------------------------------------------------------------------
Account-#                     Beginning           Total          Total          Net         Ending
Description                   balance             debits         credits        change      balance
------------------------------------------------------------------------------------------------------
21400-00                      754.03CR         227,273.88     223,723.00      3,550.00      2,795.97
SALES DEPOSIT

21410-01                       30.79             9,507.13       7,923.00      1,584.15      1,634.94
PREPAID SERVICE

21500-03                    1,146.00CR         197,360.52     200,071.28      2,710.76CR    3,856.76CR
REPAIR ORDER DEPOSIT

21510-02                    5,061.64CR         154,416.39     157,092.59      2,676.20CR    7,737.84CR
SPECIAL ORDER DEPOSIT


     Grand totals:          6,910.88CR         588,557.94     588,810.75        252.81CR    7,163.69CR


                              -- End of report --

                                  SCHEDULE C-2

                       PURCHASER NON-ASSUMED LIABILITIES
                                       OF
                            THE MOTOR CYCLE DIVISION
                                       OF
                          CYCLE SPORT UNLIMITED, INC.

Date:10/13/98 Time:11:48:05    CYCLE SPORT-HERNDON     Report #1108  Page 0001

                          GENERAL LEDGER TRIAL BALANCE

Period 01/01/98 to 09/30/98

Starting account: 21600-00    Ending account: 22700-00

Details are not shown

Sub-account: All

-------------------------------------------------------------------------------------------------------------------
Account-#                         Beginning              Total          Total            Net              Ending
Description                       balance               debits         credits         change             balance
-------------------------------------------------------------------------------------------------------------------
21600-03                          24,977.02CR        438,162.01      448,823.37       10,666.56CR       35,643,58CR
ACCRUED PAYROLL

21700-01                             126.64CR         34,979.29       40,500.68        5,521.39CR        5,650.03CR
DMV PAYABLE (TAGS, TITLE, TAX)

21800-00                             5830.0CR          3,604.34        4,436.30          831.96CR          248.96CR
GAME & FISHERIES PAYABLE (W/V)

21900-00                           1,381.93CR         17,251.25       20,610.34        3,359.69CR        4,741.62CR
SALES TAX PAYABLE (4 1/2%)

22000-00                                .00           37,529.99       37,529.99             .00               .00
FICA TAX PAYABLE

22100-00                                .00           70,148.06       70,148.06             .00               .00
FED WITHOLDING PAYABLE

22200-00                                .00           20,218.58       20,218.58             .00               .00
VA WITHOLDING PAYABLE

22300-00                                .00              746.43          746.43             .00               .00
MD WITHOLDING PAYABLE

22400-00                                .00              357.20          357.20             .00               .00
EMPLOYEE DISABILITY INS. PAY.

22500-00                                .00            9,330.00        9,330.00             .00               .00
EMPLOYEE HEALTH INS. PAYABLE

22600-00                                .00            1,200.00        1,200.00             .00               .00
EMPLOYEE IRA PAYABLE


     Grand totals:                25,904.59CR        633,527.15      653,906.75       20,379.60CR       46,284.19CR


                              -- End of report --

Date:10/13/98 Time:11:48:32   CYCLE SPORT-SPRINGFIELD  Report #6449  Page 0001

                          GENERAL LEDGER TRIAL BALANCE

Period 01/01/98 to 09/30/98

Starting account: 21900-00    Ending account: 22700-00

Details are not shown

Sub-account: All

-------------------------------------------------------------------------------------------------------------------
Account #                         Beginning              Total          Total            Net              Ending
Description                       balance               debits         credits         change             balance
-------------------------------------------------------------------------------------------------------------------
21600-00                          9,055.04CR        228,069.41      230,833.12       23,763.71CR       11,818.75CR
ACCRUED PAYROLL

21700-01                               .00           17,291.30       20,809.60        3,518.30CR        3,518.30CR
DMV PAYABLE (TAGS, TITLE, TAX)

21300-00                            241.00            1,792.22        1,708.78           84.04            325.04
GAME & FISHERIES PAYABLE (W/V)

21900-00                          2,648.88CR         19,388.86       21,582.49        2,193.63CR        4,842.31CR
SALES TAX PAYABLE (4 1/2%)

22000-00                               .00           14,647.93       14,647.93             .00               .00
FICA TAX PAYABLE

22100-00                               .00           26,035.81       26,035.81             .00               .00
FED WITHOLDING PAYABLE

22200-00                               .00            8,183.25        8,183.25             .00               .00
VA WITHOLDING PAYABLE

22300-00                               .00               67.42           67.42             .00               .00
MD WITHOLDING PAYABLE

22500-00                               .00            2,760.00        2,760.00             .00               .00
EMPLOYEE HEALTH INS. PAYABLE

22600-00                               .00              560.00          560.00             .00               .00
EMPLOYEE IRA PAYABLE


     Grand totals:               11,462.72CR        318,796.80      327,188.40        8,319.60CR       19,854.32CR


                              -- End of report --

                                    SCHEDULE D

                             DEALERSHIP AGREEMENTS
                                      FOR
                            THE MOTOR CYCLE DIVISION
                                       OF
                          CYCLE SPORT UNLIMITED, INC.

                                 [YAMAHA LOGO]


                                DEALER AGREEMENT


                                 [YAMAHA LOGO]

                                  YAMAHA MOTOR CORPORATION, U.S.A
                         6620 ORANGETHORPE AVENUE BUENA PARK, CALIFORNIA 90620
                       MAIL ADDRESS: P.O. BOX 6620, BUENA PARK, CALIFORNIA 90622
                                      PHONE: (714) 522-9444

                       YAMAHA SALES AND SERVICE AGREEMENT

      The information contained below is important as an integral part of the Agreement attached hereto and required prior to the effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. DEALER'S COMPLETE LEGAL NAME
   Name:  CYCLE SPORT UNLIMITED, INC.
        -----------------------------------------------------------------------
         (OWNER, PARTNER, CORPORATE, REFERRED TO IN THE AGREEMENT AS "DEALER")

             SOLE
        PROPRIETORSHIP                     PARTNERSHIP                        CORPORATION
     (COMPLETE SEC. C-1)                (COMPLETE SEC. C-1)               (COMPLETE SEC. C-2)
                                                                               VIRGINIA
   ---------------------------      ---------------------------     ------------------------------
                                                                               (STATE)


   Fictitious Business Name:  CYCLE SPORT
                            ----------------------------------------------------
   (If different from above)

   Federal Identification No. 54-0900111
                            ----------------------------------------------------
B. DEALER'S LOCATION
   Address:     1822 HOWARD AVE., VIENNA, VA. 22180
          ----------------------------------------------------------------------
                  (Referred to in the Agreement as "Dealer's Location")


C. DEALER: OWNERS AND MANAGEMENT

                             NAME                  SOCIAL SECURITY NO.                 TITLE
   1. Owners:
                    -----------------------   ---------------------------     ----------------------

                    -----------------------   ---------------------------     ----------------------

                    -----------------------   ---------------------------     ----------------------

                    -----------------------   ---------------------------     ----------------------



                                   NAME                          TITLE

   2. Officers and          DAVID E. NEES                      PRESIDENT
      Manager:      -------------------------------    ---------------------------
                         ROBERT P. WHEELER, JR.              VICE PRESIDENT
                    -------------------------------    ---------------------------
                         ROBERT P. WHEELER, JR.                 SECRETARY
                    -------------------------------    ---------------------------
                           HOWARD A. WILES                      TREASURER
                    -------------------------------    ---------------------------

                    -------------------------------    ---------------------------

                    -------------------------------    ---------------------------

   Dealer warrants and represents that the information as set forth above is true and correct.

                                                  "Dealer"


                                        X  /s/ DAVID NEES
                                         -------------------------------
                                 TITLE: X  PRESIDENT
                                         -------------------------------
                                 DATE:  X   7-26-77
                                         -------------------------------

                       YAMAHA SALES AND SERVICE AGREEMENT

      THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U.S.A., a California corporation, having its principal office located at 6620 Orangethorpe Avenue, Buena Park, California 90620 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.


                                    RECITALS

    A. Yamaha is the exclusive distributor in the United States of quality MOTORCYCLES which are sold under the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "Products").

    B. Dealer has represented, as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resources to perform the monetary obligations herein.

    C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealer as a retail sales and service location for the Products in accordance herewith.

    Yamaha and Dealer agree to govern their relationship in accordance with the following:

1. ESTABLISHMENT OF RELATIONSHIP
    1.01 APPOINTMENT OF DEALER. Yamaha hereby appoints Dealer as an authorized Yamaha dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. Dealer agrees not to, directly or indirectly, change Dealer's location nor establish or operate any other location for the sales or service of the Products without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

    1.02 NONEXCLUSIVE. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. DEALER'S SALES OPERATIONS
    2.01 SALES. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products at retail, and shall continually work to increase the market for the Products in the area served by Dealer's location. Dealer agrees to maintain a fully qualified sales organization and conduct a continuing program of quality advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. Dealer agrees to afford the Products as much effort as Dealer gives to competitive or other products of Dealer in terms of promotion, floor space, inventory, and service.

    2.02 PERFORMANCE CRITERIA. The relationship established hereby is intended by the parties to be mutually beneficial. In this regard, Yamaha assumes under this Agreement certain specific responsibilities to Dealer in order to obtain in return an adequate level of performance by Dealer. Such level of performance shall be evaluated periodically by Yamaha, at least once in each year, based on reasonable criteria such as the following:

    (a) The volume of Dealer's sales of the Products as compared with the sales of competitive products in the market area served by Dealer's location.

    (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products who are similarly situated.

    (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

    (d) The actual promotion efforts of Dealer relating to the Products.

    (e) The compliance with all of the terms and conditions of this Agreement.

    2.03 CUSTOMER RELATIONS. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products. Dealer shall conduct its operations during usual and customary business hours.

    2.04 INVENTORY. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

    2.05 SUPPLY OF PRODUCTS. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

    2.06 REPORTS AND RECORDS. In order to provide Yamaha with information regarding sales and market trends, Dealer shall periodically provide to Yamaha complete and accurate data regarding Dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

    2.07 CHANGES TO THE PRODUCTS. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

    2.08 COOPERATION WITH YAMAHA. Dealer shall at all times cooperate and work closely with Yamaha's representatives. In addition Dealer shall maintain close communications with such representatives.


3. PURCHASE OF THE PRODUCTS
    3.01 GENERAL TERMS AND CONDITIONS. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

    3.02 ORDERS. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

    3.03 PRICE. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order. On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

    3.04 PAYMENT. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as a termination or breach of this Agreement by Yamaha.

    3.05 SHIPMENT. Yamaha shall use its best efforts to ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

    3.06 TAXES. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.


4. DEALER'S SERVICE OPERATIONS
    4.01 SERVICE OPERATIONS. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service.

    4.02 DELIVERY AND PREPARATION OBLIGATIONS. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

    4.03 GENERAL SERVICE. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

    4.04 WARRANTY SERVICE. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

    (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

    (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting such claims, which records and documents are subject to the provisions of Paragraph 2.06, regarding inspection and adjustments.

    4.05 ASSISTANCE AND PROTECTION. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.


5. GENERAL RESPONSIBILITIES--YAMAHA AND DEALER
    5.01 PROMOTION AND ASSISTANCE BY YAMAHA. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as may be offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events.

    5.02 TRADEMARKS. Yamaha agrees to permit Dealer to identify itself as an authorized "Yamaha" dealer for the Products and use the trademarks of Yamaha in connection with Dealer's efforts to sell and promote the Products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the name "Yamaha" or other trademarks as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer acknowledges that Yamaha has the sole right and interest in such trademarks and agrees to cease immediately all use thereof on the termination of this Agreement.

    5.03 FACILITIES. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorably reflect on the Products and the quality image of Yamaha. As part of the facilities at Dealer's location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the Products.

    5.04 PERSONNEL. Dealer shall employ competent personnel for its sales operations, service operations, and administration in order to fulfill its responsibilities under this Agreement. All sales and service personnel shall be thoroughly familiar with the Products; and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales, service and warranty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

    5.05 FINANCIAL RESPONSIBILITY. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports and other financial data to enable Yamaha to determine Dealer's financial responsibilitv. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     5.06 COMPLIANCE WITH LAWS. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.


6. TERMINATION
    6.01 EFFECTIVENESS. This Agreement shall be effective upon the execution hereof by an authorized officer or representative of Yamaha at Buena Park, California, and shall continue until terminated as provided herein.

    6.02 TERMINATION FOR CAUSE (IMMEDIATE EFFECT). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

    (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

    (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution or proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

    (c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

    (d) Any relocation or establishment of branch locations without having complied with the requirements set forth in Paragraph 1.01 of this Agreement.

    (e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

    (f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

     (g) Revocation of Dealer's motor vehicle Dealer's license or other license or permit necessary to conduct its operations hereunder.

    6.03 TERMINATION - GENERAL NONPERFORMANCE. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure of either party to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 6.02 hereof.

    6.04 TERMINATION - DEATH, INCAPACITY. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and, therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen (15) days prior written notice in the event of death, physical or mental incapacity or disassociation of any of the identified persons. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

    6.05 TRANSITION - NEW AGREEMENT. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.


7. RESPONSIBILITIES UPON TERMINATION
    7.01 CONTINUING RESPONSIBILITIES. Upon the termination of this Agreement, Dealer shall no longer be an authorized

Yamaha dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

    7.02 DISCONTINUANCE OF USE OF TRADEMARKS. Upon termination, Dealer shall (1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer.

    7.03 ORDERS FOR THE PRODUCTS. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery; and Dealer is capable of meeting its sales and service obligations hereunder.

    7.04 REPURCHASE OF PRODUCTS.
         A. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

    (1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

     (2) Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

         B. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all of the items referred to in Paragraph 7.04. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

         C. Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.


8. MISCELLANEOUS
   8.01 RELATIONSHIP OF THE PARTIES. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of Yamaha or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agent and from liability caused by any unauthorized act by Dealer, its agents, or employees.

   8.02 FORCE MAJEURE. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

   8.03 ENTIRE AGREEMENT. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all matters covered by this Agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

     8.04 ASSIGNMENT. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior consent in writing of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

   8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   8.06 CONSTRUCTION. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

   8.07 NONWAIVER OF RIGHTS. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

   8.08 INVALIDITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

   8.09 NOTICE. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

   8.10 ATTORNEY'S FEES. In the event any legal action is necessary to enforce any of the terms and conditions of this Agreement, Dealer shall pay to Yamaha all costs and fees incurred, including reasonable attorneys' fees.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 1 day of Aug, 1977. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions relating to termination.




                                             "YAMAHA"

                                  YAMAHA MOTOR CORPORATION, U.S.A.
                                  a California Corporation

                                  By:           [SIGNATURE]
                                     ----------------------------------
                                  Title:    ASSISTANT SECRETARY
                                        -------------------------------

                                             "DEALER"


                                         X    CYCLE SPORT UNLIMITED INC.
                                          -------------------------------
                                                 BUSINESS NAME

                                  By:    X      /s/ DAVID E. NESS
                                          -------------------------------



                                  Title: X      PRESIDENT
                                          -------------------------------



                                  By:    X
                                          -------------------------------

                                  Title: X
                                          -------------------------------

Dealer Agreernent


YAMAHA MOTOR CORPORATION, U.S.A. SALES AND SERVICE AGREEMENT
THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U.S.A., a California Corporation, YAMAHA PARTS DISTRIBUTORS, INC., a California Corporation, each having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as -YMUS- and -YPDI-respectively, and collectively referred to as "Yamaha") and Dealer as identified below. A. Dealer's Complete Legal Name Name: (Owner, Partnership, Corporation referred to in the Agreement as "Dealer") Sole Proprietorship Partnership Corporation (Complete Sec. C-1) (Complete Sec. C-1) (Complete Sec. C-1 & C-2) Fictitious Business Name (if different from above) B. Dealer's Location Address:
(Referred to in the Agreement as "Dealer's Location") C. Dealer: Owners and Management 1. Owner; Shareholder or Partner 2. Officers: A. Yamaha is the exclusive distributor in the United States of quality products which are sold under cenain trademarks owned by Yamaha ("Yamaha", "RIVA" and "Riva by Yamaha") and distributes parts and accessories therefor which products, parts and accessories are more specifically defined ontheAddendum(s), attached hereto and made apart hereof (hereinafter collectively referred to as the "Products"). B. Dealer has represented as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resourcesto perform the monetary obligations herein. C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealer as a retail sales and service location for the Products inaccordance herewith. Yamaha and Dealer agree to govern their relationship in accordance with the following: 1. ESTABLISHMENT OF RELATIONSHIP 1.1 Appointment of Dealer. Yamaha hereby appoints Dealer as an authorized dealer for the sale and service of the Products, and Dealer hereby accepts such appointment. Yamaha and Dealer agree that Dealer
Name Name RECITALS Percentage of Ownership President Vice President Secretary Treasurer shall only sell the Products to retail consumers and shall not sell or otherwise transfer the Products to any other dealer except those dealers authorized by Yamaha to sell and service the Products. 1.2 Location of Dealer. In order to enable Yamaha to maintain an effective network of authorized Yamaha dealers, Dealer agrees not to directly or indirectly sell or offer for sale the Products from any location other than from Dealer's Location. 1.3 Change of Location. Dealer agrees not to change Dealer's Location or establish or operate anyother locationforthe sale or service of the Products without obtaining Yamaha's prior written approval of such proposed change. Yamaha's approval shall not be unreasonably withheld. Any proposed change of location is subject to applicable state law; however, nothing herein shall be construed to require Yamaha totake any step to obtain governmental approval for any proposed change of location. 1.4 Nonexclusive. The rights granted herein are nonexclusive. Yamaha reservesthe right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies. 2. DEALER'S SALES OPERATIONS 2.1 Sales. Dealer agrees to vigorously promote and sell the Products to retail consumers, and shall continually work to increase the market for the Products in the area served by Dealer's Location.


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
Dealer shall attain the annual sales objectives, if any, established by Yamaha for Dealer. Dealer shall conduct a continuing program of quality advertising and sales promotion activities for the Products. Dealer may sell the Products to retail consumers at such prices as Dealer may establish from time to time. 2.2 Sales Organization. Dealer agrees to maintain a fully qualified sales organization which includes qualified sales personnel who are thoroughly familiar with the Products. Dealer, at its expense, shall cause such personnel to attend training programs for the Products, and study sales manuals and bulletins for the Products as may be provided by Yamaha from time to time. 2,3 Multiple Brands. Yamaha recognizes that Dealer may handle brands which are competitive with the Products sold to Dealer pursuant to this Agreement. In the event Dealer handles such competitive products, Dealer agrees to afford the Products at least as much effort as Dealer gives to competitive products handled by Dealer interns of promotion and sale, floor space, inventory and service. 2.4 Performance Criteria. Dealer's level of performance may be evaluated periodically by Yamaha, based on reasonable criteria such as the following: (a) The volume of Dealer's sales of the Products as compared with the sale of competitive products in the market area served by Dealer's Location. (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products. (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer. (d) The manner in which Dealer has conducted its sales operations, including advertising, sales promotion and treatment of consumers. (e) The trend over a reasonable period of time of Dealer's sales performance. (f) The availability of Products to Dealer. (g) Significant local conditions that may have directly affected Dealer's performance. (h) The compliance with all of the terms and conditions of this Agreement. Evaluations prepared pursuant to this
Section 2.4 will be discussed with and provided to Dealer, with the expectation that Dealer will take such action as may be required to correct any deficiencies in Dealer's performance of its responsibilities. 2.5 Customer Relations. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products. 2.6 Hours of Business. Dealer agrees that its operations shall be conducted in the normal course of business during usual business hours and for not less than the usual number of days of the week and hours of the day which are customary for the same type of business in the market area served by Dealer's Location. 2.7 Display and Inventory. Dealer agrees to maintain a prominent display of a reasonable representation of the entire line of the Products at Dealer's Location, which display shall be in accordance with the guidelines established by Yamaha. Dealer also agrees to maintain a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's Location, subject to availability and to guidelines established by Yamaha. 2.8 Report and Records. In order that Yamaha may comply with applicable regulations and achieve its marketing objective, Dealer shall report to Yamaha, all retail sales of the Products within ten (10) days of completion of such sale. Dealer shall periodically provide to Yamaha complete and accurate data regarding Dealer's inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding sales and service activities for the Products, applications for discounts, allowances, warranty claims, refunds and credits and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. 2.9 Cooperation with Yamaha. Dealer shall at all times cooperate and work closely with Yamaha's representatives and shall maintain close communications with such representatives in regards to Dealer's operations hereunder. 2.10 Facilities. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's Location so as to favorably reflect on the Products and the quality image of Yamaha. As part of the facilities at Dealer's Location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the Products. Dealer agrees to maintain the facilities in a neat and orderly fashion and in accordance with the standards established by Yamaha which may be changed from time to time. The facilities must at all times comply with such standards with respect to appearance, location, size, layout of building, showroom, office, parts department and service operation. Yamaha may periodically evaluate Dealer's facilities. Dealer shall permit any designated representative of Yamaha, at reasonable times, to inspect the facilities and Dealer agrees to make such alterations or improvements to the facilities as Yamaha may reasonably specify. 3. DEALER'S SERVICE OPERATIONS 3.1 Service Operations. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's Location including a parts and accessories department which will comply with all standards established by Yamaha. Dealer shall provide to owners of the Products such general service and repair as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area served by Dealer's Location and all such services and charges shall be in accordance with applicable law. Dealer agrees to provide service to any customer who has purchased a Product, regardless of the dealer from whom the Product was purchased. 3.2 Service Organization. Dealer agrees to maintain a fully qualified service organization which includes service personnel who are thoroughly familiar with the Products. Dealer, at its expense, shall cause such personnel to attend training programs for the service of the Products and study service manuals and bulletins for the Products as may be provided by Yamaha from time to time. Dealer agrees to purchase and provide to its service personnel all tools and equipment, as prescribed by Yamaha, that may be necessary to adequately and properly service the Products. 3.3 Review of Dealer's Service and Repair Performance. Yamaha may periodically evaluate Dealer's service and repair performance in accordance with the standards recommended by Yamaha. Evaluations prepared pursuant to this Section 3.3 will be discussed with and provided to Dealer, with the expectation that Dealer will take such action as maybe required to correct any deficiencies in Dealer's performance of his responsibilities. 3.4 Delivery and Preparation Obligations. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof. Dealer agrees that all Products sold by it will be in proper operating condition prior to delivery to any purchaser. Dealer further agrees to provide purchasers of the Products with information concerning proper operation of the Products prior to delivery. Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time.


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
3.5 Warranty,
A. Warranty. Products supplied to Dealer by Yamaha are warranted only in accordance with Yamaha's written warranty to consumers, which written warranty is supplied to Dealer for distribution to Dealer's customers and which maybe amendeclor modified from time to time only by Yamaha. OTHER THAN THE WARRANTY CONTAINED IN YAMAHA'S WRITTEN WARRANTYOR AS REQUIRED BY LAW, YAMAHA DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT BY WAY OF LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. YAMAHA DISCLAIMS ANY LIABILITY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAIVIAGES OR COMMERCIAL LOSSES SUFFERED BY DEALER, ITS CUSTOMERS OR ANY THIRD PARTY, except as provided under state law. B. Warranty to Customers. Dealer shall show customers any applicable Yamaha warranty prior to sale of the Products and will furnish customers a copy of any applicable Yamaha warranty at the time of sale. Dealer shall not give, or purport to give any additional or different warranty to customers on behalf of Yamaha, other than the applicable written warranty of Yamaha for the Products. 3.6 Warranty Service. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Any charges for such warranty service shall be reasonable and consistent with those prevailing in the market area served by Dealer's Location. When performing warranty service on the Products, Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts. (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts in accordance with Section 2.7 and to provide all necessary warranty service. (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required therein; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting such claims, which records and documents are subject to the provisions of Section 2.8, regarding inspection. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit. 3.7 Assistance and Protection. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that it is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, Iiability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law. 3.8 Technical Advice. Yamaha will have service representatives available for Dealer to consult with, if necessary, in connection with service problems. 3.9 Recall and Update. Regardless of where Products covered by a recall or a modification program sponsored by Yamaha were purchased, Dealer will perform any inspection, recall, or modification service as may be required from time to time. All such service shall be performed in accordance with the announced policies and procedures of Yamaha. 4. PURCHASE OF THE PRODUCTS 4.1 General Terms and Conditions. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein and the sales programs offered by Yamaha from time to time. Yamaha reserves the right. to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer. However, Yamaha shall endeavor to provide Dealer with advance notice of any such changes. 4.2 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, which are in effect at the time of invoicing of Dealer's order unless the sales program pursuant to which the Products were ordered specifies a different price- Yamaha may specify a future date upon which a new price and/or charge may take effect and upon that date the new price and/or charge shall take effect automatically. 4.3 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. If other credit terms have been approved, Dealer shall pay for the Products in accordance with the approved terms. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha or of a financing source to which Yamaha has a recourse obligation. The cancellation or withholding of any order shall not be construed as a termination or breach of this Agreement by Yamaha. 4.4 Orders. Dealer shall order the Products from Yamaha in accordance with the ordering procedures established by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. 4.5 Shipment. Yamaha shall use its best efforts to ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit. Further, Yamaha shall not be liable for damages, consequential or otherwise, to Dealer which arise as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders. 4.6 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that it is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes. 5. GENERAL RESPONSIBILITIES - YAMAHA AND DEALER
5.1 Supply of Products. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in accordance with applicable marketing plans. 5.2 Promotion and Assistance by Yamaha. Yamaha shall, from time to time, provide to Dealer sales assistance, incentives, and programs. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events. Any such incentives, programs, promotion and assistance shall be at the sole discretion of Yamaha. 5.3 Change to the Products. Dealer acknowledges that the Products are manufactured by suppliers of Yamaha; consequently, the Products available to Yamaha may be periodically changed as to design, models, orfeatures or some or all of the Products maybe discontinued all without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventoryof the Products. Yamaha will use reasonable efforts to provide advance notice of any such change. 5.4 Trademarks. Yamaha agrees to permit Dealer to identify itself as an authorized dealer for the Products and use the trademarks of Yamaha applicable to the Products in connection with Dealers 'efforts to sell and promote the Products provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the tradenames or trademarks of Yamaha as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer shall promptly notify Yamaha of any infringement or unauthorized use by any person of such patents, trademarks, tradenames, copyrights or designs. Dealer acknowledges that Yamaha has the sole right and interest in such patents, trademarks, tradenames, copyrights and designs. Dealer agrees to cease immediately all use of Yamaha trademarks, tradenames and copyrights and any other proprietary rights on termination of this Agreement.
5.5 Financial Responsibility. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill its responsibilities under this Agreement. Dealer further agrees to comply with financial responsibility guidelines issued by Yamaha from time to time. Dealer agrees to furnish Yamaha, at reasonable times,.financial reports and other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's audited financial statement for the previous year. 5.6 Compliance with Laws. Dealer shall conduct and maintain at all times its sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance. 6. TERMINATION 6.1 Effectiveness. This Agreement shall be effective upon the execution hereof by Dealer and an authorized officer or representative of Yamaha and upon the execution of one or more Addedum(s) attached hereto and made a part hereof. This Agreement shall terminate upon termination of all Product Addendum(s) attached hereto. 6.2 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a serious nature so as to constitute good cause for immediate termination by
Yamaha: (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations. (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature, the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States, the institution of proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business including closing of Dealer's operations in any manner inconsistent with what is customary for the same type of business in the same market area. (c) Any relocation or establishment of branch locations without having complied with the requirements set forth in
Section 1.3 of this Agreement. (d) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operation or the goodwill and reputation of Dealer, Yamaha, or the Products. (e) Any failure by Dealer to pay to Yamaha any sums that maybe due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products or the parts and accessories from Yamaha. (f) Any failure by Dealer to pay any sums that maybe due or become due to a financing source utilized to obtain financing for the purchase of Products pursuant to this Agreement, to which Yamaha has a recourse obligation. (g) Revocation or non-renewal of Dealer's motor vehicle dealer license or any other license or permit necessary to conduct its operations hereunder. (h) Any failure by Dealer to comply with Section 7. (i) Any default under the Security Agreement. (j) Any default under the Personal Guarantee. 6.3 Termination -By Yamaha. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha may terminate this Agreement on the giving of at least sixty (60) days prior written notice to Dealer for failure of Dealer to fulfill any or all of its responsibilities and obligations as set forth in this Agreement, except for causes specified under Section 6.2 hereof.
6.4 Termination - By Dealer. Unless otherwise provided for or allowed under state law or this Agreement, Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to Yamaha. Dealer shall be considered to have voluntarily terminated this Agreement sixty (60) days following (i) closing of Dealer's operations, (ii) abandonment of Dealer's business or (iii) revocation or non-renewal of Dealer's motor vehicle dealer license or any other license or permit necessary to conduct its operations. 6.5 Transition - New Agreement. Yamaha may terminate or modify this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to some or all of its dealers for the Products, or should Yamaha's right to distribute the Products be terminated or modified. 7. ASSIGNMENT, TRANSFER. CHANGE OF OWNERSHIP 7.1 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha isrelyingonthe continued ownership and active participation of certain individuals in the operations of Dealer, and consequently, any assignment or transfer by Dealer or change in ownership or management, shall require the prior written consent of Yamaha. This is necessary in order for Yamaha to determine that each successor will meet the continuing performance requirements set forth in this Agreement. Yamaha may terminate this Agreement on the giving to Dealer at least fifteen (15) days prior written notice, if Yamaha's prior written consent to any such transfer is not obtained. For the purposes of this Agreement, any change in ownership, the legal form of business or active management shall be deemed a transfer which requires the prior written consent of Yamaha. Any transfer which is not made in accordance with this Section is void. 7.2 Owners and Management. Dealer represents that the current owners and key personnel of Dealer are those identified on the cover sheet and that these individuals shall continue to actively participate in the ownership and operating management of Dealer. Yamaha reserves the right to terminate this Agreement on the giving to Dealer of at least fifteen (15) days prior written notice in the event any of the key personnel ceases to be involved in an active substantial role in the operation of Dealer as a result of death, physical or mental incapacity or otherwise and Dealer fails to obtain Yamaha's prior written consent to the replacement of such person. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, that it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.
8. RESPONSIBILITIES UPON TERMINATION 8.1 Continuing Responsibilities. Upon termination of this Agreement, Dealer shall no longer be an authorized dealer for the Products; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha and shall immediately pay all amounts due to any financing institution to which Yamaha has a recourse obligation, whether or not due.


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
8.2 Discontinuance of Use of Trademarks. Upon termination of this Agreement, Dealer shall (1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business material of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer, and (4) cease the use of all promotional literature and material including point of purchase materials and displays provided to Dealer by Yamaha. In the event Dealer fails to comply with any of the provisions of this Section, Yamaha is authorized to take all steps necessary to insure compliance with same.
8.3 Orders for the Products. Upon termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder. 8.4 Repurchase of Products. A. Upon termination of this Agreement, Yamaha shall repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination, any or all new, unused, undamaged, resaleable, Products excluding parts and accessories, which (i) were invoiced by Yamaha to Dealer within eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates. B. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase any or all new, unused, undamaged, resaleable, Products excluding parts and accessories, which (i) were invoiced by Yamaha to Dealer more than eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates. C. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase any or all new, unused, undamaged, resaleable pans and accessories, which (i) were invoiced by Yamaha to Dealer within eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates. D. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all of the items referred to in Section 8.4. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith. E. As a condition of repurchase, payment for repurchase of Products, parts or accessories will first be applied against any obligations or money owed by Dealer to Yamaha, and will then be applied to any monies owed to a financing source to which Yamaha has a recourse obligation. F. This Section 8.4 is not applicable in the event of any transfer of Dealer in accordance with Section 7.
8.5 Warranty Claims. Upon termination of this Agreement, Dealer shall no longer be authorized to provide warranty service and shall refer warranty service requests to the nearest authorized Yamaha dealer for the Products or to Yamaha. Dealer acknowledges that any acceptance and payment of warranty or other claims by Yamaha after the effective date of termination shall not be construed to be a reinstatement of Dealer. 8.6 Records on Termination. Upon the termination of Dealer and upon the request of Yamaha, Dealer will deliver to Yamaha copies of Dealer's records of set-up, preparation, delivery of Products, warranty service, recall or update service or other service of the Products. 9. MISCELLANEOUS 9.1 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstance shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as an agent of Yamaha or in any manner assume or create or attempt to assume or create any obligation or to make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agents and from liability caused by any unauthorized act by Dealer, its agents, or employees. 9.2 Force Majeure. Yamaha and Dealer shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosion, strikes; extraordinary currency devaluations, taxes, or custom duties or other similar charges or assessments, or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production. 9.3 Entire Agreement. This Agreement and its Addendum(s) supersede and terminate any and all agreements or contracts written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all matters covered by this Agreement. All conversations, negotiations, correspondence and memoranda which passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein. This Agreement constitutes the entire agreement between Yamaha and Dealer. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement. 9.4 Venue. Dealer agrees that any legal proceeding between Dealer and Yamaha which arises out of this Agreement, the dealings or relationship between the parties, including discontinuance of such relationship, may be brought by Dealer or Yamaha in state court or federal court located in the County of Orange, State of California. Dealer irrevocably consents to the jurisdiction of said court. Dealer waives any objection it may now or hereafter have to the jurisdiction of such court. 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California, including but not limited to the California Statute of Limitations.
9.6 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

       9.7 NONWAIVER OF RIGHTS. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement. Any actions taken by Yamaha, subsequent to termination of this Agreement, shall not be construed to be a reinstatement of Dealer. Dealer may be reinstated only by the execution of a new Dealer Agreement by both Dealer and Yamaha.

       9.8 INVALIDITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

       9.9 NOTICE. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

       9.10 TERMS OF AGREEMENT. The terms of this Agreement govern unless inconsistent with the terms set forth in an Addendum(s) attached hereto and made a part hereof, in which case the terms of the Addendum(s) will control.

       9.11 RELEASE OF CLAIMS. Dealer waives and releases any and all claims of any kind and nature whatsoever which Dealer has against Yamaha, which arises out of or in connection with any prior agreement including but not limited to any Addendum entered into between them.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 18th day of March 1988. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the Provisions resulting to termination.

                                                      "YAMAHA"
                                           YAMAHA MOTOR CORPORATION, U.S.A.
                                               A CALIFORNIA CORPORATION

                                      BY        [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------

                                     TITLE Senior Vice President/General Manager
                                           -------------------------------------
                                                     Marine Group

                                            YAMAHA PARTS DISTRIBUTORS, INC.
                                               A CALIFORNIA CORPORATION


                                      BY   /s/ RON EDMONDSON
                                        ----------------------------------------

                                     TITLE Senior Vice President/General Manager
                                           -------------------------------------



                                                       "DEALER"


                                      BY   /s/ DAVID NEES
                                        ----------------------------------------

                                      TITLE   PRESIDENT
                                           -------------------------------------



                                      BY
                                        ----------------------------------------

                                      TITLE
                                           -------------------------------------

                                  [YAMAHA LOGO]

                             MOTO-4 DEALER AGREEMENT

                       YAMAHA SALES AND SERVICE AGREEMENT

The information contained below is important as an integral part oft he Agreement attached hereto and required prior tot he effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. DEALER'S COMPLETE LEGAL NAME
   Name:       CYCLE SPORT UNLIMITED, INC.
        ------------------------------------------------------------------------
      (Owner, Partnership, Corporation referred to in the Agreement as "Dealer")

SOLE PROPRIETORSHIP                PARTNERSHIP                CORPORATION
(COMPLETE SEC. C-1)            (COMPLETE SEC. C-1)       (COMPLETE SEC. & C-2)

------------------------       ----------------------    -----------------------

Fictitious Business Name
                         -------------------------------------------------------
(if different from above)

Federal Identification No.
                           -----------------------
B. DEALER'S LOCATION
   Address:  8338 Leesburg Pike, Vienna, Va 22180
           ---------------------------------------------------------------------
                 (Referred to in the Agreement as "Dealer's Location")

C. DEALER: OWNERS AND MANAGEMENT

                    NAME            SOCIAL SECURITY NO.            TITLE
1. Owners: DAVID E. NEES            290387417               PRESIDENT
           ----------------------   -------------------     --------------------
           ROBERT P. WHEELER, JR                            SECRETARY
           ----------------------   -------------------     --------------------
           LOUIS A. NEES                                      ----
           ----------------------   -------------------     --------------------
           HOWARD A. WILES                                  TREASURER
           ----------------------   -------------------     --------------------

                        NAME                              TITLE
2. Offices and
   Manager:    DAVID E. NEES                             PRESIDENT
           -------------------------------   -------------------------------
                   ----                               VICE PRESIDENT
           -------------------------------   -------------------------------
               ROBERT P. WHEELER, JR.                   SECRETARY
           -------------------------------   -------------------------------
               HOWARD A. WILES                          TREASURER
           -------------------------------   -------------------------------

           -------------------------------   -------------------------------

           -------------------------------   -------------------------------


DEALER WARRANTS AND REPRESENTS THAT THE INFORMATION AS SET FORTH ABOVE IS TRUE AND CORRECT.

                                                            "DEALER"
                                               X  /s/ DAVID NEES
                                                --------------------------------
                                        TITLE: X  PRESIDENT
                                                --------------------------------
                                         DATE: X
                                                --------------------------------

                       YAMAHA SALES AND SERVICE AGREEMENT

THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U,S.A., a California corporation, having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.


                                    RECITALS

     A. Yamaha is the exclusive distributor in the United States of quality MOTO-4s which are sold under the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "Products").

     B. Dealer has represented, as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resources to perform the monetary obligations herein.


     C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealerasaretail sales and service location for the Products inaccordance herewith.

1. ESTABLISHMENT OF RELATIONSHIP

     1.01 Appointment of Dealer. Yamaha hereby appoints Dealer as an authorized Yamaha dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. Dealer agrees not to, directly, or indirectly, change Dealer's location nor establish or operate any other location for the sales or service of the Products without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     1.02 Nonexclusive. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. DEALER'S SALES OPERATIONS

     2.01 Sales. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products at retail, and shall continually work to increase the market for the Products in the area served by Dealer's location. Dealer agrees to maintain a fully qualified sales organization and conduct a continuing program of quality. advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. Dealer agrees to afford the Products as much effort as Dealer gives to competitive or other products of Dealer in terms of promotion, floor space, inventory, and service.

     2.02 Performance Criteria. The relationship established hereby is intended by the parties to be mutually beneficial. In this regard, Yamaha assumes under this Agreement certain specific responsibilities to Dealer in order to obtain in return an adequate level of performance by Dealer. Such level of performance shall be evaluated periodically by Yamaha, at least once in each year, based on reasonable criteria such as the following:

     (a) The volume of Dealer's sales of the Products as compared ith the sales of products in the market area served by Dealer's location. This comparison shall be related to a comparison of the actual promotion efforts of Yamaha vis-a-vis the promotion efforts of competitive product manufacturers.

     (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products who are similarly situated.

     (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

     (d) The actual promotion efforts of Dealer relating to the Products.

     (e) The compliance with all of the terms and conditions of this Agreement.

     2.03 Customer Relations. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products- Dealer shall conduct its operations during usual and customary business hours.

     2.04 Inventory. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

     2.05 Supply of Products. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

     2.06 Reports and Records. In order to provide Yamaha with information regarding sales and market trends, Dealer shall periodically provide to Yamaha complete and accurate data regarding dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

     2.07 Changes to the Products. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

     2.08 Cooperation with Yamaha. Dealer shall at all times cooperate and work closely with amaha's representatives. In addition Dealer shall maintain close communications with such representatives.

3. PURCHASE OF THE PRODUCTS

     3.01 General Terms and Conditions. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

     3.02 Orders. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

     3.03 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order- On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

     3.04 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as termination or breach of this Agreement by Yamaha.

     3.05 Shipment. Yamaha shall use its best efforts to Ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

     3.06 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

4. DEALER'S SERVICE OPERATIONS

     4.01 Service Operations. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service.

     4.02 Delivery and Preparation Obligations. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

     4.03 General Service. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

     4.04 Warranty Service. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

     (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

     (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting Such claims, which recorriq and documents are subject to the provisions of Paragraph 2.06, regarding inspection and adjustments.

     4.05 Assistance and Protection. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should a be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

5. GENERAL RESPONSIBILITIES -
  YAMAHA AND DEALER

     5.01 Promotion and Assistance by Yamaha. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as maybe offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events.

     5.02 Trademarks. Yamaha agrees to permit Dealer to identify itself as an authorized "Yamaha" dealer for the Products and use the trademarks of Yamaha in connection with Dealer's efforts to sell and promote the Products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the name "Yamaha" or other trademarks as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer acknowledges that Yamaha has the sole right and interest in such trademarks and agrees to cease immediately all use thereof on the termination of this Agreement.

     5.03 Facilities. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorbly reflect on the Products and the quality image of Yamaha As part of the facilities at Dealer's location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the products.

     5.04 Personnel. Dealer shall employ competent personnel for its sales operations, service operations, and administration in order to fulfill his responsibilities under this Agreement. All sales and service personnel shall be thoroughly familiar with the Products; and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales, service and warranty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     5.05 Financial Responsibility. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports an other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     5.06 Compliance with Laws. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.

6. TERMINATION

     6.01 Effectiveness. This Agreement shall be effective upon the execution hereof by an authorized officer or representative of Yamaha at Cypress, California, and shall continue until terminated as provided herein.

     6.02 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

     (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

     (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution or proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

     (c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     (d) Any relocation or establishment of branch locations without having complied with the requirements set forth in Paragraph 1.01 of this Agreement.

     (e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

     (f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

     (g) Revocation of Dealer's motor vehicle Dealer's license or other license.or permit necessary to conduct its operations hereunder.

     6.03 Termination - Generall Nonperformance. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure of either party to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 6.02 hereof.

     6.04 Termination - Death, Incapacity. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen 1115) days prior written notice in the event of death, physical or mental incapacity or disassociation of any of the identified persons. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

     6.05 Transition - New Agreement. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.

7. RESPONSIBILITIES UPON TERMINATION

     7.01 Continuing Responsibilities. Upon the termination of this Agreement, Dealer shall no longer be an authorized Yamaha dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

     7.02 Discontinuance of Use of Trademarks. Upon termination, Dealer shall
(1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer.

     7.03 Orders for the Products. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder,

     7.04 Repurchase of Products.

          A. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

     (1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

     (2)Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

          B. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all the items referred to in Paragraph 7.04. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

          C. Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.

8. MISCELLANEOUS

     8.01 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of Yamaha o; in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agent and from liability caused by any authorized act by Dealer, its agents, or employees.

     8.02 Force Majeure. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance 'of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

     8.03 Entire Agreement. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all Matters covered by this Agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

     8.04 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior consent in writing of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

     8.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     8.06 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

     8.07 Nonwaiver of Rights. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not prelude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

     8.08 Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     8.09 Notice. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

     8.10 Attorney's Fees. In the event any legal action is necessary to enforce any of the terms and conditions of this Agreement, Dealer shall pay to Yamaha all costs and fees incurred, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 29th day of AUGUST, 1984. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions relating to termination.



                                                       "Yamaha"

                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                          a California Corporation



                                          BY: /S/ GEORGE BALLARD
                                             -----------------------------------
                                       TITLE:     ASSISTANT SECRETARY
                                             -----------------------------------







                                                         "DEALER"

                                           X  CYCLE SPORT UNLIMITED, INC.
                                             -----------------------------------
                                                       BUSINESS NAME
                                       BY: X /S/ DAVID NEES
                                             -----------------------------------

                                      TITLE: X /S/ PRESIDENT
                                              ----------------------------------

                                         BY: X
                                              ----------------------------------

                                      TITLE: X
                                              ----------------------------------

                                 [YAMAHA LOGO]
                                        Dealer Agreement

                       YAMAHA SALES AND SERVICE AGREEMENT

     The information contained below is important as an integral part oft he Agreement attached hereto and required prior tot he effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. DEALER'S COMPLETE LEGAL NAME
   Name: CYCLE SPORT UNLIMITED, INC.
        ------------------------------------------------------------------------
      (Owner, Partnership, Corporation referred to in the Agreement as "Dealer")



SOLE PROPRIETORSHIP                PARTNERSHIP                CORPORATION
(COMPLETE SEC. C-1)            (COMPLETE SEC. C-1)       (COMPLETE SEC. & C-2)

------------------------       ----------------------    -----------------------


Fictitious Business Name
                         -------------------------------------------------------
(if different from above)

Federal Identification No. 54-0900-111
                           -----------------------
B. DEALER'S LOCATION
   Address:  8338 Leesburg Pike, Vienna, Va 22180
           ---------------------------------------------------------------------
                 (Referred to in the Agreement as "Dealer's Location")

C. DEALER: OWNERS AND MANAGEMENT

                    NAME            SOCIAL SECURITY NO.            TITLE

1. Owners:
           ----------------------   -------------------     --------------------


                        NAME                              TITLE

2. Offices and
   Manager:     DAVID E. NEES                            PRESIDENT
           -------------------------------   -------------------------------
                    ----                              VICE PRESIDENT
           -------------------------------   -------------------------------
                ROBERT P. WHEELER, JR.                  SECRETARY
           -------------------------------   -------------------------------
                HOWARD A. WILES                         TREASURER
           -------------------------------   -------------------------------

           -------------------------------   -------------------------------

           -------------------------------   -------------------------------


DEALER WARRANTS AND REPRESENTS THAT THE INFORMATION AS SET FORTH ABOVE IS TRUE AND CORRECT.

                                                            "DEALER"
                                               X CYCLE SPORT UNLIMITED, INC.
                                                --------------------------------
                                           BY: X /s/ DAVID NEES, PRESIDENT
                                                --------------------------------
                                         DATE: X 11/29/84
                                                --------------------------------

          YAMAHA MOTOR CORPORATION, U.S.A. SALES AND SERVICE AGREEMENT

     THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U.S.A., a California corporation, having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.

                                    RECITALS

     A. Yamaha is the exclusive distributor in the United States of quality GENERATORS which are sold under the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "Products").

     B. Dealer has represented as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resourcesto perform the monetary obligations herein.

     C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealerasaretail sales and service location for the Products inaccordance herewith.

     Yamaha and Dealer agree to govern their relationship in accordance with the following:

1. ESTABLISHMENT OF RELATIONSHIP

     1.01 APPOINTMENT OF DEALER. Yamaha hereby appoints Dealer as an authorized Yamaha dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. Dealer agrees not to, directly, or indirectly, change Dealer's location nor establish or operate any other location for the sales or service of the Products without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     1.02 NONEXCLUSIVE. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. DEALER'S SALES OPERATIONS

     2.01 SALES. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products at retail, and shall continually work to increase the market for the Products in the area served by Dealer's location. Dealer agrees to maintain a fully qualified sales organization and conduct a continuing program of quality. advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. Dealer agrees to afford the Products as much effort as Dealer gives to competitive or other products of Dealer in terms of promotion, floor space, inventory, and service.

     2.02 PERFORMANCE CRITERIA. The relationship established hereby is intended by the parties to be mutually beneficial. In this regard, Yamaha assumes under this Agreement certain specific responsibilities to Dealer in order to obtain in return an adequate level of performance by Dealer. Such level of performance shall be evaluated periodically by Yamaha, at least once in each year, based on reasonable criteria such as the following:

     (a) The volume of Dealer's sales of the Products as compared ith the sales of products in the market area served by Dealer's location. This comparison shall be related to a comparison of the actual promotion efforts of Yamaha Motor Corp. vis-a-vis the promotion efforts of similar product manufacturers.

     (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products who are similarly situated.

     (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

     (d) The actual promotion efforts of Dealer relating to the Products.

     (e) The compliance with all of the terms and conditions of this Agreement.

     2.03 CUSTOMER RELATIONS. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products- Dealer shall conduct its operations during usual and customary business hours.

     2.04 INVENTORY. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

     2.05 SUPPLY OF PRODUCTS. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

     2.06 REPORTS AND RECORDS. In order to provide Yamaha with information regarding sales and market trends, Dealer shall periodically provide to Yamaha complete and accurate data regarding dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

     2.07 CHANGES TO THE PRODUCTS. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

     2.08 COOPERATION WITH YAMAHA. Dealer shall at all times cooperate and work closely with amaha's representatives. In addition Dealer shall maintain close communications with such representatives.

3. PURCHASE OF THE PRODUCTS

     3.01 GENERAL TERMS AND CONDITIONS. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

     3.02 ORDERS. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

     3.03 PRICE. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order- On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

     3.04 PAYMENT. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as termination or breach of this Agreement by Yamaha.

     3.05 SHIPMENT. Yamaha shall use its best efforts to Ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

     3.06 TAXES. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

4. DEALER'S SERVICE OPERATIONS

     4.01 SERVICE OPERATIONS. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service.

     4.02 DELIVERY AND PREPARATION OBLIGATIONS. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

     4.03 GENERAL SERVICE. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

     4.04 WARRANTY SERVICE. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

     (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

     (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting Such claims, which recorriq and documents are subject to the provisions of Paragraph 2.06, regarding inspection and adjustments.

     4.05 ASSISTANCE AND PROTECTION. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should a be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

5. GENERAL RESPONSIBILITIES -
  YAMAHA AND DEALER

     5.01 PROMOTION AND ASSISTANCE BY YAMAHA. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as maybe offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events.

     5.02 TRADEMARKS. Yamaha agrees to permit Dealer to identify itself as an authorized "Yamaha" dealer for the Products and use the trademarks of Yamaha in connection with Dealer's efforts to sell and promote the Products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the name "Yamaha" or other trademarks as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer acknowledges that Yamaha has the sole right and interest in such trademarks and agrees to cease immediately all use thereof on the termination of this Agreement.

     5.03 FACILITIES. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorbly reflect on the Products and the quality image of Yamaha As part of the facilities at Dealer's location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the products.

     5.04 PERSONNEL. Dealer shall employ competent personnel for its sales operations, service operations, and administration in order to fulfill his responsibilities under this Agreement. All sales and service personnel shall be thoroughly familiar with the Products; and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales, service and warranty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     5.05 FINANCIAL RESPONSIBILITY. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports an other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     5.06 COMPLIANCE WITH LAWS. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.

6. TERMINATION

     6.01 EFFECTIVENESS. This Agreement shall be effective upon the execution hereof by an authorized officer or representative of Yamaha at Cypress, California, and shall continue until terminated as provided herein.

     6.02 TERMINATION FOR CAUSE (IMMEDIATE EFFECT). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

     (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

     (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution or proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

     (c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     (d) Any relocation or establishment of branch locations without having complied with the requirements set forth in Paragraph 1.01 of this Agreement.

     (e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

     (f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

     (g) Revocation of Dealer's motor vehicle Dealer's license or other license.or permit necessary to conduct its operations hereunder.

     6.03 TERMINATION - GENERALL NONPERFORMANCE. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure of either party to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 6.02 hereof.

     6.04 TERMINATION - DEATH, INCAPACITY. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen 1115) days prior written notice in the event of death, physical or mental incapacity or disassociation of any of the identified persons. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

     6.05 TRANSITION - NEW AGREEMENT. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.

7. RESPONSIBILITIES UPON TERMINATION

     7.01 CONTINUING RESPONSIBILITIES. Upon the termination of this Agreement, Dealer shall no longer be an authorized Yamaha dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

     7.02 DISCONTINUANCE OF USE OF TRADEMARKS. Upon termination, Dealer shall
(1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer.

     7.03 ORDERS FOR THE PRODUCTS. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder,

     7.04 Repurchase of Products.

          A. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

     (1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

     (2)Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

          B. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all the items referred to in Paragraph 7.04. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

          C. Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.

8. MISCELLANEOUS

     8.01 RELATIONSHIP OF THE PARTIES. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of Yamaha o; in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agent and from liability caused by any authorized act by Dealer, its agents, or employees.

     8.02 FORCE MAJEURE. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance 'of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

     8.03 ENTIRE AGREEMENT. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all Matters covered by this Agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

     8.04 ASSIGNMENT. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior consent in writing of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

     8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     8.06 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

     8.07 NONWAIVER OF RIGHTS. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not prelude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

     8.08 INVALIDITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     8.09 NOTICE. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

     8.10 ATTORNEY'S FEES. In the event any legal action is necessary to enforce any of the terms and conditions of this Agreement, Dealer shall pay to Yamaha all costs and fees incurred, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 29th day of AUGUST, 1984. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions relating to termination.



                                                       "Yamaha"

                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                          a California Corporation



                                          BY: /S/ GEORGE BALLARD
                                             -----------------------------------
                                       TITLE:     ASSISTANT SECRETARY
                                             -----------------------------------







                                                         "DEALER"

                                           X  CYCLE SPORT UNLIMITED, INC.
                                             -----------------------------------
                                                       BUSINESS NAME
                                       BY: X /S/ DAVID NEES
                                             -----------------------------------

                                      TITLE: X /S/ PRESIDENT
                                              ----------------------------------

                                         BY: X
                                              ----------------------------------

                                      TITLE: X
                                              ----------------------------------

                                  [RIVA LOGO]

                            SCOOTER DEALER AGREEMENT

                   [YAMAHA MOTOR CORPORATION, U.S.A. LOGO]
               6555 KATELLA AVENUE - CYPRESS, CALIFORNIA 90630
             MAIL ADDRESS: P.O. BOX 762, CYPRESS, CALIFORNIA 90630
                             PHONE: (714) 761-7300


                     DISTRIBUTOR'S CERTIFICATION OF DEALER

TO: DEPARTMENT OF MOTOR VEHICLES

THIS IS TO CERTIFY THAT:  CYCLE SPORT UNLIMITED INCORPORATED
                        --------------------------------------------------------
                                             (NAME OF DEALER)

                          8338 Leesburg Pike
                        --------------------------------------------------------
                                                  (STREET)

                          Vienna, Virginia 22180
                        --------------------------------------------------------
                                               (CITY AND STATE)

is a party to a written selling agreement for the present time with:

                           YAMAHA MOTOR CORPORATION, U.S.A.
                           6555 Katella Avenue
                           Cypress, California 90630
                           MAIL ADDRESS: P.O. BOX 762
                           Cypress, California 90630

to represent and sell: RIVA MOTOR SCOOTERS

in the city of         Vienna,           state of            Virginia
               -------------------------          ------------------------------
David Nees, President  Howard A. Wiles, V. President  Robt.P. Wheeler, Sec.
--------------------------------------------------------------------------------
being (officers) in said concern and this agreement will expire under the terms and conditions contained in the Dealer Agreement upon sixty (60) days after notification of termination of dealership to the Dealer's License Division of your Department of Motor Vehicles.

                                           SIGNED: /S/ T. SAKAMOTO
                                                  ----------------------------
                                                   T. Sakamoto

                                           TITLE:  Executive Vice President
                                                  ----------------------------

                                           As an authorized representative of:
                                           YAMAHA MOTOR CORPORATION, U.S.A.
                                           6555 Katella Ave., Cypress, Ca. 90630

                          -        -      -        -

COUNTY OF ORANGE
STATE OF CALIFORNIA

Subscribed and sworn to before me this  7th day of  April, 1983.
                                        ---         -----    --
My Commission Expires:



          [SEAL]                            /S/   TAMARA C. RUMINER
 --------------------------------          -------------------------------------
                                                  NOTARY PUBLIC

                    RIVA DEALER SALES AND SERVICE AGREEMENT

      The information contained below is important as an integral part of the Agreement attached hereto and required prior to the effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. RIVA DEALER'S COMPLETE LEGAL NAME

Name: Cycle Sport Unlimited Inc.
     ---------------------------------------------------------------------------
      (Owner, Partner, Corporation, referred to in the Agreement as "Dealer")

       SOLE
  PROPRIETORSHIP                     PARTNERSHIP                  CORPORATION
(Complete Sec. C-1)             (Incomplete Sec. C-1)         (Complete Sec. C.)

----------------------         -----------------------      --------------------

Fictitious Business Name:
                         -------------------------------------------------------
(if different from above)

Federal Identification No.
                          ------------------------

B. DEALER'S LOCATION
   Address:  8338 Leesburg Pike    Vienna, Va. 22180
           ---------------------------------------------------------------------
                     (Referred to in the Agreement as "Dealer Location")

C. DEALER: OWNERS AND MANAGEMENT

                    NAME                SOCIAL SECURITY NO.        TITLE
1. Owners:
          --------------------------    ------------------   -------------------

          --------------------------    ------------------   -------------------

          --------------------------    ------------------   -------------------

          --------------------------    ------------------   -------------------


                            NAME                             TITLE
2. Officers and
   Manager:       /S/ DAVID E. NEES                         PRESIDENT
                  ---------------------------      -----------------------------
                  /S/ HOWARD WILES                       VICE PRESIDENT
                  ---------------------------      -----------------------------
                  /S/ ROBERT P. WHEELER                     SECRETARY
                  ---------------------------      -----------------------------
                  /S/ ROBERT P. WHEELER                     TREASURER
                  ---------------------------      -----------------------------
                                                         GENERAL MANAGER
                  ---------------------------      -----------------------------

                  ---------------------------      -----------------------------

                  ---------------------------      -----------------------------

DEALER WARRANTS AND REPRESENTS THAT THE INFORMATION AS SET FORTH ABOVE IS TRUE AND CORRECT.

                                                           "DEALER"

                                              X   DAVID E. NEES
                                                 -------------------------------

                                      TITLE:  X   PRESIDENT
                                                 -------------------------------

                                       DATE:  X   3-10-83
                                                 -------------------------------

                    RIVA DEALER SALES AND SERVICE AGREEMENT

     THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U.S.A., a California corporation, having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.

                                    RECITALS

     A. Yamaha is the exclusive distributor in the United States of the Riva line-make of quality motor scooters which are sold under the trademark "Riva" and which utilize the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "products").

     B. Because of the distinctive and unique market for the Products, Yamaha has determined that an agreement governing the Yamaha/Dealer relationship with respect to the Products is necessary.

     C. Dealer has represented, as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resources to perform its duties and responsibilities herein.

     D. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealer as a retail sales and service location for the Products in accordance herewith.

     Yamaha and Dealer agree to govern their relationship in accordance with the following:

1. ESTABLISHMENT OF RELATIONSHIP

     1.1 APPOINTMENT OF DEALER. Yamaha hereby appoints Dealer as an authorized Riva Dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. In order to enable Yamaha and Dealer to ensure that Dealer's location complies with the standards established by Yamaha and to protect the ability of Riva Dealers to compete effectively with Dealers handling competitive products, Dealer agrees not to sell or offer for sale the Products from any location other than that which has been authorized by Yamaha. Any change in location shall be made only with the prior written consent of Yamaha. Yamaha and Dealer further agree that Dealer shall sell the Products at Dealer's location to consumers only.

     1.2 NONEXCLUSIVE. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. MUTUAL RESPONSIBILITIES

     2.1 SPECIFIC RESPONSIBILITIES - SALES

     (a) SALES. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products, and shall continually work to increase the market for the Products served by Dealer's location. In this regard, Dealer shall use his best efforts to attain the annual sales goal set forth in Exhibit "A". Dealer agrees to maintain a fully qualified sales organization in order to fulfill its responsibilities under this Agreement and conduct a continuing program of quality advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. All sales personnel shall be thoroughly familiar with the Products and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     (b) CUSTOMER RELATIONS. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products. Dealer shall conduct its operations during usual and customary business hours.

     (c) INVENTORY. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

     (d) SUPPLY OF PRODUCTS. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

     (e) REPORTS AND RECORDS. In order to provide Yamaha with information regarding sales and market trends, Dealers shall periodically provide to Yamaha complete and accurate data regarding Dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years after termination all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

     (f) CHANGES TO THE PRODUCTS. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

     (g) COOPERATION WITH YAMAHA. Dealer shall at all times cooperate and work closely with Yamaha's representatives. In addition Dealer shall maintain close communications with such representatives.

     2.2 SPECIFIC RESPONSIBILITIES - SERVICE

     (a) SERVICE OPERATIONS. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities in order to fulfill its responsibilities under this Agreement. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service. All service personnel shall be thoroughly familiar with the Products and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study service and warran-ty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     (b) DELIVERY AND PREPARATION OBLIGATIONS. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

     (c) GENERAL SERVICE. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

     (d) WARRANTY SERVICE. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

      (1) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all the laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

      (2) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting such claims, which records and documents are subject to the provisions of Paragraph 2.1(e), regarding inspection and adjustments.

     (e) ASSISTANCE AND PROTECTION. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

     2.3 GENERAL RESPONSIBILITIES.

     (a) PROMOTION AND ASSISTANCE BY YAMAHA. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as may be offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional programs. Dealer agrees to participate in such appropriate promotional programs or activities during the initial term and each renewal term of this Agreement as may be offered by Yamaha from time to time.

     (b) TRADEMARK. Yamaha agrees to permit Dealer to identify itself as an authorized Dealer for the Products only and use the trademarks "Riva" and "Yamaha" in connection with Dealer's efforts to sell and promote the products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the trademarks "Riva" or "Yamaha" as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer shall at all times act in a manner to protect and preserve for Yamaha any patents, trademarks, tradenames, copyrights and/or designs which Yamaha may have with respect to the Products. Dealer shall promptly notify Yamaha of any infringement or unauthorized use by any person of such patents, trademarks, tradenames, copyrights or designs. Dealer acknowledges that Yamaha has the sole right and interest in such patents, trademarks, tradenames, copyrights and designs and agrees to cease immediately all use thereof on the termination of this Agreement.

     (c) FACILITIES. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorably reflect on the Products and the quality image of Yamaha and the Riva line-make. As part of the facilities at Dealer's location, Dealer shall install and maintain interior and exterior decoration and identification in accordance with Exhibit "A" which shall include but not be limited to suitable signs which identify Dealer as a dealer of the Products. Dealer shall also maintain a minimum amount of floor space set forth on Exhibit "A" which shall be exclusively devoted to the Products.

     (d) FINANCIAL RESPONSIBILITY. Dealer shall maintain for its operations hereunder adequate working capital and independent lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports and other financial data to enable yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     (e) COMPLIANCE WITH LAWS. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance, and Dealer agrees not to engage in any unfair trade practices. Dealer shall indemnify and hold Yamaha harmless from any cost and liability that may result from a violation of this paragraph.

     (f) CONFIDENTIALITY. Dealer agrees to keep confidential and not disclose or use, otherwise than for the purposes of this Agreement, during the term of this Agreement, or at anytime thereafter, any trade secrets, processes, inventions, prices, operational procedures or other proprietary information of Yamaha which may become known to Dealer, except for such information as may be contained in the Yamaha's promotional literature.

3. PURCHASE OF THE PRODUCTS

     3.1 GENERAL TERMS AND CONDITIONS. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

     3.2 ORDERS. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

3.3 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order. On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

3.4 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as a termination or breach of this Agreement by Yamaha.

3.5 Shipment. Yamaha shall use its best efforts to ship all accepted orders for the Products to dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

3.6 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

4. EFFECTIVENESS AND TERMINATION

4.1 Effectiveness. Unless otherwise provided for or allowed under state law, this Agreement shall be effective upon the execution by Dealer and by an authorized officer or representative of Yamaha at Cypress, California and shall automatically terminate on August 31, 1986. Yamaha at its sole option may renew this Agreement for successive one (1) year terms at the end of the initial term or any extensions thereof by giving thirty (30) days written notice of its intent to renew prior to the scheduled termination.

4.2 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

(a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

(b) Inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution of proceedings to adjudge Dealer of bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

(c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha.

(d) Any relocation or establishment of branch locations without having compiled with the requirements set forth in Paragraph 1 - 1 of this Agreement.

(e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

(f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

(g) Revocation of any license or permit necessary to conduct its operations hereunder.

4.3 Termination - General Nonperformance. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure or either party fails to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 4.2 hereof.

4.4 Termination - Death, Incapacity, Change of Key Personnel. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and, therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen (15) days prior written notice in the event of death, or physical or mental incapacity of any of the identified persons or in the event any of the key personnel ceases to be involved in an active and substantial role in the operation of Dealer. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

4.5 Transition - New Agreement. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.

5. RESPONSIBILITIES UPON TERMINATION

5.1 Continuing Responsibilities. Upon the termination of this Agreement, Dealer shall no longer be an authorized Dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

5.2 Discontinuance of Use of Trademarks. Upon termination, Dealer shall (1) discontinue forthwith any and all use of the trademarks "Riva" and "Yamaha", including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designated Dealer as an authorized dealer for the Products or which include the trademarks "Yamaha" or "Riva", and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Riva Dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Riva Dealer.

5.3 Orders for the Products. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders May be filled by Yamaha if such orders are bona fide and reasonable in quantity, dealer pays for such order to cash on delivery; and Dealer in capable of meeting its sales and service obligations hereunder.

5.4 Repurchase of Products.

(a) Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

(1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, less discounts, transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

(2) Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

(b) Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all of the items referred to in this Paragraph 5.4. In the event Dealer fails to supply such a list of Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

(c) Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.

6. MISCELLANEOUS

6.1 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as an agent of Yamaha or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agents and from liability caused by any unauthorized act by Dealer, its agents, or employees.

6.3 Entire Agreement. This Agreement supersedes and terminates any and all prior dealer agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all matters covered by this agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

6.4 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior written consent of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior written consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment or transfer without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

6.5 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

6.6 Nonwaiver of Rights. Failure to either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

6.2 Force Majeure. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

6.7 Invalidity. If any term, provision, covenant or condition of this Agreement is held by court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the Orovisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

6.8 Notice. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 6th day of April, 1983. DEALER EXPRESSLY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS ITS RIGHTS AND RESPONSIBILITIES UNDER THIS AGREEMENT AND THE PROVISIONS RELATING TO TERMINATION.

                                                     "Yamaha"
                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                              A California Corporation

                                      By:                  [sig]
                                              ----------------------------------

                                      Title:   ASSISIANT SECRETARY
                                              ----------------------------------

                                                      "Dealer"

                                             X  Cycle Sport Unlimited
                                              ----------------------------------
                                                    Business Name

                                      By:                   [sig]
                                              ----------------------------------

                                      Title:  PRESIDENT
                                              ----------------------------------

                                      By:
                                              ----------------------------------

                                      Title:
                                              ----------------------------------

                                                     EXHIBIT "A"

                                       Annual Sales Goal     150
                                                        ------------------------

                                       Minimum Showroom Floor Space  500 SQ FT
                                                                   -------------

                                       Interior and Exterior Identification and
                                       Decoration

                                             YES
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                  [YAMAHA LOGO]

                                DEALER AGREEMENT

                       YAMAHA SALES AND SERVICE AGREEMENT

The information contained below is important as an integral part oft he Agreement attached hereto and required prior tot he effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. DEALER'S COMPLETE LEGAL NAME
   Name:       CYCLE SPORT UNLIMITED, INC. - SPRINGFIELD
        ------------------------------------------------------------------------
      (Owner, Partnership, Corporation referred to in the Agreement as "Dealer")

SOLE PROPRIETORSHIP                PARTNERSHIP                CORPORATION
(COMPLETE SEC. C-1)            (COMPLETE SEC. C-1)       (COMPLETE SEC. & C-2)

------------------------       ----------------------    -----------------------

Fictitious Business Name   CYCLE SPORT-SPRINGFIELD
                         -------------------------------------------------------
(if different from above)

Federal Identification No.    54-090011
                           -----------------------
B. DEALER'S LOCATION
   Address:  6603 BACKLICK RD., SPRINGFIELD, VA. 22150
           ---------------------------------------------------------------------
                 (Referred to in the Agreement as "Dealer's Location")

C. DEALER: OWNERS AND MANAGEMENT

                    NAME            SOCIAL SECURITY NO.            TITLE
1. Owners:
           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

                        NAME                              TITLE
2. Offices and
   Manager:  DAVID E. NEES                               PRESIDENT
           -------------------------------   -------------------------------
             HOWARD A. WILES                          VICE PRESIDENT
           -------------------------------   -------------------------------
             ROBERT P. WHEELER, JR.                     SECRETARY
           -------------------------------   -------------------------------
             HOWARD A. WILES                            TREASURER
           -------------------------------   -------------------------------
             CALVIN E. STEWART                           MANAGER
           -------------------------------   -------------------------------

           -------------------------------   -------------------------------


DEALER WARRANTS AND REPRESENTS THAT THE INFORMATION AS SET FORTH ABOVE IS TRUE AND CORRECT.

                                                            "DEALER"

                                               X  /s/ DAVID NEES
                                                --------------------------------
                                           BY: X     PRESIDENT
                                                --------------------------------
                                         DATE: X     12/6/78
                                                --------------------------------

                       YAMAHA SALES AND SERVICE AGREEMENT

THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U,S.A., a California corporation, having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.


                                    RECITALS

     A. Yamaha is the exclusive distributor in the United States of quality MOTORCYCLES which are sold under the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "Products").

     B. Dealer has represented, as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resources to perform the monetary obligations herein.

     C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealerasaretail sales and service location for the Products inaccordance herewith.

1. ESTABLISHMENT OF RELATIONSHIP

     1.01 Appointment of Dealer. Yamaha hereby appoints Dealer as an authorized Yamaha dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. Dealer agrees not to, directly, or indirectly, change Dealer's location nor establish or operate any other location for the sales or service of the Products without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     1.02 Nonexclusive. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. DEALER'S SALES OPERATIONS

     2.01 Sales. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products at retail, and shall continually work to increase the market for the Products in the area served by Dealer's location. Dealer agrees to maintain a fully qualified sales organization and conduct a continuing program of quality. advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. Dealer agrees to afford the Products as much effort as Dealer gives to competitive or other products of Dealer in terms of promotion, floor space, inventory, and service.

     2.02 Performance Criteria. The relationship established hereby is intended by the parties to be mutually beneficial. In this regard, Yamaha assumes under this Agreement certain specific responsibilities to Dealer in order to obtain in return an adequate level of performance by Dealer. Such level of performance shall be evaluated periodically by Yamaha, at least once in each year, based on reasonable criteria such as the following:

     (a) The volume of Dealer's sales of the Products as compared ith the sales of products in the market area served by Dealer's location.

     (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products who are similarly situated.

     (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

     (d) The actual promotion efforts of Dealer relating to the Products.

     (e) The compliance with all of the terms and conditions of this Agreement.

     2.03 Customer Relations. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products- Dealer shall conduct its operations during usual and customary business hours.

     2.04 Inventory. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

     2.05 Supply of Products. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

     2.06 Reports and Records. In order to provide Yamaha with information regarding sales and market trends, Dealer shall periodically provide to Yamaha complete and accurate data regarding dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

     2.07 Changes to the Products. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

     2.08 Cooperation with Yamaha. Dealer shall at all times cooperate and work closely with amaha's representatives. In addition Dealer shall maintain close communications with such representatives.

3. PURCHASE OF THE PRODUCTS

     3.01 General Terms and Conditions. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

     3.02 Orders. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

     3.03 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order- On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

     3.04 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as termination or breach of this Agreement by Yamaha.

     3.05 Shipment. Yamaha shall use its best efforts to Ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

     3.06 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

4. DEALER'S SERVICE OPERATIONS

     4.01 Service Operations. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service.

     4.02 Delivery and Preparation Obligations. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

     4.03 General Service. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

     4.04 Warranty Service. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

     (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

     (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting Such claims, which recorriq and documents are subject to the provisions of Paragraph 2.06, regarding inspection and adjustments.

     4.05 Assistance and Protection. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should a be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

5. GENERAL RESPONSIBILITIES -
  YAMAHA AND DEALER

     5.01 Promotion and Assistance by Yamaha. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as maybe offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events.

     5.02 Trademarks. Yamaha agrees to permit Dealer to identify itself as an authorized "Yamaha" dealer for the Products and use the trademarks of Yamaha in connection with Dealer's efforts to sell and promote the Products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the name "Yamaha" or other trademarks as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer acknowledges that Yamaha has the sole right and interest in such trademarks and agrees to cease immediately all use thereof on the termination of this Agreement.

     5.03 Facilities. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorbly reflect on the Products and the quality image of Yamaha As part of the facilities at Dealer's location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the products.

     5.04 Personnel. Dealer shall employ competent personnel for its sales operations, service operations, and administration in order to fulfill his responsibilities under this Agreement. All sales and service personnel shall be thoroughly familiar with the Products; and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales, service and warranty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     5.05 Financial Responsibility. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports an other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     5.06 Compliance with Laws. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.

6. TERMINATION

     6.01 Effectiveness. This Agreement shall be effective upon the execution hereof by an authorized officer or representative of Yamaha at Cypress, California, and shall continue until terminated as provided herein.

     6.02 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

     (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

     (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution or proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

     (c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     (d) Any relocation or establishment of branch locations without having complied with the requirements set forth in Paragraph 1.01 of this Agreement.

     (e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

     (f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

     (g) Revocation of Dealer's motor vehicle Dealer's license or other license.or permit necessary to conduct its operations hereunder.

     6.03 Termination - Generall Nonperformance. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure of either party to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 6.02 hereof.

     6.04 Termination - Death, Incapacity. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen 1115) days prior written notice in the event of death, physical or mental incapacity or disassociation of any of the identified persons. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

     6.05 Transition - New Agreement. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.

7. RESPONSIBILITIES UPON TERMINATION

     7.01 Continuing Responsibilities. Upon the termination of this Agreement, Dealer shall no longer be an authorized

Yamaha dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

     7.02 Discontinuance of Use of Trademarks. Upon termination, Dealer shall
(1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer.

     7.03 Orders for the Products. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder.

     7.04 Repurchase of Products.

          A. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

     (1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

     (2)Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

          B. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all the items referred to in Paragraph 7.04. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

          C. Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.

8. MISCELLANEOUS

     8.01 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of Yamaha o; in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agent and from liability caused by any authorized act by Dealer, its agents, or employees.

     8.02 Force Majeure. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance 'of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

     8.03 Entire Agreement. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all Matters covered by this Agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

     8.04 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior consent in writing of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

     8.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     8.06 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

     8.07 Nonwaiver of Rights. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not prelude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

     8.08 Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     8.09 Notice. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

     8.10 Attorney's Fees. In the event any legal action is necessary to enforce any of the terms and conditions of this Agreement, Dealer shall pay to Yamaha all costs and fees incurred, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 29th day of AUGUST, 1984. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions relating to termination.



                                                       "Yamaha"

                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                          a California Corporation



                                          BY: /S/  [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                       TITLE:     ASSISTANT SECRETARY
                                             -----------------------------------







                                                         "DEALER"

                                               CYCLE SPORT UNLIMITED, INC. dba
                                           X   CYCLE SPORT - SPRINGFIELD
                                             -----------------------------------
                                                       BUSINESS NAME

                                       BY: X /s/       DAVID NEES
                                             -----------------------------------

                                      TITLE: X /s/      PRESIDENT
                                              ----------------------------------

                                         BY: X
                                              ----------------------------------

                                      TITLE: X
                                              ----------------------------------

YAMAHA

Dealer Agreernent

YAMAHA MOTOR CORPORATION, U.S.A.
SALES AND SERVICE AGREEMENT

THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U.S.A., a California Corporation, YAMAHA PARTS DISTRIBUTORS, INC., a California Corporation, each having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as -YMUS- and -YPDI-respectively, and collectively referred to as "Yamaha") and Dealer as identified below.

A. Dealer's Complete Legal Name
Name:
(Owner, Partnership, Corporation referred to in the Agreement as "Dealer") Sole Proprietorship Partnership Corporation
(Complete Sec. C-1) (Complete Sec. C-1) (Complete Sec. C-1 & C-2)
Fictitious Business Name (if different from above)

B. Dealer's Location
Address:
(Referred to in the Agreement as "Dealer's Location")

C. Dealer: Owners and Management

1. Owner; Shareholder or Partner

2. Officers:

     A. Yamaha is the exclusive distributor in the United States of quality products which are sold under cenain trademarks owned by Yamaha ("Yamaha", "RIVA" and "Riva by Yamaha") and distributes parts and accessories therefor which products, parts and accessories are more specifically defined ontheAddendum(s), attached hereto and made apart hereof (hereinafter collectively referred to as the "Products").

     B. Dealer has represented as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resourcesto perform the monetary obligations herein.

     C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealerasaretail sales and service location for the Products inaccordance herewith. Yamaha and Dealer agree to govern their relationship in accordance with the following:

1. ESTABLISHMENT OF RELATIONSHIP

     1.1 Appointment of Dealer. Yamaha hereby appoints Dealer as an authorized dealer for the sale and service of the Products, and Dealer hereby accepts such appointment. Yamaha and Dealer agree that Dealer shall only sell the Products to retail consumers and shall not sell or otherwise transfer the Products to any other dealer except those dealers authorized by Yamaha to sell and service the Products.

     1.2 Location of Dealer. In order to enable Yamaha to maintain an effective network of authorized Yamaha dealers, Dealer agrees not to directly or indirectly sell or offer for sale the Products from any location other than from Dealer's Location.

     1.3 Change of Location. Dealer agrees not to change Dealer's Location orestablish oroperate anyother locationforthe saleorserviceof the Products without obtaining Yamaha's prior written approval of such proposed change. Yamaha's approval shall not be unreasonably withheld. Any proposed change of location is subject to applicable state law; however, nothing herein shall be construedto require Yamaha totake any step to obtain governmental approval for any proposed change of location.

     1.4 Nonexclusive. The rights granted herein are nonexclusive. Yamaha reservesthe right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies.

2. DEALER'S SALES OPERATIONS

     2.1 Sales. Dealer agrees to vigorously promote and sell the Products to retail consumers, and shall continually work to increase the market for the Products in the area served by Dealer's Location.

     Dealer shall attain the annual sales objectives, if any, established by Yamaha for Dealer. Dealer shall conduct a continuing program of quality advertising and sales promotion activities for the Products. Dealer may sell the Products to retail consumers at such prices as Dealer may establish from time to time.

     2.2 Sales Organization. Dealer agrees to maintain a fully qualified sales organization which includes qualified sales personnel who are thoroughly familiar with the Products. Dealer, at its expense, shall cause such personnel to attend training programs for the Products, and study sales manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     2.3 Multiple Brands. Yamaha recognizes that Dealer may handle brands which are competitive with the Products sold to Dealer pursuant to this Agreement. In the event Dealer handles such competitive products, Dealer agrees to afford the Products at least as much effort as Dealer gives to competitive products handled by Dealer interns of promotion and sale, floor space, inventory and service.

     2.4 Performance Criteria. Dealer's level of performance may be evaluated periodically by Yamaha, based on reasonable criteria such as the following:

     (a) The volume of Dealer's sales of the Products as compared with the sale of competitive products in the market area served by Dealer's Location.

     (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products.

     (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

     (d) The manner in which Dealer has conducted its sales operations, including advertising, sales promotion and treatment of consumers.

     (e) The trend over a reasonable period of time of Dealer's sales performance.

(f) The availability of Products to Dealer.

(g) Significant local conditions that may have directly affected Dealer's performance.

(h) The compliance with all of the terms and conditions of this Agreement. Evaluations prepared pursuant to this Section 2.4 will be discussed with and provided to Dealer, with the expectation that Dealer will take such action as may be required to correct any deficiencies in Dealer's performance of its responsibilities.

2.5 Customer Relations. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products.

2.6 Hours of Business. Dealer agrees that its operations shall be conducted in the normal course of business during usual business hours and for not less than the usual number of days of the week and hours of the day which are customary for the same type of business in the market area served by Dealer's Location.

2.7 Display and Inventory. Dealer agrees to maintain a prominent display of a reasonable representation of the entire line of the Products at Dealer's Location, which display shall be in accordance with the guidelines established by Yamaha. Dealer also agrees to maintain a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's Location, subject to availability and to guidelines established by Yamaha.

2.8 Report and Records. In order that Yamaha may comply with applicable regulations and achieve its marketing objective, Dealer shall report to Yamaha, all retail sales of the Products within ten (10) days of completion of such sale. Dealer shall periodically provide to Yamaha complete and accurate data regarding Dealer's inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding sales and service activities for the Products, applications for discounts, allowances, warranty claims, refunds and credits and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents.

2.9 Cooperation with Yamaha. Dealer shall at all times cooperate and work closely with Yamaha's representatives and shall maintain close communications with such representatives in regards to Dealer's operations hereunder.

2.10 Facilities. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's Location so as to favorably reflect on the Products and the quality image of Yamaha. As part of the facilities at Dealer's Location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the Products. Dealer agrees to maintain the facilities in a neat and orderly fashion and in accordance with the standards established by Yamaha which may be changed from time to time. The facilities must at all times comply with such standards with respect to appearance, location, size, layout of building, showroom, office, parts department and service operation. Yamaha may periodically evaluate Dealer's facilities. Dealer shall permit any designated representative of Yamaha, at reasonable times, to inspect the facilities and Dealer agrees to make such alterations or improvements to the facilities as Yamaha may reasonably specify.

3. DEALER'S SERVICE OPERATIONS

3.1 Service Operations. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's Location including a parts and accessories department which will comply with all standards established by Yamaha. Dealer shall provide to owners of the Products such general service and repair as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area served by Dealer's Location and all such services and charges shall be in accordance with applicable law. Dealer agrees to provide service to any customer who has purchased a Product, regardless of the dealer from whom the Product was purchased.

3.2 Service Organization. Dealer agrees to maintain a fully qualified service organization which includes service personnel who are thoroughly familiar with the Products. Dealer, at its expense, shall cause such personnel to attend training programs for the service of the Products and study service manuals and bulletins for the Products as may be provided by Yamaha from time to time. Dealer agrees to purchase and provide to its service personnel all tools and equipment, as prescribed by Yamaha, that may be necessary to adequately and properly service the Products.

3.3 Review of Dealer's Service and Repair Performance. Yamaha may periodically evaluate Dealer's service and repair performance in accordance with the standards recommended by Yamaha. Evaluations prepared pursuant to this Section
3.3 will be discussed with and provided to Dealer, with the expectation that Dealer will take such action as maybe required to correct any deficiencies in Dealer's performance of his responsibilities.

3.4 Delivery and Preparation Obligations. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof. Dealer agrees that all Products sold by it will be in proper operating condition prior to delivery to any purchaser. Dealer further agrees to provide purchasers of the Products with information concerning proper operation of the Products prior to delivery. Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time.

3.5 Warranty,

A. Warranty. Products supplied to Dealer by Yamaha are warranted only in accordance with Yamaha's written warranty to consumers, which written warranty is supplied to Dealer for distribution to Dealer's customers and which maybe amendeclor modified from time to time only by Yamaha. OTHER THAN THE WARRANTY CONTAINED IN YAMAHA'S WRITTEN WARRANTYOR AS REQUIRED BY LAW, YAMAHA DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT BY WAY OF LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. YAMAHA DISCLAIMS ANY LIABILITY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAIVIAGES OR COMMERCIAL LOSSES SUFFERED BY DEALER, ITS CUSTOMERS OR ANY THIRD PARTY, except as provided under state law.

B. Warranty to Customers. Dealer shall show customers any applicable Yamaha warranty prior to sale of the Products and will furnish customers a copy of any applicable Yamaha warranty at the time of sale. Dealer shall not give, or purport to give any additional or different warranty to customers on behalf of Yamaha, other than the applicable written warranty of Yamaha for the Products.

3.6 Warranty Service. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Any charges for such warranty service shall be reasonable and consistent with those prevailing in the market area served by Dealer's Location. When performing warranty service on the Products, Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts.

(a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts in accordance with Section 2.7 and to provide all necessary warranty service.

(b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required therein; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting such claims, which records and documents are subject to the provisions of Section 2.8, regarding inspection. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

3.7 Assistance and Protection. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that it is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, Iiability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

3.8 Technical Advice. Yamaha will have service representatives available for Dealer to consult with, if necessary, in connection with service problems.

3.9 Recall and Update. Regardless of where Products covered by a recall or a modification program sponsored by Yamaha were purchased, Dealer will perform any inspection, recall, or modification service as may be required from time to time. All such service shall be performed in accordance with the announced policies and procedures of Yamaha.

4. PURCHASE OF THE PRODUCTS

4.1 General Terms and Conditions. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein and the sales programs offered by Yamaha from time to time. Yamaha reserves the right. to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer. However, Yamaha shall endeavor to provide Dealer with advance notice of any such changes.

4.2 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, which are in effect at the time of invoicing of Dealer's order unless the sales program pursuant to which the Products were ordered specifies a different price- Yamaha may specify a future date upon which a new price and/or charge may take effect and upon that date the new price and/or charge shall take effect automatically.

4.3 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. If other credit terms have been approved, Dealer shall pay for the Products in accordance with the approved terms. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha or of a financing source to which Yamaha has a recourse obligation. The cancellation or withholding of any order shall not be construed as a termination or breach of this Agreement by Yamaha.

4.4 Orders. Dealer shall order the Products from Yamaha in accordance with the ordering procedures established by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha.

4.5 Shipment. Yamaha shall use its best efforts to ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit. Further, Yamaha shall not be liable for damages, consequential or otherwise, to Dealer which arise as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

4.6 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that it is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

5. GENERAL RESPONSIBILITIES -
YAMAHA AND DEALER

5.1 Supply of Products. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in accordance with applicable marketing plans.

5.2 Promotion and Assistance by Yamaha. Yamaha shall, from time to time, provide to Dealer sales assistance, incentives, and programs. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events. Any such incentives, programs, promotion and assistance shall be at the sole discretion of Yamaha.

5.3 Change to the Products. Dealer acknowledges that the Products are manufactured by suppliers of Yamaha; consequently, the Products available to Yamaha may be periodically changed as to design, models, orfeatures or some or all of the Products maybe discontinued all without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventoryof the Products. Yamaha will use reasonable efforts to provide advance notice of any such change.

5.4 Trademarks. Yamaha agrees to permit Dealer to identify itself as an authorized dealer for the Products and use the trademarks of Yamaha applicable to the Products in connection with Dealers 'efforts to sell and promote the Products provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the tradenames or trademarks of Yamaha as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer shall promptly notify Yamaha of any infringement or unauthorized use by any person of such patents, trademarks, tradenames, copyrights or designs. Dealer acknowledges that Yamaha has the sole right and interest in such patents, trademarks, tradenames, copyrights and designs. Dealer agrees to cease immediately all use of Yamaha trademarks, tradenames and copyrights and any other proprietary rights on termination of this Agreement.

5.5 Financial Responsibility. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill its responsibilities under this Agreement. Dealer further agrees to comply with financial responsibility guidelines issued by Yamaha from time to time. Dealer agrees to furnish Yamaha, at reasonable times,.financial reports and other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's audited financial statement for the previous year.

5.6 Compliance with Laws. Dealer shall conduct and maintain at all times its sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.

6. TERMINATION

6.1 Effectiveness. This Agreement shall be effective upon the execution hereof by Dealer and an authorized officer or representative of Yamaha and upon the execution of one or more Addedum(s) attached hereto and made a part hereof. This Agreement shall terminate upon termination of all Product Addendum(s) attached hereto.

6.2 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a serious nature so as to constitute good cause for immediate termination by Yamaha:

(a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

(b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature, the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States, the institution of proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business including closing of Dealer's operations in any manner inconsistent with what is customary for the same type of business in the same market area.

(c) Any relocation or establishment of branch locations without having complied with the requirements set forth in Section 1.3 of this Agreement.

(d) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operation or the goodwill and reputation of Dealer, Yamaha, or the Products.

(e) Any failure by Dealer to pay to Yamaha any sums that maybe due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products or the parts and accessories from Yamaha.

(f) Any failure by Dealer to pay any sums that maybe due or become due to a financing source utilized to obtain financing for the purchase of Products pursuant to this Agreement, to which Yamaha has a recourse obligation.

(g) Revocation or non-renewal of Dealer's motor vehicle dealer license or any other license or permit necessary to conduct its operations hereunder.

(h) Any failure by Dealer to comply with Section 7.

(i) Any default under the Security Agreement.

(j) Any default under the Personal Guarantee.

6.3 Termination -By Yamaha. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha may terminate this Agreement on the giving of at least sixty (60) days prior written notice to Dealer for failure of Dealer to fulfill any or all of its responsibilities and obligations as set forth in this Agreement, except for causes specified under Section 6.2 hereof.

6.4 Termination - By Dealer. Unless otherwise provided for or allowed under state law or this Agreement, Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to Yamaha. Dealer shall be considered to have voluntarily terminated this Agreement sixty (60) days following (i) closing of Dealer's operations, (ii) abandonment of Dealer's business or (iii) revocation or non-renewal of Dealer's motor vehicle dealer license or any other license or permit necessary to conduct its operations.

6.5 Transition - New Agreement. Yamaha may terminate or modify this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to some or all of its dealers for the Products, or should Yamaha's right to distribute the Products be terminated or modified.

7. ASSIGNMENT, TRANSFER. CHANGE OF OWNERSHIP

7.1 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha isrelyingonthe continued ownership and active participation of certain individuals in the operations of Dealer, and consequently, any assignment or transfer by Dealer or change in ownership or management, shall require the prior written consent of Yamaha. This is necessary in order for Yamaha to determine that each successor will meet the continuing performance requirements set forth in this Agreement. Yamaha may terminate this Agreement on the giving to Dealer at least fifteen (15) days prior written notice, if Yamaha's prior written consent to any such transfer is not obtained. For the purposes of this Agreement, any change in ownership, the legal form of business or active management shall be deemed a transfer which requires the prior written consent of Yamaha. Any transfer which is not made in accordance with this Section is void.

7.2 Owners and Management. Dealer represents that the current owners and key personnel of Dealer are those identified on the cover sheet and that these individuals shall continue to actively participate in the ownership and operating management of Dealer. Yamaha reserves the right to terminate this Agreement on the giving to Dealer of at least fifteen (15) days prior written notice in the event any of the key personnel ceases to be involved in an active substantial role in the operation of Dealer as a result of death, physical or mental incapacity or otherwise and Dealer fails to obtain Yamaha's prior written consent to the replacement of such person. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, that it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

8. RESPONSIBILITIES UPON TERMINATION

8.1 Continuing Responsibilities. Upon termination of this Agreement, Dealer shall no longer be an authorized dealer for the Products; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha and shall immediately pay all amounts due to any financing institution to which Yamaha has a recourse obligation, whether or not due.

8.2 Discontinuance of Use of Trademarks. Upon termination of this Agreement, Dealer shall (1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business material of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer, and (4) cease the use of all promotional literature and material including point of purchase materials and displays provided to Dealer by Yamaha. In the event Dealer fails to comply with any of the provisions of this Section, Yamaha is authorized to take all steps necessary to insure compliance with same.

8.3 Orders for the Products. Upon termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder.

8.4 Repurchase of Products.

A. Upon termination of this Agreement, Yamaha shall repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination, any or all new, unused, undamaged, resaleable, Products excluding parts and accessories, which (i) were invoiced by Yamaha to Dealer within eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates.

B. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase any or all new, unused, undamaged, resaleable, Products excluding parts and accessories, which (i) were invoiced by Yamaha to Dealer more than eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates.

C. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase any or all new, unused, undamaged, resaleable pans and accessories, which (i) were invoiced by Yamaha to Dealer within eighteen (18) months prior to the effective date of termination, and (ii) were purchased by Dealer and are the unencumbered property of and in the possession of Dealer. The repurchase price shall be the net invoice price or current wholesale dealer price whichever is less, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their repurchase and any applicable rebates.

D. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all of the items referred to in Section 8.4. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

E. As a condition of repurchase, payment for repurchase of Products, parts or accessories will first be applied against any obligations or money owed by Dealer to Yamaha, and will then be applied to any monies owed to a financing source to which Yamaha has a recourse obligation.

F. This Section 8.4 is not applicable in the event of any transfer of Dealer in accordance with Section 7.

8.5 Warranty Claims. Upon termination of this Agreement, Dealer shall no longer be authorized to provide warranty service and shall refer warranty service requests to the nearest authorized Yamaha dealer for the Products or to Yamaha. Dealer acknowledges that any acceptance and payment of warranty or other claims by Yamaha after the effective date of termination shall not be construed to be a reinstatement of Dealer.

8.6 Records on Termination. Upon the termination of Dealer and upon the request of Yamaha, Dealer will deliver to Yamaha copies of Dealer's records of set-up, preparation, delivery of Products, warranty service, recall or update service or other service of the Products.

9. MISCELLANEOUS

9.1 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstance shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as an agent of Yamaha or in any manner assume or create or attempt to assume or create any obligation or to make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agents and from liability caused by any unauthorized act by Dealer, its agents, or employees.

9.2 Force Majeure. Yamaha and Dealer shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosion, strikes; extraordinary currency devaluations, taxes, or custom duties or other similar charges or assessments, or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

9.3 Entire Agreement. This Agreement and its Addendum(s) supersede and terminate any and all agreements or contracts written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all matters covered by this Agreement. All conversations, negotiations, correspondence and memoranda which passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein. This Agreement constitutes the entire agreement between Yamaha and Dealer. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

9.4 Venue. Dealer agrees that any legal proceeding between Dealer and Yamaha which arises out of this Agreement, the dealings or relationship between the parties, including discontinuance of such relationship, may be brought by Dealer or Yamaha in state court or federal court located in the County of Orange, State of California. Dealer irrevocably consents to the jurisdiction of said court. Dealer waives any objection it may now or hereafter have to the jurisdiction of such court.

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California, including but not limited to the California Statute of Limitations.

9.6 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

9.7 Nonwaiver of Rights. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement. Any actions taken by Yamaha, subsequent to termination of this Agreement, shall not be construed to be a reinstatement of Dealer. Dealer may be reinstated only by the execution of a new Dealer Agreement by both Dealer and Yamaha.

9.8 Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

9.9 Notice. All notices required or permitted to be given or made under this Agreement maybe effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

9.10 Terms of Agreement. The terms of this Agreement govern unless inconsistent with the terms set forth in an Addendum(s) attached hereto and made a part hereof, in which case the terms of the Addendum(s) will control.

9.11 Release of Claims. Dealer waives and releases any and all claims of any kind and nature whatsoever which Dealer has against Yamaha, which arises out of or in connection with any prior agreement including but not limited to any Addendum entered into between them.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 20th day of October 1987. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions resulting to termination.

                                                       "Yamaha"

                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                          a California Corporation



                                          BY: /S/  [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                       TITLE:     ASSISTANT SECRETARY
                                             -----------------------------------

                                          YAMAHA PARTS DISTRIBUTORS, INC.
                                                A CALIFORNIA CORP



                                          BY: /S/  [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                       TITLE: DONALD J. DAY, SR. VICE PRESIDENT
                                             -----------------------------------



                                                         "DEALER"


                                           X
                                             -----------------------------------
                                                       BUSINESS NAME
                                       BY: X /S/
                                             -----------------------------------

                                      TITLE: X /S/
                                              ----------------------------------

                                         BY: X
                                              ----------------------------------

                                      TITLE: X
                                              ----------------------------------

                                  [YAMAHA LOGO]

                             MOTO-4 DEALER AGREEMENT

                       YAMAHA SALES AND SERVICE AGREEMENT

The information contained below is important as an integral part oft he Agreement attached hereto and required prior tot he effectiveness of the relationship. All information must be accurate and complete and Yamaha must be notified of any changes to such information since it may affect your rights under the Agreement.

A. DEALER'S COMPLETE LEGAL NAME
   Name:   CYCLE SPORT UNLIMITED, INC.
        ------------------------------------------------------------------------
      (Owner, Partnership, Corporation referred to in the Agreement as "Dealer")

SOLE PROPRIETORSHIP                PARTNERSHIP                CORPORATION
(COMPLETE SEC. C-1)            (COMPLETE SEC. C-1)       (COMPLETE SEC. & C-2)

------------------------       ----------------------    -----------------------

          DBA                CYCLE SPORT - SPRINGFIELD
                         -------------------------------------------------------
(if different from above)

Federal Identification No.
                           -----------------------
B. DEALER'S LOCATION
   Address:  8338 Leesburg Pike, Vienna, Va 22180
           ---------------------------------------------------------------------
                 (Referred to in the Agreement as "Dealer's Location")

C. DEALER: OWNERS AND MANAGEMENT

                    NAME            SOCIAL SECURITY NO.            TITLE
1. Owners:
           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

           ----------------------   -------------------     --------------------

                        NAME                              TITLE
2. Offices and
   Manager:   DAVID E. NEES                              PRESIDENT
           -------------------------------   -------------------------------
                 ---                                  VICE PRESIDENT
           -------------------------------   -------------------------------
              ROBERT P. WHEELER, JR.                    SECRETARY
           -------------------------------   -------------------------------
              HOWARD A. WILES                           TREASURER
           -------------------------------   -------------------------------

           -------------------------------   -------------------------------

           -------------------------------   -------------------------------


DEALER WARRANTS AND REPRESENTS THAT THE INFORMATION AS SET FORTH ABOVE IS TRUE AND CORRECT.

                                                            "DEALER"

                                               X  CYCLE SPORT - SPRINGFIELD
                                                --------------------------------
                                           BY: X  /s/ DAVID NEES, PRESIDENT
                                                --------------------------------
                                         DATE: X         9/17/84
                                                --------------------------------

                       YAMAHA SALES AND SERVICE AGREEMENT

THIS AGREEMENT is made by and between YAMAHA MOTOR CORPORATION, U,S.A., a California corporation, having its principal office located at 6555 Katella Avenue, Cypress, California 90630 (hereinafter referred to as "Yamaha"), and Dealer as identified on the cover sheet attached hereto.


                                    RECITALS

     A. Yamaha is the exclusive distributor in the United States of quality MOTO-4s which are sold under the trademark "Yamaha" and distributes parts and accessories therefor (hereinafter collectively referred to as the "Products").

     B. Dealer has represented, as an inducement to Yamaha's entering into this Agreement, that: (1) Dealer is capable of performing the terms and conditions of this Agreement, (2) Dealer has a sufficient number of trained personnel and adequate facilities to sell and service the Products, and (3) Dealer has adequate financial resources to perform the monetary obligations herein.


     C. Dealer desires to engage in sales of the Products in accordance with the terms and conditions hereof; and Yamaha desires to appoint Dealerasaretail sales and service location for the Products inaccordance herewith.

1. ESTABLISHMENT OF RELATIONSHIP

     1.01 Appointment of Dealer. Yamaha hereby appoints Dealer as an authorized Yamaha dealer for the sales and service of the Products only from Dealer's location and Dealer hereby accepts such appointment. Dealer agrees not to, directly, or indirectly, change Dealer's location nor establish or operate any other location for the sales or service of the Products without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     1.02 Nonexclusive. The rights granted herein are nonexclusive. Yamaha reserves the right to appoint additional dealers of any or all of the Products at any time pursuant to Yamaha's marketing program and policies; and in accordance with the applicable state laws.

2. DEALER'S SALES OPERATIONS

     2.01 Sales. Dealer agrees to and shall use its best efforts to vigorously promote and sell the Products at retail, and shall continually work to increase the market for the Products in the area served by Dealer's location. Dealer agrees to maintain a fully qualified sales organization and conduct a continuing program of quality. advertising and sales promotion activities for the Products which reflect favorably on the goodwill established by Yamaha. Dealer agrees to afford the Products as much effort as Dealer gives to competitive or other products of Dealer in terms of promotion, floor space, inventory, and service.

     2.02 Performance Criteria. The relationship established hereby is intended by the parties to be mutually beneficial. In this regard, Yamaha assumes under this Agreement certain specific responsibilities to Dealer in order to obtain in return an adequate level of performance by Dealer. Such level of performance shall be evaluated periodically by Yamaha, at least once in each year, based on reasonable criteria such as the following:

     (a) The volume of Dealer's sales of the Products as compared ith the sales of products in the market area served by Dealer's location.

     (b) The volume of Dealer's sales of the Products as compared to other dealers of the Products who are similarly situated.

     (c) The actual sales volume of the Products by Dealer as compared to the reasonable annual sales objectives which may be established by Yamaha for Dealer.

     (d) The actual promotion efforts of Dealer relating to the Products.

     (e) The compliance with all of the terms and conditions of this Agreement.

     2.03 Customer Relations. Dealer shall at all times conduct its operations in such a manner so as to develop and maintain good customer relations. Dealer shall provide prompt and courteous service to customer inquiries and complaints relating to the Products. Dealer shall at all times properly represent the Products and shall not make, directly or indirectly, any false, misleading, or disparaging representations to any customer or other person in regards to Yamaha or the Products- Dealer shall conduct its operations during usual and customary business hours.

     2.04 Inventory. Dealer agrees to maintain at Dealer's location: (1) a prominent display of the Products which includes at least one of each of the current models of the units, and (2) a reasonable inventory of the Products which is adequate to meet the current and anticipated demand in the market area served by Dealer's location, subject only to availability.

     2.05 Supply of Products. Yamaha shall make reasonable efforts to supply Dealer with the Products in accordance with accepted orders; however, during any period of shortage, Yamaha shall be permitted to allocate the Products in an equitable manner.

     2.06 Reports and Records. In order to provide Yamaha with information regarding sales and market trends, Dealer shall periodically provide to Yamaha complete and accurate data regarding dealer's sales and inventories of the Products and such other reasonable information as and when requested by Yamaha. Dealer shall keep complete and accurate records regarding the sales and service activities for the Products and shall retain for at least three (3) years all such records and documents. Dealer shall permit any designated representative of Yamaha, at reasonable times, to examine and audit such records and documents. In the event of the discovery of any improper claim or payment, Yamaha may charge back to Dealer all payments or credits plus interest thereon made by Yamaha to Dealer pursuant to such claims or otherwise, as well as the costs to Yamaha for such audit and the recovery of such payments or credit.

     2.07 Changes to the Products. Yamaha may periodically change the design, models, and features of the Products, add new products, or discontinue the distribution of any or all of the Products to Dealer without accountability to Dealer in connection with any Products ordered by Dealer or Dealer's inventory of the Products.

     2.08 Cooperation with Yamaha. Dealer shall at all times cooperate and work closely with amaha's representatives. In addition Dealer shall maintain close communications with such representatives.

3. PURCHASE OF THE PRODUCTS

     3.01 General Terms and Conditions. Yamaha shall sell the Products to Dealer and Dealer shall purchase the Products from Yamaha in accordance with the terms and conditions set forth herein. Yamaha reserves the right to change any terms or conditions, including price and payment terms, at any time without accountability to Dealer.

     3.02 Orders. Dealer shall order the Products from Yamaha in accordance with the ordering procedures of Yamaha. All orders are subject to acceptance by Yamaha based on the availability of the Products and Dealer's compliance with the terms and conditions hereof. To enable Yamaha to plan its purchases from the manufacturer of the Products, Dealer shall submit its purchase orders at such times as may be requested by Yamaha. The effective terms and conditions of Yamaha shall supersede any conflicting terms and conditions of any purchase order submitted by Dealer.

     3.03 Price. Dealer shall pay to Yamaha the price and any other charges for the Products as set forth on Yamaha's price schedules, issued periodically by Yamaha, which is in effect at the time of shipment of Dealer's order- On the stated future effective date, a new price or charge shall automatically supersede any previous price or charge.

     3.04 Payment. Dealer shall pay the purchase price for the Products at the time of delivery thereof, unless Yamaha has approved other terms of credit for Dealer. Yamaha may cancel any order placed by Dealer or refuse the shipment thereof should Dealer fail to meet any payment term, credit, or financial requirements of Yamaha. The cancellation or withholding of any order shall not be construed as termination or breach of this Agreement by Yamaha.

     3.05 Shipment. Yamaha shall use its best efforts to Ship all accepted orders for the Products to Dealer F.O.B. Yamaha's warehouse with reasonable promptness; provided, however, that Yamaha shall not be liable for any damage, consequential or otherwise, to the Products which occurs while in transit, or as a result of a failure to fill orders, delays in delivery, or any error in the filling of orders.

     3.06 Taxes. Dealer represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Dealer's business. Dealer agrees that he is responsible for and shall comply with all laws calling for the collection and/or payment of all taxes, including sales and use taxes and ad valorem taxes.

4. DEALER'S SERVICE OPERATIONS

     4.01 Service Operations. Dealer shall establish and maintain quality service operations as recommended by Yamaha for the Products at Dealer's location which shall include thoroughly trained personnel, proper tools and equipment, and adequate service facilities. Such service operations shall provide to owners of the Products prompt, courteous, and workmanlike service.

     4.02 Delivery and Preparation Obligations. Dealer shall be responsible for and agrees to perform set-up, preparation, and delivery obligations as prescribed by Yamaha, prior to the delivery of the Products to purchasers thereof; and Yamaha agrees to compensate Dealer in accordance with the policies of Yamaha as may be issued from time to time and in accordance with applicable law.

     4.03 General Service. Dealer shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any and all charges therefore shall be reasonable and consistent with those prevailing in the market area of Dealer; and all such services and charges shall be in accordance with applicable law.

     4.04 Warranty Service. Dealer agrees to perform all warranty service on all Products brought to Dealer, whether or not sold by Dealer. Dealer shall perform such warranty service in accordance with the policies of Yamaha as they may be issued from time to time in the Yamaha service and warranty manuals and bulletins. Dealer shall use only genuine Yamaha parts, or parts that are equivalent in quality and design to genuine Yamaha parts, in performing warranty service on the Products.

     (a) Dealer acknowledges the importance of providing to owners of the Products prompt and skilled warranty service and the need to comply with all laws relating to warranty service. Dealer shall give immediate service to such warranty requests and/or service. Dealer agrees to perform all warranty service in a competent and workmanlike manner. Dealer agrees to maintain an inventory of genuine Yamaha parts to provide all necessary warranty service.

     (b) Dealer shall submit complete and accurate claims to Yamaha for reimbursement for parts and labor used in performing warranty service on warranty claim forms of Yamaha with all information required thereon; and Yamaha shall reimburse Dealer for such parts and labor in accordance with the effective schedules and rates applicable to Dealer. Dealer shall keep and retain complete and accurate records and documents supporting Such claims, which recorriq and documents are subject to the provisions of Paragraph 2.06, regarding inspection and adjustments.

     4.05 Assistance and Protection. In the event any warranty claim arises that Dealer is unable to perform, Yamaha should a be promptly notified by Dealer and be provided the details of the claim and Yamaha shall use reasonable efforts to resolve such claim. Yamaha is relying upon Dealer's assurance that he is capable of performing service obligations for the Products. Dealer agrees to fully protect Yamaha from any claims, liability or loss that may result from a failure of Dealer to properly perform service for the Products as required hereunder or under applicable law.

5. GENERAL RESPONSIBILITIES -
  YAMAHA AND DEALER

     5.01 Promotion and Assistance by Yamaha. Yamaha shall, from time to time, provide to Dealer such assistance, incentives, and programs as maybe offered to all other dealers of the Products who are similarly situated. Yamaha shall conduct an advertising program for the Products which may include television and radio commercials, magazine advertisements, and promotional events.

     5.02 Trademarks. Yamaha agrees to permit Dealer to identify itself as an authorized "Yamaha" dealer for the Products and use the trademarks of Yamaha in connection with Dealer's efforts to sell and promote the Products; provided, however, that such use shall be subject to the control of Yamaha and be in a manner consistent with the high quality image of the Products. Dealer shall not use the name "Yamaha" or other trademarks as a part of its corporate name or in any manner inconsistent with the instructions of Yamaha. Dealer acknowledges that Yamaha has the sole right and interest in such trademarks and agrees to cease immediately all use thereof on the termination of this Agreement.

     5.03 Facilities. Dealer shall establish and maintain the appearance and condition of the facilities at Dealer's location so as to favorbly reflect on the Products and the quality image of Yamaha As part of the facilities at Dealer's location, Dealer shall install and maintain prominent and suitable signs as recommended by Yamaha, which identify Dealer as a dealer of the products.

     5.04 Personnel. Dealer shall employ competent personnel for its sales operations, service operations, and administration in order to fulfill his responsibilities under this Agreement. All sales and service personnel shall be thoroughly familiar with the Products; and Dealer, at his expense, shall cause such personnel to attend training programs for the Products and study sales, service and warranty manuals and bulletins for the Products as may be provided by Yamaha from time to time.

     5.05 Financial Responsibility. Dealer shall maintain for its operations hereunder adequate working capital and lines of wholesale credit to enable Dealer to fulfill his responsibilities under this Agreement. Dealer agrees to furnish Yamaha, at reasonable times, financial reports an other financial data to enable Yamaha to determine Dealer's financial responsibility. At least within ninety (90) days following the close of Dealer's fiscal year, Dealer agrees to submit to Yamaha Dealer's financial statement for the previous year.

     5.06 Compliance with Laws. Dealer shall conduct and maintain at all times his sales and service operations in strict compliance with all applicable federal and state laws and regulations, county and city ordinances and regulations and any other applicable law, regulation or ordinance.

6. TERMINATION

     6.01 Effectiveness. This Agreement shall be effective upon the execution hereof by an authorized officer or representative of Yamaha at Cypress, California, and shall continue until terminated as provided herein.

     6.02 Termination for Cause (immediate Effect). Unless otherwise provided for or allowed under state law, Yamaha may terminate this Agreement with immediate effect on the giving of written notice to Dealer should any of the following events occur, such events being of such a nature so as to constitute good cause for immediate termination by Yamaha:

     (a) Any misrepresentation by Dealer in entering into this Agreement or the submission by Dealer of any false or fraudulent application, claim or report in connection with its sales or service operations.

     (b) Insolvency of Dealer; inability of Dealer to meet its debts as they mature; the filing by Dealer of a petition of voluntary bankruptcy under any chapter of the bankruptcy laws of the United States; the institution or proceedings to adjudge Dealer a bankrupt in an involuntary proceeding; the execution of an assignment by Dealer for the benefit of creditors; the appointment by a court of a receiver, trustee for Dealer or the assets of Dealer; dissolution of Dealer; or the failure of Dealer to conduct its operations in the ordinary course of business.

     (c) Any transfer or attempted transfer by Dealer of any interest in, or right, privilege or obligation under this Agreement; or any transfer of the principal assets of Dealer's operations hereunder; or any change in the direct or indirect ownership or operating management of Dealer, however accomplished, without the prior written consent of Yamaha, which consent shall not be unreasonably withheld.

     (d) Any relocation or establishment of branch locations without having complied with the requirements set forth in Paragraph 1.01 of this Agreement.

     (e) Any act by Dealer or any person involved in the ownership or operating management of Dealer which violates any law and affects adversely Dealer's operations or any conduct or unfair business practice by Dealer or any person involved in the ownership or operating management of Dealer which affects adversely Dealer's operations or the goodwill and reputation of Dealer, Yamaha, or the Products.

     (f) Any failure by Dealer to pay to Yamaha any sums that may be due or become due pursuant to this Agreement or maintain adequate lines of credit for purposes of purchasing the Products from Yamaha.

     (g) Revocation of Dealer's motor vehicle Dealer's license or other license.or permit necessary to conduct its operations hereunder.

     6.03 Termination - Generall Nonperformance. Unless otherwise provided for or allowed under state law or this Agreement, Yamaha or Dealer may terminate this Agreement on the giving of at least sixty (60) days prior written notice to the other for failure of either party to fulfill any or all of their responsibilities and obligations as set forth in this Agreement, except for causes specified under Paragraph 6.02 hereof.

     6.04 Termination - Death, Incapacity. As an inducement to entering into this Agreement, Dealer has represented that the persons identified on the cover sheet shall continue to actively participate in the ownership and operating management of Dealer; and therefore, Yamaha may terminate this Agreement on the giving to Dealer of at least fifteen 1115) days prior written notice in the event of death, physical or mental incapacity or disassociation of any of the identified persons. Yamaha may defer such termination for a period up to six (6) months from such event in order to allow Dealer an opportunity to replace such person or persons with an equally qualified person or persons or allow an orderly liquidation of Dealer's operations; provided, however, it can be demonstrated that the terms and conditions of this Agreement can be fulfilled during such period and thereafter.

     6.05 Transition - New Agreement. Yamaha may terminate this Agreement at any time on the giving to Dealer of at least sixty (60) days prior written notice should Yamaha offer a new or modified form of agreement to all its dealers for the Products.

7. RESPONSIBILITIES UPON TERMINATION

     7.01 Continuing Responsibilities. Upon the termination of this Agreement, Dealer shall no longer be an authorized Yamaha dealer; however, Dealer shall immediately pay to Yamaha all amounts owed to Yamaha, whether or not due.

     7.02 Discontinuance of Use of Trademarks. Upon termination, Dealer shall
(1) discontinue forthwith any and all use of the trademarks of Yamaha, including such use in advertising, business materials of Dealer and as part of the firm or trade name of Dealer, (2) forthwith remove or obliterate any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark of Yamaha, and (3) forthwith notify and instruct publications and others who may list or publish Dealer's name as an authorized Yamaha dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized Yamaha dealer.

     7.03 Orders for the Products. In the event of the termination of this Agreement, all unshipped orders for the Products shall be deemed cancelled. However, from the date of the notice of termination to the effective date of termination, orders may be filled by Yamaha if such orders are bona fide and reasonable in quantity, Dealer pays for such order in cash on delivery, and Dealer is capable of meeting its sales and service obligations hereunder,

     7.04 Repurchase of Products.

          A. Upon termination of this Agreement, Yamaha shall have the option, but not the obligation, to repurchase from Dealer and Dealer shall sell to Yamaha, within sixty (60) days after the effective date of termination the following:

     (1) Any or all new, unused, undamaged, then current model Products which were purchased by Dealer from Yamaha, and are the unencumbered property of and in the possession of Dealer, at the net invoice price, exclusive of transportation charges and delivery and preparation reimbursement, previously paid by Dealer therefor less all costs incurred in regards to their purchase.

     (2)Any or all new, unused and undamaged resaleable parts, purchased from Yamaha which are then the unencumbered property of and in the possession of Dealer, at Yamaha's then current parts wholesale price list, exclusive of transportation charges and less all costs incurred in regards to the repurchase. Dealer shall, at Dealer's expense, inventory, tag, pack and deliver possession of such parts to Yamaha, in accordance with Yamaha's procedures then in effect.

          B. Within thirty (30) days of the date of termination of this Agreement, Dealer shall deliver or mail to Yamaha a detailed inventory of all the items referred to in Paragraph 7.04. In the event Dealer fails to supply such a list to Yamaha within said period, Yamaha shall have the right to enter onto Dealer's premises for the purpose of compiling such an inventory list and Dealer shall reimburse Yamaha for any costs incurred in connection therewith.

          C. Within ten (10) days after receipt of Dealer's detailed inventory or after Yamaha has taken a physical inventory, whichever is later, Yamaha shall notify Dealer of its intention in regards to Dealer's inventory of Products.

8. MISCELLANEOUS

     8.01 Relationship of the Parties. This Agreement does not in any way create the relationship of principal and agent between Dealer and Yamaha and in no circumstances shall Dealer, its agents or employees be considered the agent of Yamaha. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of Yamaha o; in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of Yamaha, except those authorized in writing by Yamaha. Dealer shall indemnify and hold Yamaha harmless from any cost and liability caused by the acts of Dealer, its employees or agent and from liability caused by any authorized act by Dealer, its agents, or employees.

     8.02 Force Majeure. Yamaha shall not be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance 'of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, delivery or payment hereunder; or lack of the usual means of transportation, fires, floods, explosions, strikes; extraordinary currency devaluations, taxes, or customer duties or other similar charges or assessments; or other events or contingencies beyond its control, either of the foregoing nature or of any kind, nature or description affecting the transportation, production, sale or distribution of the Products or any components used in or in connection with their production.

     8.03 Entire Agreement. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between Yamaha and Dealer as of the effective date of this Agreement with reference to all Matters covered by this Agreement. All negotiations, correspondence and memoranda which have passed between Yamaha and Dealer with reference to all matters covered by this Agreement are merged herein and this Agreement constitutes the entire agreement between Yamaha and Dealer. No representations not contained herein are authorized by Yamaha, and this Agreement may not be altered, modified, amended, or changed, in whole or in part, except in writing and executed by Yamaha and Dealer in the same manner as is provided for the execution of this Agreement.

     8.04 Assignment. The relationship created between Yamaha and Dealer is intended to be personal in nature, since Yamaha is relying on the continued active participation of certain individuals in the operations of Dealer, and consequently, this Agreement shall not be assignable or transferable in any manner whatsoever without the prior consent in writing of Yamaha. For purposes of this Agreement, any change in ownership, the legal form of the business, or active management shall be deemed a transfer which requires the prior consent of Yamaha. Any determination by Yamaha in this regard shall be based on an evaluation of assignee's or transferee's qualifications and ability to meet Yamaha's high standards. In the event Dealer changes his legal form of business or makes an assignment without notifying Yamaha as provided herein, Dealer shall continue to be personally liable for all past and future debts of this or a successor business.

     8.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     8.06 Construction. This Agreement and all of the words, terms, and provisions hereof shall be construed in accordance with their usual and ordinary meanings, and not in favor of or against either party hereto. Paragraph headings are not a part of this Agreement, but are only for convenience.

     8.07 Nonwaiver of Rights. Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not prelude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

     8.08 Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     8.09 Notice. All notices required or permitted to be given or made under this Agreement may be effected in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

     8.10 Attorney's Fees. In the event any legal action is necessary to enforce any of the terms and conditions of this Agreement, Dealer shall pay to Yamaha all costs and fees incurred, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 29th day of AUGUST, 1984. Dealer expressly acknowledges that it has read this Agreement in its entirety and understands its rights and responsibilities under this Agreement and the provisions relating to termination.



                                                       "Yamaha"

                                          YAMAHA MOTOR CORPORATION, U.S.A.
                                          a California Corporation



                                          BY: /S/   GEORGE BALLARD
                                             -----------------------------------
                                       TITLE:     ASSISTANT SECRETARY
                                             -----------------------------------







                                                         "DEALER"

                                           X    CYCLE SPORT UNLIMITED, INC.
                                             -----------------------------------
                                                       BUSINESS NAME

                                       BY: X /S/     DAVID NEES
                                             -----------------------------------

                                      TITLE: X /S/   PRESIDENT
                                              ----------------------------------

                                         BY: X
                                              ----------------------------------

                                      TITLE: X
                                              ----------------------------------

* SUZUKI.
SUZUKI PRODUCTS DEALER AGREEMENT
THIS AGREEMENT, entered into by and between the Motorcycle Division of AMERICAN SUZUKI MOTOR CORPORATION, a California corporation (hereinafter "Suzukr'), and (Dealership Name) CYCLE SPORT UNLIMITED, INC. of-- 632 GRANT STREET (Business Address) doing business as Dealer No. Z38546, at Herndon VA 22070 (City and State) (hereinafter "Dealer"). Suzuki is the exclusive distributor in the continental United States of the Suzuki brand products listed in Attachment A. Dealer desires to purchase such Suzuki products from Suzuki for the purpose of reselling them at retail in the United States at the location designated above. PURPOSE

The purpose of the Agreement is to establish a good working relationship between Suzuki and its independent Dealer based on a mutual understanding relating to the sale and service of Suzuki products in a manner that will best serve the interests of retail customers and will be of benefit to Dealer and Suzuki.

In entering into this Agreement Suzuki and Dealer recognize that their success depends upon how well Dealer fulfills the retail customers! needs - upon the quality and value which Suzuki offers to the public in the Suzuki products it distributes - and upon how well each authorized independent Suzuki dealer fulfills its obligations through aggressive, sound and ethical sales and service efforts at the retail level. Suzuki and Dealer agree that the keystone to success is conscientious regard for quality customer service.

Suzuki expects and Dealer in executing this Agreement acknowledges, that Dealerwill actively, aggressively and honestly promote the sale of Suzuki products to retail customers and will give to the public prompt efficient and courteous service; and that Dealer will conduct its business in an independent and responsible manner which will reflect favorably upon Suzuki and Suzuki products, and upon Dealer and its operations; and that Dealer will preserve and promote the goodwill of Suzuki and Suzuki products that has been created bythe manufacturer and sale of Suzuki products of the highest quality and desigri. To achieve the purposes set forth above and the mutual obligations of the parties to each other, it is agreed as follows:

Dealer's Responsibility

Subject to the terms and conditions hereof, Suzuki will sell Suzuki products to Dealer and Dealer will use its best efforts to sell Suzuki products at retail. The Dealer is authorized to sell Suzuki products from the Dealers business location set forth above to retail customers without regard to geographical limitations. Dealerwill act independently of Suzuki in its sales and service responsibilities to its customers and its representations to the public.

                           [CYCLE SPORT LETTERHEAD]


American Suzuki Motor Corporation
Brea, California

Gentlemen:

      Please accept this dealer agreement signed by us with the understanding that, in reference to paragraph 2.3, on page 5, the dealer will follow and be governed by the guidelines set forth as to dealer conduct in the display and sales of ATVs, as stated in the consent decree on ATVs signed by the CPSC and the manufacturers.


                                             Signed,

                                             /s/ DAVID E. NEES
                                             -------------------------------
                                             David E. Nees


                                             /s/ RANDALL RENFROW
                                             -------------------------------
                                             Randall Renfrow


                                             /s/ ROBERT P. WHEELER, JR.
                                             -------------------------------
                                             Robert P. Wheeler, Jr.


                                             /s/ HOWARD A. WILES
                                             -------------------------------
                                             Howard A. Wiles


                                             /s/ LOUIS A. NEES
                                             -------------------------------
                                             Louis A. Nees

[SUZUKI LOGO]

                            OWNERSHIP AND MANAGEMENT

      This agreement is entered into by Suzuki with Dealer in reliance upon the ability of Dealer as an independent business to meet and perform the operating requirements hereof and in consideration of the personal qualifications and business ability of the following named person or persons who will participate in the ownership of Dealer. Dealer further represents that the following individuals are the sole legal and/or beneficial owners of Dealer in the proportions set forth, each of whom will personally guarantee the dealership's financial obligations to Suzuki.

David E. Nees                  /s/ DAVID E. NEES                        51%
--------------------------------------------------------------------------------
(Full Name)                                                        (% Ownership)
                                                                        Yes
--------------------------------------------------------------------------------
(Residence Address)                           (Management Participation? Yes/No)


Randall Renfrow                /s/ RANDALL RENFROW                       10%
--------------------------------------------------------------------------------
(Full Name)                                                        (% Ownership)
                                                                        Yes
--------------------------------------------------------------------------------
(Residence Address)                           (Management Participation? Yes/No)



Robert P. Wheeler, Jr.                                                   16%
--------------------------------------------------------------------------------
(Full Name)                                                        (% Ownership)
                                                                         Yes
--------------------------------------------------------------------------------
(Residence Address)                           (Management Participation? Yes/No)



Howard A. Wiles                                                           9%
--------------------------------------------------------------------------------
(Full Name)                                                        (% Ownership)
                                                                          No
--------------------------------------------------------------------------------
(Residence Address)                           (Management Participation? Yes/No)



Louis A. Nees * (See note below)                                         14%
--------------------------------------------------------------------------------
(Full Name)                                                        (% Ownership)
                                                                         No
--------------------------------------------------------------------------------
(Residence Address)                           (Management Participation? Yes/No)

*As a stockholder with no management participation in this company, I disavow and disassociate myself with the statement made in the second clause of the second sentence of the first paragraph on this page 2. I further state that I do not personally guarantee this dealership's financial obligations to American Suzuki.

/s/ LOUIS A. NEES
---------------------------
signed: Louis A. Nees

* SUZUKI.

The following named persons have full authority and responsibility for the operation and management of the Dealership and Dealer's signature below constitutes written authority for the belownamed persons to bind the dealership:

David E. Nees President
(Full Name) (Title)

(Residence Address)

(Full Name) (Title)

(Residence Address)

(Full Name) (Title)

(Residence Address)

(Full Name) (Title)

(Residence Address)

(Full Name) (Title)

(Residence Address)

The ownership interests and managing personnel set forth above may not be changed without 30 days prior written notice to Suzuki, prior review by Suzuki and prior written approval of Suzuki concerning the business qualifications of new owners and managing personnel. Suzuki will give such approval provided the proposed -changes meet Suzuki requirements Any change in the addresses set forth above shall be communicated in writing to Suzuki The terms of any change in ownership must be disclosed to Suzuki on the form provided Duration of Agreement

This Agreement is notvalid until and unless it is executed byan officer of Suzuki at its main office in California. From its effective date this Agreement shall remain in full force and effect so long as Dealer performs in accordance with the terms and conditions hereof. Suzuki may terminate this Agreement under the provisions set forth in Section 9. Dealer may terminate this Agreement upon sixty (60) days' written notice to Suzuki.

SUZUK16

GENERAL CONDITIONS

1. PLACE OF BUSINESS.

1.1 Location. Dealer will operate his dealership including showroom, sales~ service and parts, only in a permanent facility that meetsthe requirements of thisAgreement, and only at the authorized dealer location and addresssetforth above. If authorized Dealer desires to change the business location, it must provide Suzuki with a minimum of thirty(30) days written notice to allow Suzuki adequate time to review the new facility. The notice should be given on the attached form, as soon as the Dealer gives a change of location serious consideration. AfterSuzuki reviews the newfacility, Dealer must receivefrom Suzuki written approval of the new location before it makes acommitmentto move the dealership. Suzuki will not unreasonably withhold written approval so long as the new facility meets Suzuki's requirements as published by Suzuki from time to time.

1.2 Expansion. Dealer, at its expense, shall equip and maintain in a manner acceptable to Suzuki~ the authorized place of business where Suzuki products are sold In this regard, Dealer will make necessary expansions of the authorized place of business or move to a larger place of business if in the judgment of Suzuki such expansion or change in location is necessitated due to changes or growth in local marketing conditions.

1.3 Size. Dealers place of business must conform to the minimum size requirements of Suzuki as published from time to time or be of adequate size to allow for display and storage of Suzuki products and provide for office space, a parts area and service facilities of sufficient size to accommodate the volume of sales and service of the Dealer in conformance with written recommendations from Suzuki.

1.4 Appearance and Maintenance. The Dealer's place of business will at all times be maintained so as to present a good image for Dealer and Suzuki. It is Dealer's responsibility to maintain an attractive store for the benefit of the customer, Dealer, and Suzuki. Dealer acknowledges that modern marketing studies show that an attractive, well-lighted, neat and clean store will attract more customers and contribute more to thedevelopment and growth of the Dealer's business

1.5 BusinessHours. Dealer shall remain open during normal retail business hours to benefit his customers. If Dealer closes for ten (10) or more successive days without the prior written permission of Suzuki~ he will be subject to termination, unless such closing is due to adverse weather or reasons beyond Dealer's control.

1.6 Identification. The Dealer's place of business will be properly and appropriately identified as a Suzuki retail store by display of authorized Suzuki outdoor signs Suzuki will review all Suzuki identification at Dealer's place of business on a periodic basis to assure that it is adequate, attractive and well-maintained Dealer will follow Suzuki's recommendations regarding Suzuki identification.

1.7 Legal Right of Use. Upon Suzuki's request Dealer will submit to Suzuki a copy of the legal title to Dealer's facility, the lease underwhich Dealer is leasing thefacility, orthe document granting Dealer's rightto use the facility as the case may be

2. RETAIL SALES. *

2.1 Sales Personnel. Dealer shall at all times have competent and adequate personnel to develop maximum sales opportunities for Suzuki products, Dealer will employ qualified sales personneL The quality of sales personnel will be reviewed by Suzuki from time to time. Dealer will be responsible forthe sales personnel and assure that they practice fair and ethical selling methods. Such personnel will be knowledgeable about all Suzuki products

2.2 Promotion Materials. Suzuki will make available to Dealer various promotional materials at a reasonable cost and Dealer will stock an adequate supply of these materials for the promotion of Suzuki products.

SUZUKI.
2.3 Types of Sales. Dealer will sell Suzuki products to retail customers only, except for sales to other authorized Suzuki dealers. Dealer will not sell Suzuki products to unauthorized Suzuki dealers or any other person for resale either in this country ora foreign country. Dealerwill not sell Suzuki products to customers who do not meetthe age requirements in regard to the size of vehicle sold, as setforth by Suzuki from timetotime in accordance with the rules and regulations of the CPSC and other legal authorities. Any such unauthorized sales will subject Dealer to termination as set forth below.

2.4 Terms of Sale. Suzuki has the right at any time to change charges, discounts and other terms of sale affecting any Suzuki product as reflected on the dealer invoice.

2.5 SalesProcedure. All retail sales made by Dealer must conform to the requirements for product set-up and warranty presentation as published by Suzuki from time to time. Dealer will forward all sales registration cards to Suzuki immediately upon conclusion of the sales transaction.

2.6 Prices. All sales to Dealer will be at such prices as from time to time are established by Suzuki and in eff ect at the time of shipment and as invoiced. Such prices will be herein refered to as the"Dealer Price' ' Suzuki reserves the right to change its "Dealer Price" for any reason. Suzuki will not be bound by Dealer's pre-sale of products to a customer in the event of a price increase. Suzuki shall give written notice to Dealer of any change increasing the price to be paid by Dealer before shipping any current models to which such change is applicable. Dealer may cancel or modify orders for products to which any such change applies, provided written notice of cancellation is delivered to Suzuki within ten (10) days after receipt by Dealer of Suzuk?s price change notice.

2.7 Dealer Sales Responsibility. Dealer will maintain a minimum annual sales volume for each product category mutually agreed upon each yearbySuzuki and Dealer. Dealer will establish a target growth factorwhich it will strive to achieve through aggressive marketing and promotion of Suzuki products. Dealer agrees that the best method of measuring its market area share is by comparison of its Suzuki sales against the national, state~ county and local area Suzuki sales percentages in the product category as determined bya recognized reporting organization. Dealer also agrees that comparison of its sales to similarly located Suzuki dealers in comparable trade areas is a proper criteria to measure its sales performance

2.8 Inventory Responsibility. Dealer must maintain the level of Suzuki product inventory recommended by Suzuki. It must also maintain the capability of purchasing and stocking Suzuki products through a line of credit exclusively for Suzuki products with financial organizations acceptable to Suzuki. Evidence of a line of credit must be furnished to Suzuki upon Suzuki's request

2.9 Dealer Reports. Dealer will furnish reports of its sales and inventory as requested Dealer will also furnish reports and statements concerning its financial condition as Suzuki may request

2.10 Inventories. Dealer shall maintain at all times a minimum inventory of Suzuki products for display, demonstration and sale. A minimum inventory is the quantity, and models, necessaryfora sixty- day supply, based on the current Dealer sales plan but subject to availability.

2.11 Sales Information. Dealer shall comply with Suzuki's existing and future bulletins and manuals pertaining to the sale of Suzuki products.

2.12 Sales Records. Dealer shall keep an accurate record of all sales of Suzuki products. These records shall be subject to inspection by Suzuki personnel upon reasonable notice to Dealer.

SUZUKI.

           2.13 Stock Orders. Suzuki will not accept orders from Dealer for a specific retail customer. Suzuki will accept only stock orders for products from Dealer. Dealerwil I be responsible for providing the customers, specific product parts and accessory needs from its inventory.

           2.14 Allocations. If the demand for Suzuki products is so great that in Suzuki's judgment it is necessary to make allocations of the products on an individual dealer basis, Dealer will accept the judgment of Suzuki that such allocation of products is necessary and Dealer will also accept the allocations actually made by Suzuki based on Suzuki's sole and exclusive judgment as to the reasonableness of such allocations.

           2.15 Title. Title to Suzuki products passes to Dealer only upon payment in full for said Suzuki products delivered to Dealer. Until full payment for Suzuki products is made, Suzuki retains a security interest therein which shall allow Suzuki atany reasonable time, andwithout notice ordemand, and with orwithout legal process, to take possession of said Suzuki products

           2.16 Accessories. Dealer understands and acknowledges that Dealer is responsible for the after market and accessory items that Dealer installs on Suzuki products and must caution the customer regarding the proper use of accessory items and any effect accessory items may have on the products handling characteristics, mileage, Environmental Protection Act regulations or safety. Dealer will not recommend any accessory products that will or could cause unsafe handling or dangerous riding characteristics

           2.17 Product Discontinuance. Suzuki retains the right to discontinue~ cancel, or alter any product line or model as well asthe styling, color, or other features of said lines ormodels, Suzuki does not and will not represent that any product or product line will continue for any period of time. Suzuki will incur no obligation for pre-existing product or product in inventory that does not contain a change or alteration

           2.18 Foreclosure of Dealer. If Dealer loses title to his dealership or any of his Suzuki inventory through liens, encumbrances orany lawful means~ it isa violation of thisAgreement The person orentitygaining legaltitle or control may not operate the dealership without the written approval of Suzuki.

3. SERVICE

           3.1 Service Satisfaction. Dealer as an independent business shall strive to offer the best possible customer service to owners and users of all Suzuki products.

           3.2 Service Compliance. Dealer shall provide prompt efficient and courteous maintenance and repairservice to all owners and users of Suzuki products. All service shall be performed in accordance with recommendations, specifications and instructions as may be furnished Dealer by Suzuki However, Dealer shall be solely responsible to his customers and the public to have all service work performed properly and in a good and workmanlike manner. Dealer will also be solely responsible for the use of other than genuine Suzuki parts in performing service work for his customer.

           3.3 Service Area and Equipment Dealer shall maintain an appropriate sized service department which shall be painted neat and properly organized to insure efficient operation and inspire consumer confidence Dealer shall equip this department with the appropriate and necessary shop equipment furniture, Suzuki "Special" tools and those tools used in normal day to day operations.

SUZUKI.

           3.4 Records and Manuals. Dealer shall maintain and keep updated all manuals, bulletins, microfiche, video training tapes and records received from Suzuki. Dealer and its service personnel will have available and be familiar with all service and maintenance manuals provided by SuzukL

           3.5 Customer Service. Dealer will receive, investigate and handle all customer service problems and complaints receivedfrom ownersof Suzuki productswith aviewtoward securingand maintaining the goodwill of the public toward Dealer, Suzuki and Suzuki products.

           3.6 Service Personnel. Service personnel in the dealership will be competent and properly trained to handle all service work of Dealers customers. Dealerwill have at least one full-time mechanicwho has been to Suzuki Service School, but more than one full-time mechanic if the service department volume warrants additional mechanics. Dealer accepts the responsibility to provide fast efficient and accurate serviceworkto its customers. From time to time, Suzuki will make suggestions regarding the improvement and upgrading of Dealer's service department and personnel; however, Dealer is solely responsible for all work performed in its Service Department by its service personnel.

           3.7 Special Tools. Dealer shall purchase and maintain the special tools required by Suzuki Dealer is aware of and accepts the need for such special tools to provide its customers fast efficient and accurate service.

           3.8 Set-up, Assembly and Inspection. Dealer must comply with Suzuki's new product assembly, set-up and inspection instructions as published from time to time. Dealer is solely responsible to see that this work is performed in a proper and careful manner to assure customer satisfaction with the performance of Suzuki products, to maintain good customer relations, and to protect Dealer and Suzuki from lawsuits by customers Failure to properly perform this set-up, assembly and inspection service is a violation of this Agreement Acknowledgment of proper set-up, asssembly and inspection must be made on forms provided by Suzuki.

           3.9 Service Records. Dealer will maintain accurate and complete service records of all service performed on Suzuki products for the mutual benefit of the customer, Dealer and Suzuki.

           3.10 Prices. Dealer will charge fair and reasonable prices forthe service work performed as customary in its area. Dealer agrees that it will not overcharge its customers or do any unnecessary service work Dealer acknowledges that fair and competitive pricing will help insure customer satisfaction.

           3.11 Suzuki Inspections. Dealer will permit Suzuki agents and employees to inspect and review the Dealer's service area and records from time to time. Dealer will be aware of and discuss any and all customer problems with SuzukF s. representatives from time to time.

           3.12 Service Schools. Dealer will send his Dealer personnel to and participate in, service training classes, service schools, seminars and other dealer employee training courses as provided by Suzuki from time to time Dealer acknowledges the need for such school and training to keep current on all Suzuki products for the protection of Dealers customers.

SUZUKle

           3.13 Recall And Safety Procedures. If at any time Dealer receives from Suzuki a notification of certain procedures that Dealer is to follow concerning a recall or other safety or product improvement campaign or program, Dealer shall comply with it If for any reason, Dealer fails or refuses to comply with the procedures specified in such notification, Dealer shall be in violation of this Agreement and assumes liability for noncompliance. Dealer acknowledges the necessity of complying with recall and other safety or product improvement notices to insure the protection of the consumer and to comply with government laws, orders, rules and regulations.

4. CREDIT FINANCING AND PAYMENTS.

           4.1 Payments. Dealer must pay for all Suzuki products shipped to it Payments for products shall be by prepayment prior to shipment bill bank, or sight draft, or payment may be made in accordance with wholesale financing arrangements in effect between Suzuki, Dealer and a financial institution at the time of shipment but not more than fifteen (15) days after receipt of the product invoice. Any collection charges will be paid by Dealer Any such financing arrangement will guarantee payment to Suzuki through the financial institution. Loss of the financing guarantee or loss of the financial capability for the purchase of Suzuki products will constitute a violation of this Agreement Payments for other Suzuki products will be in accordance with the Dealer terms established by the Credit Department

           4.2 Security and Guarantee Documents. Dealer agrees that it will execute and immediately return to Suzuki the continuing guarantees of all owners or stockholders of the Dealership. Each individual owner or stockholderwho signs this Agreement and/or a continuing guaranty, understands and acknowledges his or her joint and individual liability and responsibility for all of the Dealership's debts to Suzuki In addition, each signator accepts the responsibility to provide current dealer financial statements at le ast twice a year, as well as upon written request from SuzukL

           4.3 Account Payments. Dealer's product purchases are to be paid promptly but not later than the fifteenth (15th) day after receipt of the invoice. All invoices are payable in full without regard to any pending Dealer credit claims. Dealers parts, accessories and promotional purchases are to be paid in accordance with terms established by the Credit Department from time to time. Dealer will be delinquent in its accounts if it fails to comply with the terms of payment for products and parts, accessories and promotional material.

           If Dealer becomes deliquent in any of its accounts with Suzuki~ Dealerwill be in default on all of its accounts with Suzuki. All accounts will then be accelerated and become immediately due and payable. A default in any credit account including a "special terms" account will result in such acceleration of all of Dealer's accounts.

A default may be any of the following.

Delinquent Parts Account                Delinquent Interest Payments on Finance

Delinquent Product (Vehicle) Account    NSF Checks

Delinquent Accessory Account            Sold Out of Trust Product (Vehicle)
                                        Inventory

SUZUKI.

           4.4 Suspension by Suzuki. If dealer is delinquent in payment of any indebtedness or obligation to Suzuki or fails to sign and immediately return any security documents, Suzuki may suspend all pending orders and shipments until said delinquency is cured or said security documents are received

           4.5 Repossession. If Dealer becomes delinquent in its required account payments asset forth in paragraph 4.3, Suzuki may repossess the inventory of Dealer. If Suzuki repossesses Dealers inventory, Dealer shall be responsible for all repossession charges including, but not limited to, handling expenses, freight costs, a $1 00.00 per vehicle restocking charge, storage, resale costs and attorneys' fees. Any and all such expenses will be charged to Dealers account

           4.6 Financial Statements. Dealer will maintain sufficient working capital and net worth to allow Dealerto perform its obligations under this Agreement In this regard Dealer will provide Suzuki with a current financial statement upon request of SuzukL Dealer will sign the financial statement and attest to its accuracy.

           4.7 Financial Changes. Any significant change in the Dealer's financial capability will be reported immediatelyto Suzuki. Any significant change in Dealer's financial capability must be approved by Suzuki. Failure to report a change in financial capability constitutes a violation of this Agreement

5. TRANSPORTATION

           5.1 Dealer Pays Freight. On all Suzuki products ordered by Dealer, it shall pay all transportation charges from Suzuki's warehouse facility. If
Dealer refuses a deliver)4 Dealer will pay freight costs forsaid shipment These costs will be added to Dealers account with SuzukL This includes any shipment made on a C.O.D. basis. All charges on C.O.D. shipments are the Dealers responsibility.

           5.2 Unloading. In accordance with federal and Interstate Commerce Commission regulations. Dealer shall provide equipment and labor for unloading from delivery trucks all shipments weighing over 500 pounds,

           5.3 Delays. Although Suzuki will use due diligence to ship promptly orders accepted by it Suzuki shall not be liable for any delay in shipment caused by a shortage of supplies at the Suzuki warehousing facility nearest Dealer, riots, war, willful acts of third parties, strikes or other union labor problems, import restrictions, Acts ofGod, or any other cause beyond Suzuki's control. It is specifically understood that Suzuki will attempt to fill all orders accepted by it but takes no responsibility for failure to fill any of Dealer's orders~ orfor placing Dealers orders in a "back-order" statur.

           5.4 Concealed Shortage and Damage Reports. Any concealed shortages in, or concealed damages to, merchandise in any shipments of products, parts or accessories received by Dealer must be reported to Suzuki immediately on the Suzuki form provided If notification is not made within ten (10) days, Dealerwill have waived its right to reimbursement for the shortages or damages.

           5.5 Product Return. Suzuki will not accept the return of Suzuki products from Dealer except under Paragraph 10.2 or where required by law. All such product returned will be subject to a $100.00 per vehicle restocking fee. If Suzuki must by local law accept the return of Suzuki products from Dealer, Dealer will pay all transportation charges and Suzuki will deduct any handling and restocking charges from the original invoice price. All products returned must be new, unused, and in their original package

SUZUKle

           5.6 Dealer Responsibility for Shipments. When a shipment to Dealer leaves the Suzuki warehouse, the responsibility for the shipment isthe Dealer'sand any lossordamage during shipment must be resolved between the carrier and the Dealer, except for concealed loss or damage, as noted in Paragraph 5.4.

           5.7 Routing. Suzuki will attempt to use the best available carrier of Dealer's choice for all shipments to Dealer, but Suzuki reserves the right to make the final choice of the carrier at Suzuki's sole discretion.

6. PARTS.

           6.1 Inventory. Dealer agrees to maintain an adequate inventory of Suzuki parts to fulfill customer service and warranty requirements Failure to maintain an adequate inventory of Suzuki parts to satisfy customer needs in the sole judgment of Suzuki will constitute a violation of this Agreement

           6.2 Shipment Acceptance. Dealer will accept all shipments of Suzuki parts ordered by it In the event of an error in a shipment by Suzuki, the Dealer must submit a parts discrepancy report and receive the prior written approval of Suzuki before returning the parts.

           6.3 PartsSales. Dealer will sell all Suzuki parts in an ethical manner under a proper and reasonable pricing structure and with concern that the customer receives the right Suzuki parts for his needs.

           6.4 Genuine Suzuki Replacement Parts. Dealerwill not sell any part to a customeras a Suzuki part unless it is a genuine Suzuki part If Dealer does so it may constitute fraud and may be a violation of this agreement

7. WARRANTY.

           7.1 Warranty Repairs. Dealer understands that properand efficient warranty repairs are an essential part of good customer relations. Dealer will use its best efforts to complete all warranty repairs in a timely and courteous manner without charge to the warranty customer.

           7.2 Warranty Responsibility. Dealer will deliver a copy of the Suzuki warranty and will fully explain its provisions to each customerwho purchases a new Suzuki product that carries a Suzuki warranty. In accordance with the provisions of the warranty policy and service bulletins furnished by Suzuki to Dealer from time to time~ Dealer will perform any-warranty repairs of any Suzuki products which qualify for repairs without charge to the customer under the provisions of such warranties and service bulletins regardless of whether Dealer sold the Suzuki products or not Dealer will be solely responsible for the service work performed in making the warranty repair.

           7.3 Warranty Information. Dealer acknowledges its responsibility to be completely familiar with Suzuki warranties and any changes published by Suzuki from time to time Dealer will display in his showroom the complete text of the warranties in accordance with government regulations and instructions from Suzuki.

SUZUKIv

           7.4 No Other Warranties. Dealer understands that Suzuki makes no warranties or representations express or implied for itself or the manufacturer except as provided in the current Suzuki warranty policy. Dealer will promote only Suzuki approved and sanctioned warranties and extended service contracts as Suzuki warranties and service contracts, and will not promote any other warranty or extended warranty as a Suzuki warranty.

           7.5 Warranty Claim Procedure. Suzuki will reimburse Dealer only for warranty repairs performed in accordancewith prevailing Suzuki policyand procedures, as published by Suzuki frorntimetotime. Dealerwill use only properwarranty claim forms furnished by Suzuki. Credit for authorized warranty repairs will be issued by Suzuki in a timely manner. Dealer shall not charge any customer for warranty repairs

           7.6 Sales Registration Card. Upon sale of any new Suzuki product Dealer must send to Suzuki within three days a Sales Registration Card properly filled out as a record of that sale. This information is essential for Suzuki to comply with government regulations and to provide Suzuki with essential owner information.

8. ADVERTISING.

           8.1 Advertising Suzuki Products. Dealer acknowledges his responsibility to use advertising programs to promote Suzuki products in his sales area

           8.2 Ethical Standards. To build and maintain public confidence and respect in Dealer, Suzuki, and Suzuki products, both Dealer and Suzuki will maintain the highest ethical standards of advertising.

           8.3 Customer Confidence. Dealer will advertise only in a manner that will develop customer confidence in Suzuki products, and will not use any advertising tending to mislead or deceive the public. Dealerwill discontinue any advertising that Suzuki may reasonably find in its sole judgment to be injurious to Suzuki business or likely to deceive the public.

           8.4 Cooperative Advertising Program. Dealerwill participate in SuzukFs cooperative advertising program in accordance with Suzuki's Co-op Policy and advertising bulletins published from time to time.

           8.5 Retail Only. In its advertising Dealer must identify itself as a retai I dealer and must not in anyway attempt to mislead the public into a belief that Dealer is a"wholesalee', "jobber", "factory direct dealer", oranythinqother than a retail dealer.

           8.6 Stand 8ehind Advertisements. Dealer acknowledges that it is solely responsible for and must stand behind its advertising of price~ performance, specifications~ equipment warranty and other information contained in its advertisements. If Dealer advertises promotions of Suzuki products, Dealer must fulfill the obligations and offers set forth in the promotion advertisements.

           8.7 Suzuki Advertising Promotions. If Suzuki makes an offer to retail customers by an advertising promotion, Dealer will fulfill Suzuki's obligations to the retail customers and will comply and cooperate with Suzuki's promotions in a fair and accurate manner.

           8.8 Suzuki Promotions. To further expose and popularize the name"SUZUKI", Suzuki will from time to time participate in promotional activities with other parties, which may include the sale or exchange of Suzuki products for advertising or promotional value. Dealer will cooperate by rendering assembly, pre-delivery and warranty service in connection with such promotions, for which service Dealer will be compensated at the established rates.

SUZUKle

9. TERMINATION.

           9.1 Written Notice. If Dealer does not conduct its business in accordance with the requirements set forth herein, Suzuki may terminate this Agreement by giving to Dealer written notice of termination.

           9.2 Fifteen Days? Wriften Notice. Suzuki may terminate this Agreement with 15 days'written notice after the occurrence of any of the following events,

           (1) Insolvency of Dealer, i.e., inability to pay its bills in a timely manner,

           (2) Filing of a petition by or against the Dealer under any bankruptcy or receivership law,

           (3) Assignment for the benefit of creditors;

           (4) Appointment of a personal representative, receiver or trustee for Dealer, or if any legal proceedings or process renders Dealer's business substantially inoperative in the sole judgment of Suzuki;

           (5) Failure of Dealer to be duly licensed to sell Suzuki products;

           (6) Transfer of any ownership or interest in the dealership without the written consent of Suzuki;

           (7) Moving the location of the dealership without Suzuki's prior written authorization.

           (8) The submission of false documents to SuzukL

           (9) Closing the dealership for ten (10) consecutive business days without prior written permission from Suzuki.

           (10) Abandonment of the dealership by Dealer.

           (11) Conviction of the Dealership owner(s) and/or officers of a felony or any crime involving moral turpitude, or a criminal offense directly related to the business conducted pursuant to this agreement

           (12) Failure to comply with instructions of Suzuki regarding recalls or other safety or pr8duct improvement campaigns or programs, and/or failure to make a good faith effort to comply with the National Traff ic and Motor Vehicle Safety Act or Consumer Product Safety Act or any other laws, orders, rules or regulations regarding recalls or other safety or product improvement campaigns or programs,

           (13) Sale of any Suzuki product to any person or entity for resale, either in this country or a foreign country other than another authorized Suzuki Dealer.

           (14) Sale of any product or part on the representation that it is a genuine Suzuki product with knowledge that it is not

           (15) Failure to obtain and carry the insurance required under Paragraph 10.5.

If the fifteen (l5) day written notice specified in this paragraph is lessthan the period required byapplicable laws, such period of notice shall be deemed increased to the minimum period required by such laws.

SUZUKle

           9.3 Sixty Days Written Notice. Suzuki may terminate this Agreement with sixty (60) days written notice after the occurrence of any of the following events:

           (1) Failure of the Dealer to maintain the sales volume established for the dealership by mutual agreement of Suzuki and Dealer.

           (2) Failure to keep the dealership in a proper state of repair and in an orderly, clean and attractive condition and appearance.

           (3) Improper or unethical advertising.

           (4) Failure to properly perform warranty service.

           (5) Failure to employ an adequate number of qualified service and sales personnel.

           (6) Failure to carry an adequate inventory of Suzuki products.

           (7) Failure to have sufficient capital and/or sufficient flooring to maintain an adequate inventory and to report a significant change in financial capability.

           (8) Dealer's sale of any product without prompt payment to Dealer's flooring source(s) or being in an "out of trust" condition whether financed by a separate financial organization or by Suzuki;

           (9) Default by Dealer in its credit obligations, as set forth in Paragraph 4.3 above.

           (10) Any material misrepresentation by Dealer in the Dealership Application to Suzuki.

           (11) Dissension among the dealership owners which in the sole judgment of Suzuki is detrimental to the proper operation of the dealership.

10. LEGAL

           10.1 Non-Assignable. This Agreement based on mutual trust between Dealer and Suzukk may not be assigned or transferred by Dealer without the prior written consent of Suzuki. Any assignment without the prior written consent of Suzuki will be void.

           10.2 Death of an Owner. If an owner or interest holder of any portion of the dealership dies and leaves a spouse who becomes the sole owner or a majority owner of the dealership, Suzuki reserves the right in its sole discretion, to terminate the dealership if the spouse is not capable of operating the dealership because of a lack of business experience and/or knowledge of financial affairs. I n such event Suzuki will repurchase the new and unused Suzuki product inventory subject to the prevailing restockin g and repossession charges, and all Suzuki signs, and special tools. Suzuki will also assist the spouse in attempting to locate a buyer for the dealership.

           If in the judgment of Suzuki the spouse can operate the dealership, it may be transferred into the spouse!s. name; however, no other heirs ordescendants of the deceased Dealer maytake overand operatethe dealership without the express written consent of Suzuki.

SUZUKle

           10.3 Incapacity of Dealer. If the Dealer becomes physically or mentally incapacitated, Suzuki will allow the Dealer to continue operation of the dealership if the operation of the dealership and service to Suzuki customers does not-suffer. If necessary, Suzuki will assist in the transfer or liquidation of the dealership. Suzuki will act in a reasonable manner under the circumstances presented to best resolve the problem of the Dealer and Suzuki if the dealership is being operated in conformance with the terms of this Agreement

           10.4 Divorce or Sepa rate Maintenance. If the owners and/or officers of the dealership become parties to a lawsuit for divorce or separate maintenance, Suzuki will be notified immediately. In such event the owner and/or officer of the dealership will not allow the operation of the dealership to be transferred to a non-operating spouse or anyone else without the written approval of Suzuki. Any attempt to establish the non- operating spouse or other person as an operator of the Suzuki dealership through the divorce or separate maintenance action without the written consent of Suzuki will be grounds for termination of this Agreement

           Owners and officers of the dealership will cause the contents of this paragraph to be brought to the attention of the Court in any such divorce or separate maintenance action.

           10.5 Insurance. The dealership is an independent business and the Dealer is responsible for its actions and conduct; therefore, Dealer shall maintain continuously in effect at its own expense, insurance against the acts of omissions of the Dealer or any of its employees, agents, servants, or contractors in connection with the sale of products or rendering of services by the Dealer, and for all claims for damage to property, or for injury or death of any persons directly or indirectly resulting from such acts or omissions. Such insurance shall include Comprehensive General Liability Insurance and also Garage Liability Insurance. The Garage Liability Insurance shall include products and completed operations coverage. All insurance shall be obtained from insurance companies rated A:XII or better in Bests Insurance Ratings in the form of a Combined Single Limit Policy in an amount not less than Five Hundred Thousand Dollars ($500,000.00) for bodily injury and/or property damage.

           The property insurance shall include coverage on all Suzuki products as to all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief.and special extended perils (All Risk). Such property insurance shall also cover all Suzuki products on which title and/or security interests have not passed to Dealer.

           The Garage Liability Insurance and insurance for Suzuki productsshall name Suzuki as an additional insured Dealer shall furnish to Suzuki a Certificate of Insurance with evidence that premiums therefore have been paid at leastannually, and the Dealer's insurance company shall be required to provide ten(l0) day prior written notice to Suzuki in the event of cancellation or any material change in the policy.

           Failure to provide the insurance required herein may be grounds for termination of this agreement

           10.6 Hold Harmless Agreement Dealer acknowledges its responsibility for proper assembly, set-up, inspection and service work In this regard, Dealer agrees that for any lawsuit that results from the dealership failing to properly assemble, set up, inspect and/or service a Suzuki product Dealer will hold Suzuki harmless from any and all claims of any customer plaintiff, including attorneys' fees and costs of defense, if Dealer does not accept the tender of Suzuki's defense, and will indemnify Suzuki to the extent of any such damages, costs and attorneys fees,

           10.7 Construction, Jurisdiction and Severability. This Agreement shall be construed according to the laws of the State of California. If suit is brought by either party to enforce the terms hereof, jurisdiction will be in the Superior Court Orange County, California. If any provisions of this Agreement should be held invalid or unenforceable for any reason whatsoever, or should violate any law of the United States~ the District of Columbia or any State or Territory thereof, this Agreement shall be considered divisible as to such provisions, and such

SUZUKle

provisions shall be deemed deleted from this Agreement in such jurisdiction as if such provisions were not included herein. In the event that any provision of this Agreement should be held to violate only the laws of the District of Columbia, or of any State or Territory, the remainder of this Agreement shall be valid and binding with respect to jurisdictions outside of such District State or Territory.

           10.8 Attorneys' Fees. If Suzuki sues Dealer for lack of performance, monies due, or for any other reason undertheterms of thisAgreement, Suzuki shall be entitled to reasonable attorneys' fees as determined byacourt of competent jurisdiction.

           10.9 Only Agreement. This Agreement constitutes the entire and only Agreement between the parties concerning Suzuki products and service. There are no understandings between the parties hereto, either oral or written, which are in conflict with this Agreement

           10.10 Vendor-Vendee Relationship. The relationship between Suzuki and Dealer shall be that of vendor and vendee. Dealer is an independent business and solely responsible for its own acts, conduct and relations with itscustomers; and the public~ and is notthe agent or legal representative of Suzuki orSuzuki MotorCo., Ltd, the manufacturer of Suzuki products, for any purpose whatsoever. Dealerdoes not have any express or implied right or authority to assume or create any obligations or responsibilities on be half of or in the name of Suzuki or Suzuki Motor Co., Ltd. However, during the term of the Agreement, Dealer is authorized to use the Suzuki trademark and logo "S" in connection with its business

           10.11 Mutual Indemnification. Mutual indemnification between Suzuki and Dealer shall be as follows:

           (1) Indemnification by SuzukiL Subject to the provisions of this subpargaraph, Suzuki shall indemnify and hold Dealer harmless against any judgment including settlement against Dealer, plus reasonable attorneys~ fees and court costs~ resulting from lawsuits commenced against Dealer by third parties concerning bodily injury or property damage claimed to have been caused by an alleged defect in the design, manufacture or assembly of a Suzuki product if the claimed defect was not detectable by Dealer in a rea sonable inspection of the product

           In the event that any lawsuit making such allegations is brought naming Dealer as a defendant, Suzuki may, following receipt of notice as provided in Paragraph 10.11(3), undertake the defense of said action on behalf of Dealer at Suzuki's sole expense and with counsel of Suzuki's choice.

           Suzuki shall have the right to decline to undertake such defense or, after undertaking the defense, to tender the defense back to Dealer, and Dealer must accept such tender, if Suzuki reasonably concludes that the allegations being pursued are no longer those set forth above.

           (2) Indemnification by Dealer. Subject to the provisions of this subparagraph, Dealer shall indemnify and hold Suzuki harmless against any judgment including settlement against Suzuki, plus reasonable attorneys' fees and court costs, resulting from lawsuits commenced against Suzuki by third parties concerning:

                      (a) Dealer's alleged failure to perform or negligent performance of (i) the service obligations assumed by Dealer, or (ii) any maintenance or repair service on Suzuki products; or (iii) the assembly, set-up and inspection required of Dealer before delivery of a new product to a customer, or

SUZUKI.

                      (b) Dealers alleged breach of any contract between Dealer and Dealer's customer, or

                      (c) Dealer's alleged misleading statements, misrepresentations, or unfair or deceptive acts or practices, whether through advertisements or otherwise~ affecting any customer of Dealer.

                                 In the event that any lawsuit making
                      allegations as set forth in (a) through (c) above is brought naming Suzuki as a defendant Dealer will, following receipt of notice as provided in Paragraph 10. 11(3), undertake the defense of said action on behalf of Suzuki at Dealer's sole expense and with counsel of Dealer's choice.

                                 Dealer shall have the right to decline to
                      undertake such defense or, after undertaking the defense to tender the defense back to Suzuki, and Suzuki must accept such tender, if Dealer reasonably concludes that the allegations being pursued are no longer those set forth in (a) through (c) above

           (3) Notification. Whenever a lawsuit is commenced against either Suzuki or Dealer or both of thern, each shall, within fifteen(l5) days after service of the complaint notify the other in writing, of any request toassume its defenseand to indemnify it The request to assume the defense and to indemnify shall be accepted or rejected by the party towhich it is made within fifteen(l5) days following its receipt

11. MISCELLANEOUS.

           11.1 Notices. Any notice pursuant to this Agreement must be personally delivered or sent by Certified Mail to the address of the party shown on this Agreement All notices to Suzuki must be sent to the attention of the National Sales Director, Motorcycle Division, AMERICAN SUZUKI MOTOR CORPORATION in Brea, California. When so delivered such service of notice shall satisfy all requirements for notice under this agreement

           11.2 Amendments. Any modifications or amendments to this Agreement must be executed in the same manner as the Agreement itself and will become effective upon publication to the Dealer by Suzuki.

           11.3 Effective Date. This Agreement is not valid and binding unless and until executed by a duly authorized officer of Suzuki, and its effective date will be the date entered upon the execution hereof by such officer of Suzuki.

SUZUKIe

           The Dealer understands that this Agreement will have a very sign if icant impact on its legal rights and liabilities in its relationship with Suzuki. It is important that the Dealer understand the Agreement. Dealer acknowledges that it has had the opportunity to seek professional assistance concerning the details of the Agreement

           Dealer has thoroughly reviewed all of the terms and provisions of this Agreement and understands them fully, and freelyand voluntarily enters into this Agreement Dealers signature below acknowledges receipt of a copy of the Agreement

           Made and entered into at Brea, California on the effective date of this Agreement which is the 19th day of January '19 90

                                   AMERICAN SUZUKI MOTOR CORPORATION
SUZUKI                             Motorcycle Division

     By. Mark Blackwell       Marketing Director
          (Name)              (Title)


          (Signature)



          (Dealership Legal Name - Not DBA)

     By.

          (Sole Proprietor Only Name)                  (Signature~


                         or if corporation or partnership

DEALERSHIP     By David E. Nees                        x /s/
                   (Officer's or Partners Name)        (Signature)
               By Randall Renfrow                      x /s/
                   (Officer's or Partners Name)        (Signature)
               By ' Robert P. Wheeler, Jr.             x /s/
                   (Officer's or Partner's Name)       (Signature)
               bY. Howard A. Wiles                     x /s/
                   (Officer's or Partners Name)        (Signature)
               By  Louis A. Nees                       x /s/
                   (Officer's or Partner's Name)       (Signature)


               All owners, shareholders, and/or partners must sign.

SUZUKIs
                                  ATTACHMENT A

The following Suzuki Brand Products are the subject of this Suzuki Products Dealer Agreement:


1. MOTORCYCLE
2. QUADRUNNER
3.
4.
5.
6.
7.
8.
9.
10.


                               AMERICAN SUZUKI MOTOR CORPORATION
SUZUKI                         Motorcycle Division


          By. MARK BLACKWELL                MARKETING DIRECTOR
              (Name)                        (Title)

      /s/ Signature

KAWASAKI AUTHORIZED WATERCRAFT DEALER SALES AND SERVICE AGREEMENT

PARTIES TO AGREEMENT

This Agreement is made by and between KAWASAKI MOTORS CORP. 9 U.S.A., 9950 Jeronimo Road Irvine California 92718-2016o a Delaware corporation, hereinafter called "DISTRIBUTOR P" and

Cycle sport unlimited, Inc.
639 Grant Street, Herndon, VA 22070

hereinafter called "DEALER". The purpose of this Agreement is to appoint DEALER during the continuance of this Agreement as an authorized independent dealer for Kawasaki brand products as hereinafter designated and to establish the basic rules which will govern the relationship between DISTRIBUTOR and DEALER.

DURATION OF AGREEMENT

This Agreement shall be in effect from the date of execution by DISTRIBUTOR to and including December 31, 1993, unless sooner terminated as hereinafter provided. No act by either party to this Agreement shall be construed as an extension or renewal of this Agreement except renewals or extensions in writing and signed by both parties.

GRANTING OF DEALERSHIP

A. DISTRIBUTOR hereby grants to DEALER, during the continuance of this Agreement, the non-exclusive privilege of purchasing for DEALER'S own account for resale to retail purchasers solely at DEALER'S place of business in the city and at the address indicated above those Kawasaki brand power products specified in Appendix "A" to this Agreement and related parts and accessories hereinafter collectively called "Products") which are supplied by DISTRIBUTOR. No obligation exists on the part of DISTRIBUTOR to sell any other Kawasaki products to DEALER.

B. DEALER will not move its place of business to any new or different location than that specified in Paragraph 1, or establish any additional place or places of business for the sale servicing or display of Products without the prior written consent of DISTRIBUTOR.

C. DEALER will not establish, directly or indirectly, an associate dealer or a sub-dealer for the sale or service of new or used Products or permit someone else to act on DEALER'S behalf or perform DEALER'S obligations under this Agreement in connection with the sale or service of new or used Products without the prior written consent of an executive officer of DISTRIBUTOR.

AREA OF PRIMARY RESPONSIBILITY

A. DISTRIBUTOR and DEALER agree that DEALER'S area of primary responsibility for the sales and service of the Products shall be a five (5) mile radius of DEALER'S place of business as specified in this Agreement.

B. DISTRIBUTOR reserves the unrestricted right to sell the Products and grant the privilege of using the name Kawasaki and the Kawasaki trademarks to other dealers or persons whether located in DEALER'S area of primary responsibility or elsewhere.

SALES PERFORMANCE

DEALER agrees, at its own cost and expense, to use its best efforts and due diligence to energetically and aggressively develop and promote the sale of Products including each model and type thereof. DEALER and DISTRIBUTOR agree that DISTRIBUTOR shall evaluate DEALER'S development and promotion of the sale of Products both as a whole and separately for each model and type based on such reasonable criteria as DISTRIBUTOR may determine from time to time which may include but not be limited to: (a) fair and reasonable sales objectives which may be established from time to time by DISTRIBUTOR for DEALER after review with DEALER$ (b) the ratio of sales of Products by DEALER to sales of other makes of similar products as compared with (i) such ratio on a local, state, and/or nationwide bases, (ii) the average ratio for all Kawasaki dealers appointed by DISTRIBUTOR, and (iii) such ratios for at least two other comparable Kawasaki dealers; (c) the development of DEALER'S sales performance over a reasonable period of time; and (d) particular conditions in DEALER'S areas of primary responsibility if any, affecting such performance or potential sales performance.

OWNERSHIP AND MANAGEMENT

To induce DISTRIBUTOR to enter into this Agreement. DEALER represents that the persons identified in Appendix "B" to this Agreement, are all of the owners and persons executing managerial authority on behalf of DEALER. DISTRIBUTOR is entering into this Agreement in reliance upon these representations. DEALER agrees there will be no change in DEALER'S owners or general managers without DISTRIBUTOR'S prior written consent.

Prices TERMS AND CONDITIONS

A. DISTRIBUTOR shall invoice Products sold to DEALER under this Agreement at prices and on terms and conditions established by DISTRIBUTOR and that are current at the time of shipment to DEALER. Prices, terms and conditions of sale may be changed by DISTRIBUTOR from time to time without prior notice or liability from DISTRIBUTOR to DEALER. Unless otherwise expressly stated by DISTRIBUTOR., said prices to DEALER do not include sales use, excise, or similar taxes. DEALER warrants that all Products purchased from DISTRIBUTOR are purchased for resale only in the ordinary course of DEALER'S business and that DEALER has complied with all pertinent state and local laws pertaining to the collection and payment by DEALER of all sales, use and like taxes applicable to such resale transactions.

B. If DEALER is delinquent in payment of any indebtedness or obligation to DISTRIBUTOR or fails to execute and return any security documents requested by DISTRIBUTOR, or if DEALER is in default with respect to any provisions of this Agreement then DISTRIBUTOR at its sole discretion and in addition to any other rights and remedies it may have under this Agreement or at law, may without further notice suspend all pending orders and shipments until said delinquency is cured or said security documents are received or until said default is cured, as the case may be.

C. DEALER agrees that DISTRIBUTOR may apply toward the payment of any indebtedness due DISTRIBUTOR by DEALER, whether under this Agreement or otherwise, any credit owing to DEALER by DISTRIBUTOR.

SECURITY AGREEMENT

Dealer shall execute a security agreement granting DISTRIBUTOR and/or its designee a security interest in the Products. The security agreement shall not cause DISTRIBUTOR to retain or obtain any interest in the Products other than a security interest, and it shall not cause DISTRIBUTOR to retain or obtain title to the Products for any purpose other than taking the security interest provided for in the security agreement. To the extent permitted by law, DEALER hereby authorizes DISTRIBUTOR to execute and deliver on behalf of DEALER and file without DEALER'S signature all financing statements or other instruments which DISTRIBUTOR deems necessary to effect the security interest provided for in the security agreement.

SHIPMENT OF PRODUCTS

A. DISTRIBUTOR shall ship Products purchased by DEALER during the duration of this Agreement by whatever mode of transportation DISTRIBUTOR shall select from whatever geographic point DISTRIBUTOR may from time to time establish. All shipments of Products shall be at DEALER'S risk and DEALER shall be responsible for and shall pay any and all transportation and/or handling charges resulting from shipment of Products to DEALER, unless otherwise specified in writing by DISTRIBUTOR. B. DISTRIBUTOR will endeavor as far as practical to make deliveries to DEALER in accordance with DEALER'S orders, but if for any cause DISTRIBUTOR fails to make deliveries within the time stated in the order, or cancels any of such orders, DISTRIBUTOR will not be liable to DEALER for any payment whatsoever by reason of such failure to deliver, delays in making deliveries or cancellation, nor for any loss of profits resulting directly or indirectly therefrom. C. In the event that DEALER should fail or refuse, for any reason whatsoever, to accept delivery of any Product ordered by DEALER, DEALER will pay DISTRIBUTOR the amount of all expenses incurred by DISTRIBUTOR in shipping such Product to DEALER and in returning it to the original point of shipment or directing it to another destination. DEALER shall also be responsible for and will pay any and all charges for demurrage, storage, or other expenses accruing as a result of DEALER's failure or refusal to accept delivery. The liability of DEALER pursuant to this clause will be in addition to, and not in lieu of, such other liabilities as may arise from DEALER'S failure or refusal to accept delivery.

DISCONTINUANCE OR UNAVAILABILITY OF PRODUCTS

A. DISTRIBUTOR reserves for itself, and where applicable for the manufacturer, the right to discontinue the manufacture or sale of any of the Products or to make changes in design, color or appearance or to add improvements to particular Products at any time, all without notice to DEALER and without incurring arty obligation to DEALER either with respect to any Products previously ordered or purchased by DEALER or otherwise.

B. In the event of a Product shortage or Product introduction, DISTRIBUTOR shall have the right to allocate or apportion said available Product or Products among its customers as DISTRIBUTORP in the exercise of its discretion, deems appropriate.

EQUAL REPRESENTATION

In the event DEALER sells other brands or lines of products which are competitive with those Products purchased by DEALER from DISTRIBUTOR, DEALER agrees to provide the Products with at least an equal representation to that provided other competitive brands or lines.

DEALER BUSINESS FACILITIES

A. DEALER agrees to establish, staff, equip and maintain a salesroom and service facility for the Products which will provide a first-class display of the full line of Products and provide adequate service for the retail customer. Each such facility will comply with reasonable written layout, appearance and size standards established by DISTRIBUTOR from time to time. DEALER understands that DISTRIBUTOR shall evaluate DEALER'S compliance with such standard in determining its performance under this Agreement.

B. In carrying out its obligations under this Agreement, DEALER agrees to maintain posted opening and closing hours, which business hours shall not be less than that which is customary for similar business establishments in DEALER'S area of primary responsibility.

DEALER IDENTIFICATION

DEALER shall, in the event it has not already done so, purchase, erect and maintain at DEALER'S expense an illuminated outdoor sign, or other sign approved by DISTRIBUTOR, identifying the Products in a conspicuous. location outside DEALER'S salesroom and service facilities, provided the erection thereof is not prohibited by law. DEALER shall further erect and maintain during the term of this Agreement such other authorized Product and service signs and identification as are necessary to properly advertise DEALER'S capital business on a basis mutually satisfactory to both DISTRIBUTOR and DEALER. DEALER agrees to place and maintain on the business premises signs and other means of notification to the public that DEALER is an independent business person, separate and distinct from Distributor.

FINANCIAL RESPONSIBILITY

A. DEALER shall at all times maintain and employ, in connection with its business and operations under this Agreement, such working capital and not worth together with a line of credit with a financing institution satisfactory to DISTRIBUTOR which will permit DEALER to properly and fully carry out and perform DEALER'S duties and obligations under this Agreement, including an inventory of Products commensurate with annually set objectives established by DISTRIBUTOR and DEALER. Such working capital, net worth and/or line of credit shall be of amounts not less than minimum standards established by DISTRIBUTOR from time to time for dealers similarly situated.

B. DEALER shall at all times maintain insurance coverage reasonably required by dealers in such business2 including, without limitation, general liability, property damage, and products liability to adequately protect DEALER from loss resulting from the assembly, sale, service or repair of the Products or arising out of any acts or omissions of the DEALER.

MODEL INVENTORY

Subject to the ability of DISTRIBUTOR to supply, DEALER agrees to purchase from DISTRIBUTOR and at all times maintain an inventory of then available models of Products, which inventory shall at no time be less than the number of Products reasonably established by Distributor after consultation with DEALER.

16. SERVICE PARTS

Dealer agrees to organize and maintain a complete parts department, including a qualified parts manager. DEALER at all times will keep in DEALER'S place of business an inventory of service parts of an assortment and in quantities that in DISTRIBUTOR'S judgment is necessary to meet the current anticipated requirements of owners of Kawasaki Products. DEALER agrees that it will not sell or offer for sale or use in the repair of any Products, as a genuine new Kawasaki part, any part that is not in fact a genuine new Kawasaki part.

7. EMPLOYEE TRAINING

DEALER will participate in and will make available to its employees training courses, service schools, sales and management seminars and personnel development programs as may be provided from time to time by DISTRIBUTOR. DEALER agrees to have in its employ at all times during the continuance of this Agreement at least one fully trained mechanic who has attended current service training schools provided by DISTRIBUTOR.

18. REPORTS AND FINANCIAL INFORMATION

DEALER will provide DISTRIBUTOR, by the 30th day of the month following the end of DEALER'S calendar or fiscal business year, a complete and accurate financial and operating statement covering DEALER'S preceding calendar or fiscal year operations and showing the true and accurate conditions of DEALER'S business. DEALER further agrees to furnish to DISTRIBUTOR, at the time and on the forms prescribed by DISTRIBUTOR, such other completes accurate and true statements of the financial condition and operating results of DEALER'S business as DISTRIBUTOR may request. DEALER will also furnish to DISTRIBUTOR, on such forms and at such times as DISTRIBUTOR reasonably may require, complete and accurate reports of DEALER'S sales activity and stock of Products then being held by DEALER.

19. ADVERTISING AND TRADE PRACTICES

A. DEALER agrees to develop, utilize and participate in various advertising and sales promotion programs in fulfilling its responsibilities for selling, promoting and advertising the Products. In so doings DEALER agrees to (a) maintain a display advertising listing in the Yellow Pages of the principal telephone directory in its marketing area and in a form approved by DISTRIBUTOR; (b) make reasonable use of newspapers direct mail* televisions radio or other appropriate advertising media as suggested by DISTRIBUTOR; 1c) participate to the greatest extent feasible in advertising or sales promotion programs offered from time to time by DISTRIBUTOR and in accordance with the applicable provisions and rules thereof; and (d) make every reasonable effort to build and maintain customer interest in activities involving Products and confidence in DEALERP DISTRIBUTOR and the Products.

B. To assist DEALER in fulfilling his advertising and promotion responsibilities DISTRIBUTOR may develop and offer from time to time various advertising and sales promotion programs to promote the sale of Products for the mutual benefit of DISTRIBUTOR and DEALER. DISTRIBUTOR may also offer DEALER from time to time advertising and sales promotion materials without charge or for purchase by DEALER at DISTRIBUTOR'S discretion. DEALER agrees to pay promptly for any such materials.

C. DEALER agrees to at all times conduct its business in a manner that will reflect favorably on the good name and reputation of the Products and on DISTRIBUTOR. DEALER expressly recognizes its obligation to avoid in every way any discourteous deceptive, misleading or unethical practice or advertising that is or might be detrimental to the Products, DISTRIBUTORP or the public. DEALER agrees when notified by DISTRIBUTOR of such objections, to immediately discontinue such practice or advertising.

20. PRE-DELIVERY SERVICE

DEALER expressly recognizes its obligation to effectively assemble, inspect, service and/or prepare Products in accordance with schedules or instructions furnished from time to time by DISTRIBUTOR before delivery to the retail purchaser by DEALER. DEALER agrees to uncrate, set up, inspect and test each new Kawasaki brand power Product at DEALER'S place of business as specified in this Agreements prior to delivery to the retail purchaser, in accordance with the written instructions furnished from time to time by DISTRIBUTOR. DEALER agrees to make all necessary repairs to such power Products and agrees that each such power Product will be received directly by the retail purchaser at DEALER'S place of business in safe and lawful operating condition. The pre-delivery service obligations set forth in this paragraph shall not apply to power Products sold by DEALER to other currently authorized Kawasaki dealers. Upon requests DEALER will furnish evidence to DISTRIBUTOR of the performance of such pre-delivery services on forms prescribed by DISTRIBUTOR. DEALER will report promptly, in writings, to DISTRIBUTOR'S Chief Executive Officer any act or failure to act on the part of DISTRIBUTOR or any of its personnel which DEALER believes was not any and equitable towards it in the establishment or performance of pre-delivery obligations or which results in unfair or unreasonable compensation to DEALER for the performance of preparation and delivery obligations imposed by DISTRIBUTOR.

21. REPAIR AND MAINTENANCE SERVICE

A. DEALER expressly recognizes its obligation to obtain necessary tools and to effectively perform repair or maintenance services required on Products in accordance with DISTRIBUTOR'S current recommendations and specifications.

B. DEALER shall develop and maintain competent qualified and efficient service mechanics for the service and repair of the Products and shall employ said persons in DEALER'S service and repair facilities. DEALER shall not use service or repair facilities or personnel other than its own in connection with the service and repair of the Products without the prior written consent of an executive officer of DISTRIBUTOR.

C. DEALER shall give due consideration and maintain copies of bulletins which may from time to time be issued by DISTRIBUTOR pertaining to the service or the use or operation of the Products, and to the maintenance of requisite tools to perform service work on the Products.

D. DEALER shall perform all Product services under this Agreement, including pre-delivery, warranty and recall service, as an independent contractor. DEALER agrees to post his labor rates in a conspicuous manner so that they are plainly visible to his service customers. Service provided by DEALER shall include only those services which are specifically requested by the customer or those services discussed in advance by the DEALER with the customers as being required.

22. WARRANTY

A. DISTRIBUTOR makes no representations or warranties, express or implied, with respect to the Products either for itself or for the manufacturer except as may be provided in a standard written or printed warranty offered to the retail purchaser with respect to one or more of the Products from time to time. THE FOREGOING IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXCEPT TITLE, WHETHER EXPRESS OR IMPLIED, AND DISTRIBUTOR MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE TO DEALER. THE FULFILLING OF THE TERMS OF THE PRINTED WARRANTY SHALL CONSTITUTE THE SOLE REMEDY OF DEALER AND THE SOLE LIABILITY OF DISTRIBUTOR, WHETHER ON Warranty CONTRACT OR NEGLIGENCE.

B. DEALER expressly recognizes its obligation to effectively perform warranty work on Products whether delivered by DEALER or by another authorized dealer and to fulfill the conditions of the warranty as applicable to particular Products where indicated without charge to the retail purchaser. Within three
(3) business days after delivery of a new power Product to a retail purchaser, DEALER shall complete and send to DISTRIBUTOR a true and complete sales warranty registration report on such Product in a manner then prescribed by DISTRIBUTOR, including the name and address of the owner. DISTRIBUTOR may utilize the information provided by the DEALER for purposes of establishing warranty protection, providing essential information in the event of a recall of a Product, and/or to provide DISTRIBUTOR with useful marketing information.

C. DEALER will report promptly, in writing, to DISTRIBUTOR'S Chief Executive Officer, any act or failure to act on the part of Distributor's any of its personnel which DEALER believes was not fair and equitable towards it in the performance of warranty obligations or which resulted in DEALER not receiving reasonable and adequate compensation for warranty labor and parts provided by DEALER.

D. DEALER shall process and dispose of warranty claims on the Products in accordance with the procedure which may be prescribed from time to time by DISTRIBUTOR, and DISTRIBUTOR shall have no obligation to recognize any warranty claims unless the prescribed procedure is complied with by DEALER. In support of DEALER'S claim for warranty compensation DEALER agrees to provide DISTRIBUTOR with such supportive documents as DISTRIBUTOR may request.

E. DEALER expressly warrants that should any of the Products be modified by DEALER or at DEALER'S requests DEALER will attach to the Product prior to retail sale a conspicuous statement which will clearly disclose the extent or nature of the modification and the resultant warranty coverage, if any2 which will then apply to the Products.

F. Dealer expressly acknowledges that DEALER is performing warranty work on the Products as an independent contractor and is compensated for such services separate and apart from the purchase price of the Products.

23. KAWASAKI TRADEMARKS AND TRADE NAMES

DISTRIBUTOR and its related companies are exclusively entitled to the use of the trademark "Kawasaki" and to the use of all trade names and trademarks used in connection with the Products and the goodwill attached thereto in the United States of America (hereinafter collectively called the "Marks"). DISTRIBUTOR grants to DEALER the non-exclusive permission to advertise and otherwise inform the general public of the fact that DEALER sells the Products and is a "Kawasaki Dealer" at the location specified in Paragraph 1 of this Agreement, including the use of outdoor signs signs on buildings and other means of identification for such specified location. DEALER will not use, or permit the use of the Marks either as part of any corporate title firm name or trade name unless DISTRIBUTOR shall first consent thereto in writing. on termination of this Agreement, DEALER agrees to immediately discontinue all use of the Marks and other means of identification that might make it appear or imply that DEALER is still an authorized representative of the Products including, without limitation, removal of any listing in any telephone directory, display advertising or outdoor sign. DISTRIBUTOR shall have the right, but not the obligation, to acquire any or all such signs in possession of DEALER an date of termination at a price that is not in excess of the price, if any, originally paid by DEALER. DEALER further agrees to discontinue any use of the Marks or any semblance of same as a part of its business or corporate name any if appropriate, file a change or discontinuance of such name with the appropriate authorities. In the event DEALER fails to comply with the terms and conditions of this Paragraph DISTRIBUTOR shall have the right to enter upon DEALER'S premises and remove all such signs bearing the Kawasaki designation or Marks without liability of DISTRIBUTOR to DEALER. DEALER agrees to reimburse DISTRIBUTOR for all costs and expenses, including attorneys' fees incurred by DISTRIBUTOR in effecting or enforcing compliance with this Paragraph. The provisions of this Paragraph shall survive after termination of this Agreement.

24. INDEPENDENT PERSON

DEALER is an independent business person and the conduct of its business is within the sole discretion of DEALER. This Agreement does not create the relationship of principal and agent, master and servant, or employer and employee between DISTRIBUTOR and DEALER. Nothing herein contained shall be construed or interpreted to grant any authority to DEALER to commit or bind DISTRIBUTOR in any manner to any person. DEALER shall be solely responsible for all the acts and omissions of DEALER* its agents and employees. This Agreement is not intended to govern, control or manage the day-to-day business activities of DEALER. DEALER agrees to defend, indemnify and save DISTRIBUTOR and its suppliers harmless from any claim, demand, damage, liability, cost or expense, including attorneys' fees and expenses, arising out of any acts or omissions of DEALER, its agents or employees.

25. SALE OF DEALER'S BUSINESS

A. DEALER may not sell, transfer or assign the whole or any part of DEALER'S rights or obligations under this Agreement, without DISTRIBUTOR'S prior written consent. DEALER shall give DISTRIBUTOR at least thirty (30) days' prior written notice of any such proposed sale, transfer or assignment. DISTRIBUTOR'S failure to object to the proposed sale, transfer, or assignment following notice from DEALER shall not constitute DISTRIBUTOR'S consent.

B. Provided that this Agreement is still in effect, and provided further that notice of termination or notice of nonrenewal has not been provided to DEALER and is not then in effect between DEALER and DISTRIBUTOR, DISTRIBUTOR agrees to not unreasonably refuse to enter into a new Sales and Service Agreement for the remainder of the term provided in Paragraph 2 of this Agreement with a person contracting to purchase DEALER'S business as pertains to the Products, provided that said purchaser as of the date of sale meets all then current requirements established by DISTRIBUTOR for the appointment of new dealers.

26. EARLY TERMINATION OF AGREEMENT

A. This Agreement may be terminated at any time without notice by mutual consent of DEALER and DISTRIBUTOR.

B. Either party may terminate this Agreement prior to the expiration date provided in Paragraph 2 hereof, without cause, on a minimum of sixty (60) days' prior written notice from one party to the other. If applicable State law should require notice of termination of a fixed period of time greater than that provided by this Agreement for a stated reason, then such required notice in the form prescribed shall be given by the terminating party.

C. DISTRIBUTOR may immediately terminate this Agreement by written notice given to DEALER in the event of any of the following: (1) death, incapacity, removal or resignation of DEALER or any person in the employment thereof and in reliance upon whom this Agreement was entered into by DISTRIBUTOR$ (2) any sale or transfer of any substantial interest in the managerial control and/or ownership of DEALER without DISTRIBUTOR'S prior written consent (3) an unauthorized change made by DEALER in the location of DEALER'S place of business as specified in this Agreement or the addition of any place of business for Products (4) discontinuance of the operation of DEALER'S business for a period of five (5) consecutive days, unless such discontinuance is the result of a natural disaster; 15) the appointment of an assignee, referee, receivers or trustee for DEALER or upon its adjudication in bankruptcy or the liquidation of DEALER; (6) any dispute, disagreement or controversy between. or among partners, managers, officers, or shareholders of DEALER which, in the opinion of DISTRIBUTOR, adversely affects the operation management or business of DEALER or DISTRIBUTOR and is not resolved within thirty (30) days after notice is given to DEALER by DISTRIBUTOR~ (7) submission by DEALER to DISTRIBUTOR of a fraudulent report, statement or claim for reimbursement, refund or credit or falsification of warranty claim or registration or of DEALER'S retail labor rate or providing of fraudulent financial information;
(a) submission to DISTRIBUTOR or a customer of DEALER of false or fraudulent statements relating to pro-delivery preparation testing, servicing repairing or maintenance of the Products; (9) failure by DEALER to conduct his business in compliance with any of the provisions of this Agreement; (10) failure to maintain DEALER'S account on a current basis and in accordance with DISTRIBUTORS terms and conditions of sale; (11) sale of Products by DEALER which are subject to a flooring or other financing agreement without prompt payment on sale as required by the terms and conditions of the flooring or financing arrangement; (12) failure by DEALER, within five (5) days following notification by DISTRIBUTOR, to replace with cash or cashier's check any check provided DISTRIBUTOR by DEALER which has been returned from the bank on which the check was drawn without payment to DISTRIBUTOR; (13) conviction in any court of competent jurisdiction of DEALER, or any principal officer or manager of DEALER, of any crime tending to affect adversely the ownership operation management business or interest of the DEALER or Distributor or (14) failure of DEALER to obtain or maintain any license required by law.

D. The date of notice of termination shall be the date of mailing of such notice. If any period of notice of termination required hereunder is less than that required by applicable laws, such period of notice shall be increased and be deemed to be the minimum period required by such laws.

27. PROCEDURE ON TERMINATION

A. Upon termination or expiration and nonrenewal of this Agreement, DEALER will immediately pay to DISTRIBUTOR all sums owing from DEALER to DISTRIBUTOR. Any amount due DISTRIBUTOR by DEALER may be deducted from credits owing DEALER.

B. In the event of early termination or expiration and nonrenewal of this Agreement, DISTRIBUTOR shall continue to fill orders from DEALER for such Products as may be affected by the termination or nonrenewal up to the specified termination or expiration date. DISTRIBUTOR shall have the right to impose reasonable limitations on such orders for such Products during the notice period. on the specified date of termination or expiration, all unfilled orders for such Products will be automatically cancelled. Payment terms for such Products supplied by DISTRIBUTOR to DEALER after notice of intention to terminate or upon expiration and nonrenewal may be changed to cash, certified check or other terms determined by DISTRIBUTOR.

C. After the effective date of the termination of this Agreement, the acceptance of orders from DEALER by DISTRIBUTOR, or the continuation of the sale by DEALER of Products, or the referring of inquiries to DEALER by DISTRIBUTOR, or any business relations either party has with the other will not be construed as a renewal of this Agreement nor a waiver of the termination. If DISTRIBUTOR accepts any orders from DEALER after termination of this Agreement, all such transactions will be governed, unless the contrary intention appears, by the terms of this Agreement applicable to such transactions.

28 FINANCING AND REPOSSESSION OF PRODUCTS

A. Should DEALER enter into an agreement for the flooring of power Products with DISTRIBUTOR and should DEALER fail to make payments thereunder when due, or should DEALER fail to pay or have paid on its behalf any C.O.D. charges or bill bank terms when due or presented for payment by DISTRIBUTOR, or should DEALER fail to pay DISTRIBUTOR for any parts and/or accessories charges incurred by DEALER when due, DISTRIBUTOR, in addition to other remedies at law or in equity, may assess late charges against DEALER for any of such failures in such amounts and in such a manner as DISTRIBUTOR may have in effect at the time of such nonpayment.

B. If DISTRIBUTOR or any flooring or financial institution or agency shall repossess or otherwise acquire any new Kawasaki brand power Products from or through DEALER, and DISTRIBUTOR shall repurchase such power Products either voluntarily or pursuant, to a repurchase agreement, then DEALER (i) shall pay any cost of repairs or replacement required to place any damaged or deteriorated units in a new and original condition, (ii) shall pay any transportation charges incurred by DISTRIBUTOR and/or any flooring or financial institution or agency in repossessing such power Products, (iii) shall pay any restocking or handling charge in effect by DISTRIBUTOR at time of repurchase or repossession, and (iv) shall pay any other sums which might be incurred by DISTRIBUTOR and/or the flooring or financing institution or agency in the repurchase or repossession of such power Products.

C. Should DEALER participate in a "flooring support" program (either provided directly by DISTRIBUTOR or interest charges paid in whole or in part by DISTRIBUTOR to a flooring source on behalf of DEALER) for certain power Products and should such power Products thereafter be repossessed or otherwise acquired by DISTRIBUTOR or the flooring source, DISTRIBUTOR shall be entitled to receive from DEALER an amount equal to the interest and other charges paid or incurred by DISTRIBUTOR on behalf of DEALER as flooring support for such power Products.

29. COMPLIANCE WITH SAFETY AND REGULATORY REQUIREMENTS

A. DEALER agrees to comply with and operate consistently with all applicable federal state and local Product safety and regulatory requirements.

B. In the event that the laws of the state in which DEALER is located require watercraft dealers to install in new or used Products, prior to the retail sale thereof, any safety devices or other equipment not installed or supplied as standard equipment by DISTRIBUTOR or Kawasaki, then DEALER* prior to its sale of any such Kawasaki Products, shall properly install such equipment.

30. DEALER SAFETY OBLIGATIONS

DEALER hereby agrees to adopt, promote and implement safety programs developed and provided by DISTRIBUTOR upon written notification from DISTRIBUTOR. DEALER agrees to place and display safety notices and warnings and proper user information labels on Kawasaki Products and in the dealership as appropriate, and to adhere to established user recommendations and restrictions on the sale of Kawasaki Products as directed by DISTRIBUTOR. DEALER agrees to promote and require safety awareness and training for purchasers and users of Kawasaki Products in accordance with programs and materials developed or provided by DISTRIBUTOR upon written notification by DISTRIBUTOR.

DEALER agrees to provide to customers safety notices and warnings and other safety awareness materials prepared or provided by DISTRIBUTOR, and/or which may from time to time be developed and provided by industry and/or safety associations, regarding use of Kawasaki Products. DEALER agrees to require the reading or viewing of such safety awareness materials by the customer in conjunction with the sale of a Kawasaki Product as specified in writing by DISTRIBUTOR.

DEALER agrees that violation of its safety obligations described in this Paragraph constitutes grounds for DISTRIBUTOR action under Paragraphs 7.B and 26.C19) of the Agreement. DISTRIBUTOR retains the right, through written notification, to amend the "DEALER SAFETY OBLIGATIONS" specified in this Paragraph and to add such other Dealer Safety Obligations as may be necessary or advisable.

31. DEALER'S SUCCESSOR ON DEATH OR INCAPACITY

Upon termination of this Agreement because of death or incapacity of the principal of DEALER, DISTRIBUTOR will offer to a nominated successor of the principal of DEALER acceptable to DISTRIBUTOR, or to spouse of the principal of DEALER, continuation of this Agreement for the duration of the Agreement as provided in Paragraph 2 hereof provided that:

(i) DEALER, within fifteen (15) days of the occurrence of such death or incapacity, gives notice to DISTRIBUTOR of such occurrence and the name and qualifications of the DEALER'S successor)

(ii) The facilities and capital of the dealership are then satisfactory in the option of DISTRIBUTOR; and,

(iii) The person to whom the continuation of the Agreement is offered provides written notice to DISTRIBUTOR of acceptance within fifteen (15) days from the extension of the offer by DISTRIBUTOR.

32. DISPUTE RESOLUTION

All controversies claims and disputes arising in connection with this Agreement, except any controversies, claims and disputes relating to amounts due and unpaid to DISTRIBUTOR, relating to DISTRIBUTOR'S rights to retake possession of any Product or relating to third party personal injury, shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement shall be settled finally by arbitration in accordance with the provisions of this Section 32. Such arbitration shall be conducted in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the parties hereto agree that such arbitration shall be the sole and exclusive method of resolving any and all such controversies, claims or disputes, except those expressly excluded above. Judgement upon such award may be entered in the Superior Court of the State of California for the County of Orange if the award is rendered against DISTRIBUTOR, or in any court which has jurisdiction over DEALER, if the award is rendered against DEALER. The prevailing party shall be entitled to recover from the nonprevailing party all costs and expenses of the arbitration including without limitation, attorneys' fees.

33. SERVICE OF NOTICE Any notice which may be required to be served by DEALER on DISTRIBUTOR, or by DISTRIBUTOR on DEALER* shall be in writing and may be made by personal delivery or sent by certified or registered mail, return-receipt requested, addressed to the party for whom intended at its last known address. Each party will promptly advise the other, in writing, of any change of address.

34. GENERAL PROVISIONS

DEALER agrees that it neither has nor may acquire by performance under the terms and provisions of this Agreement, any vested right in the sales and service responsibility assigned to it hereunder and any investments made by DEALER in the performance hereof are made with the knowledge that this Agreement may expire and not be renewed or be terminated as herein provided. Except for any separate documents relating to DISTRIBUTOR'S security in and to the Products, this Agreement is the entire agreement between the parties and terminates and supersedes all prior agreements, verbal or written, between the parties. Neither trade usage nor course of dealing shall serve to modify, amend or change this Agreement. This Agreement may be altered or amended in writing only and must be signed by an executive officer o-f DISTRIBUTOR. Both parties shall be excused from nonperformance in the case of FORCE MAJEURE or other causes beyond the control of the parties. The paragraph headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. It is understood that this is a general form of agreement designated for use in any state. Should any provision of this Agreement or the application thereof to any particular person or circumstance be contrary to or prohibited by applicable laws or regulations, such provision shall be inapplicable and deemed omitted and the remaining provisions of this Agreement will be valid and binding and of like effect as though such provisions were not included herein. DISTRIBUTOR has a right to amend, modify or change this Agreement in case of legislation, government regulation or changes in circumstances beyond the control of DISTRIBUTOR that might affect materially the relationship between DISTRIBUTOR and DEALER. This Agreement and the rights and obligations arising thereunder shall be governed by and construed according to the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate the day and year hereinafter written.

DEALER                                          DIS OR

Signature: /s/ DAVID NEES               Signature: /s/ [illegible]

Position/Title: PRES.

Signature:

Position/Title:                         Position/

Dated: 4/27/93                          Dated 4/30/93

Circle One: CORPORATION PARTNERSHIP INDIVIDUAL

This Agreement shall be executed on behalf of DEALER by the owner in case of a sole proprietorship, by a general partner in case of a partnership or by a duly authorized officer in case of a corporation, showing position or title of person signing.

                                                                  RECEIVF-D
                                                                APR 2 5 1997
                                                               DEALER SERVICES


                                  ADDENDUM TO
                              KAWASAKI AUTHORIZED
                       DEALER SALES AND SERVICE AGREEMENT

This Addendum is made this 30th day of December 1996 to the Kawasaki Authorized Dealer Sales and Service Agreement ("the Agreement").

The duration under Paragraph 2 of the current Agreement is extended to and including December 31, 1999.

If DEALER is a limited liability company, all references in the Agreement to partners, managers, officers or shareholders shall also include "members."

All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Addendum in duplicate the day and year above written.

DEALER                                    DISTRIEBUTOR

CYCLE SPORT UNLIMITED, INC. 0653          KAWASAKI MOTORS CORP., U.S.A.
632 GRANT ST.
HERNDON, VA 220N

Signature: /s/ DAVID NEES                 Signature: /s/ (illegible)

Position/Title: President

Signature:

Position/Title:                           Position/Title: REGIONAL SALES MANAGER

Dated: December 30, 1996                  Dated: 4-22-97

Circle One:  CORPORATION   Limited Liability Company   Partnership    Individual

This Addendum shall be executed on behalf of DEALER by the owner in case of a sole proprietorship, by a general partner in case of a partnership, by a duly authorized officer in case of a corporation, or by a duly authorized member in case of a limited liability company, showing position or title of person signing.


                                                                       .0653

                      Triumph Motorcycles America Limited
                               403 Dividend Drive
                         Peachtree City, Georgia 30269

                        Authorized Dealership Agreement



                    TRIUMPH AUTHORIZED DEALERSHIP AGREEMENT

     THIS AUTHORIZED DEALERSHIP AGREEMENT ("Agreement") is made and entered into as of the 11 day of October by and between Triumph Motorcycles (America) Limited, a Georgia corporation ("Triumph"), and Cycle Sport Unlimited, Inc., whose legal form and domicile are described more particularly on the Appendix hereto ("Dealer").

                                   BACKGROUND

     A. Triumph is the owner of exclusive United States importation, distribution and trademark rights with respect to "Triumph" brand motorcycles manufactured by Triumph Motorcycles Limited ("Triumph UK"), a United Kingdom limited company and principal owner of Triumph, as well as certain related parts and accessories for Triumph motorcycles.

     B. Triumph desires to appoint Dealer as an authorized dealer for the resale of certain "Triumph" products at Dealer's Approved Location as described below.

     C. Dealer wishes to act as an authorized dealer for certain Triumph products in accordance with the terms and conditions of this Agreement and the sales policies which Triumph may establish from time to time.

                                   AGREEMENT

     In consideration of the mutual obligations contained herein and other consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. DEFINITIONS

     For the purposes of this Agreement, the following words and terms shal.1 have the meanings described below:

     1.1 The term "Approved Location" shall mean the address described in the Appendix here to, or such other location as Triumph may approve from time to time in accordance with the provisions of this Agreement.

     1.2 The term "Products" shall mean Triumph's then-current line of Triumph motorcycles, Triumph parts and accessories, as the same may be updated, modified or discontinued by Triumph from time to time in accordance with
Section 2.3 below. A summary description of Triumph's current line of Products is attached as part of the Appendix hereto.

     1.3 The term "Trademarks" shall mean the name "Triumph," the corporate logotype shown on, the Appendix hereto, as well as any other trademark, service mark, trade name, design, logo, trade dress, color scheme or similar features used by Triumph from time to time in conjunction with the marketing and sale of the Products.

2. GRANT OF DEALERSHIP

     2.1 Appointment . Subject to the terms and conditions of this Agreement, Triumph hereby appoints Dealer as an authorized dealer of Products and grants to Dealer the non-exclusive right to sell Products from the Approved Location, and Dealer hereby accepts such appointment upon the terms and conditions of this Agreement. Dealer agrees that it shall purchase Products for resale only from Triumph and pursuant to the terms of this Agreement.

     2.2 No Territorial Exclusivity. Dealer acknowledges that Dealer's rights as an authorized dealer of the Products are non-exclusive and Triumph retains and reserves to itself all rights with respect to marketing, distribution and sale of the Products and the Trademarks. Triumph reserves the right to appoint other authorized dealers for the Products, either within Dealer's market area or elsewhere, as Triumph, in its sole discretion, may from time to time determine in order to implement its marketing plans or as it may deem desirable to provide Products and service to. owners or potential owners of the Products.

     2.3 Reservation of Product Rights. Triumph reserves the right to change the composition, design or packaging of any Product at any time without notice to Dealer, or to discontinue particular Product lines from time to time as Triumph shall deem necessary or appropriate in its sole discretion.

     2.4 Approved Location. Dealer is authorized to sell Products only from the Approved Location. Dealer cannot sell Products from any other location, or move its place of business for sale of the Products to another location, without the prior written approval of Triumph.

3. PRODUCT PRICES

     3.1 Determination of Price. Products shall be sold to Dealer by Triumph at such prices as are established by Triumph and communicated to the Dealer from time to time. Whenever Triumph gives Dealer notice of a price increase for any of the Products, Dealer shall have the right within ten (10) days after receipt of such notice from Triumph, to cancel any outstanding orders for any Products which have not been delivered on the date Triumph receives the cancellation notice. If the Dealer fails to notify Triumph of cancellation within such ten
(10) day period, such failure to notify shall constitute a confirmation of Dealer's order for such undelivered Products at the increased price. Unless otherwise specified by Triumph, all prices shall be F.O.B. Atlanta, Georgia or such other F. 0. B. point as Triumph may designate from time to time.

     3.2 Current Price . Triumph's current price list for the Products is shown as part of the Appendix hereto.

     3.3 Time There wi.11 be added to the price of the Products an amount equal to any applicable value added, sales, use, excise or other similar taxes imposed with respect to the sale by Triumph to Dealer of such Products. Dealer represents that all Products delivered to Dealer shal.1 be purchased by Dealer for resale in the ordinary course of Dealer's business, other than a reasonable number of demonstrator products. Dealer shall hold Triumph harmless from any claims, demands, assessments or penalties which may be made by any taxing authorities against Triumph with respect to Products purchased by Dealer, and Dealer agrees to reimburse Triumph for any and all taxes paid by Triumph in good faith on account of Products sold by Triumph to Dealer.

     3.4 Reimbursement for Labor or Material Regarding Similar Delivery Conditions. In the event that any labor or material is required to be supplied by Triumph in an effort to comply with any special

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delivery condition(s) requested by Dealer, any and all costs and expenses incurred by Triumph for such labor or material shall be added to the invoice price of the Products involved.

4. PAYMENTS FOR PRODUCTS

     4.1 Terms of Payment . All Products will be sold to Dealer upon such payment terms as Triumph may in its sole discretion establish from time to time. Until further notice from Triumph, the payment terms for Products shall be as described in the Appendix hereto. Triumph reserves the right to vary payment terms at any time and from time to time upon written notice to Dealer. Without limiting the generality of the foregoing, Triumph may require, in its sole discretion and at any time, cash payment or satisfactory security before proceeding with delivery or as a condition to Triumph's acceptance of a Dealer order for Products. In all events, time shall be of the essence with regard to the Dealer's payment obligations to Triumph. Any amount riot paid by Dealer when due shall accrue interest at the lower of two percent (2 %) per month or the highest legal rate allowed under applicable law. All payments due hereunder shall be tendered in United States currency. In the event Triumph engages legal counsel to collect any debt owing from Dealer to Triumph under this Agreement, Dealer shall pay 15 % of all principal and interest due as attorneys' fees, in addition to all other expenses of collection. Triumph may set off the amount of any monies owed by Dealer to Triumph against any monies owed by Triumph to Dealer.

     4.2 No Setoffs or Deductions. All obligations of Dealer to Triumph under this Agreement shall be absolute and independent of any other obligations imposed by this Agreement or by law, and shall not be subject to any setoff, deduction or counterclaim.

     4.3 Retention of Title Triumph shall retain title to all Products delivered to Dealer until Dealer has paid Triumph the full invoice price due with respect to a particular Product. Dealer agrees to execute any documents, financing statements or similar instruments as Triumph may from time to time require in order to protect Triumph's interest in the Products and to give third parties public notice of such interest. Any deposits, proceeds of sale or insurance proceeds received by Dealer with respect to any such Products shall be deemed to be held by the Dealer as use of an express trust for the benefit of Triumph, and Dealer agrees to segregate all such proceeds in a separate trust account and not to commingle such funds with other funds of Dealer. Notwithstanding Triumph's retention of title to the Products, all risk of damage or loss with respect to Products shall pass to Dealer upon delivery of the Products to Dealer F.O.B. Atlanta, Georgia or such other delivery point as Triumph may designate from time to time. Dealer will maintain insurance covering the Products against loss or damage by fire, theft, collision and against such other risks as Triumph may from time to time require, with loss payable to Dealer and Triumph as their respective interests may appear. Dealer shall furnish certificates and other evidences of insurance to Triumph upon Triumph's request. Dealer's policy or policies of insurance covering the Products shall provide that Triumph shall receive written notice prior to any cancellation or nonrenewal of such policies. Triumph shall be entitled, at any time and without notice, to enter into Dealer's premises and reclaim any Products for which Dealer is delinquent in any payment due with respect to such Products, or if for any reason Triumph deems itself to be insecure with respect to its interest in the Products.

5. ACCEPTANCE OF ORDERS AND SHIPMENT OF PRODUCTS

     5.1 Acceptance. Triumph will not be bound by any order for the Products placed by Dealer until such order has been accepted by Triumph. Triumph may accept or reject any order in whole or in part. Upon Triumph's acceptance of an order submitted by the Dealer, such order shall constitute a binding agreement of Triumph to sell and ship, and of Dealer to purchase and tender payment for, the Products specified.

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

Triumph's acceptance of Dealer's order shall be evidenced by either an invoice or shipment to Dealer, unless otherwise specified by Triumph.

     5.2 Inconsistent Terms in an Order. In the event any terms or conditions contained in an order from Dealer are inconsistent with, or in addition to, the terms of this Agreement, such inconsistent or additional terms or conditions in the order shall be null and void and shall not be binding on Triumph in the event that the order containing such inconsistent or additional terms or conditions is accepted by Triumph.

     5.3 Shipping Of Products . Triumph shall ship to Dealer the Products set forth in an accepted order to Dealer, within a reasonable time after Triumph's acceptance of such order; provided, however, that the parties understand and agree that lead times will vary according to manufacturing and other conditions and that any and all shipping dates shall be approximate and shall be computed from the date that an order is accepted by Triumph. Triumph may from time to time designate the point(s) from which any shipments and deliveries of the Products shall he made to Dealer. Triumph may ship the Products by such mode of transportation and on such route as it selects from time to time. Procedures for shipping and delivery shall be according to such terms and conditions as Triumph may adopt from time to time. Freight, delivery and all related charges for Products shipped to Dealer shall be Dealer's sole responsibility, unless otherwise agreed in writing. Any carrier of Products for delivery to Dealer shall be deemed Dealer's agent, regardless of whether the carrier is selected by Triumph or Dealer, and regardless of whether shipping is paid for by Dealer or Triumph.

     5.4 Allocation of Products. Dealer acknowledges that Dealer is not entitled to any priority in the supply of Products over Triumph's other authorized dealers and customers. If at any time orders for Products exceed Triumph's supply, Triumph may in its sole discretion allocate the supply of available Products among its dealers and customers, including Dealer, in any manner in which Triumph deems reasonable.

     5.5 Discharge of Triumph's Obligation. Triumph's obligation to ship the Products shall be fully and completely discharged, and all risk of loss or damage shall immediately pass to Dealer at the time the Products are delivered F.O.B. Atlanta, Georgia or such other delivery point(s) as Triumph may designate from time to time; provided, however, that Triumph shall retain legal title to all Products until full payment is received as provided in Section 4.3.

     5.6 Claims for Incomplete Delivery. All claims for incomplete delivery of Products invoiced to Dealer must be made promptly and in accordance with such procedures and within such limits as Triumph may from time to time specify.

     5.7 Return or Diversion on Failure to Accept. If Dealer should fail or refuse or for any reason be unable to accept delivery of any Products ordered by Dealer, or if Dealer should request diversion of a shipment from Triumph, Dealer shall be responsible for and pay Triumph promptly on demand the amount of all costs and expenses incurred by Triumph in filling and shipping Dealer's order, diversion (including but not limited to return to the original place of shipment), demurrage and storage, plus restocking charges as determined by Triumph. Triumph may direct that such Products be returned to another destination, but the cost to Dealer for return to such other destination shall not be greater than the cost of returning such Products to their original place of shipment.

6. DEALER'S UNDERTARNGS

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     6.1 Sale of Products. Dealer, for itself and its representatives and employees, agrees to conduct all of its business activities relating to the sale or distribution of the Products in a lawful manner, consistent with the highest standards of fair trade, fair competition and business ethics.

     6.2 Marketing Efforts. Dealer agrees to use its best efforts to diligently and faithfully to promote and develop demand for the Products within the Dealer's market area and to solicit purchases of the Products so as to maintain a substantial and increasing volume of sales of the Products while preserving the goodwill that is presently associated with the name and reputation of Triumph and the Products.

     6.3 Review and Approval of Advertising. Triumph reserves the right to approve any and all advertisements or promotional materials used by Dealer with respect to the Products. Dealer agrees not to make any Product performance claims or representations in Product advertising, promotion or registration other than those specifically shown on Triumph's packaging or sales literature or otherwise expressly approved by Triumph. Notwithstanding the foregoing, Dealer acknowledges that the purpose of Triumph's review of such materials is solely to enable Triumph to protect its trademarks, reputation ad the goodwill associated with Triumph and its Products, and Triumph shall not be obligated, and does not undertake, to review all advertisements or promotional materials submitted by Dealer to Triumph and used by Dealer with respect to the Products. Any review or approval by Triumph of any advertisements or promotional materials submitted to it by Dealer shall not be considered an endorsement by Triumph of the content thereof. Dealer shall bear sole responsibility for, and shall be solely liable for, any and all claims arising out of advertisements or promotional materials developed and used by Dealer (except advertisements or promotional materials that have been developed and provided by Triumph). In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any and all claims arising out of advertisements or promotional materials developed or used by Dealer (except advertisements and promotiona l materials that have been developed and provided by Triumph).

     6.4 Operating Standards. Dealer shall operate its Products dealership at all times according to Triumph's Dealer Operating Standards, as the same may be revised and updated by Triumph from time to time. Triumph's current Dealer Operating Standards are attached as part of the Appendix hereto. Triumph reserves the right to revise and update the Dealer Operating Standards at any time and from time to time as Triumph in its sole discretion deems necessary. Dealer shall promptly comply with any revised or updated Dealer Operating Standards upon receipt of written notice from Triumph of such revisions or updates.

     6.5 Signage. At all times while this Agreement remains in effect, Dealer shall prominently display signage at the Approved Location of a type, size and quality specified in the Dealer Operating Standards in an agreed-upon location or locations, which signage shall contain the Triumph name and logo and shall identify Dealer as an authorized independent dealer of Triumph motorcycles, parts and accessories. Dealer expressly warrants as a condition precedent to Triumph's entering into this Agreement that there are no contractual, lease, zoning or other restrictions applicable to Dealer which would prevent Dealer from displaying Triumph signage in accordance with the Dealer Operating Standards.

     6.6 Employees Dealer shall at all times maintain an adequate staff of qualified and experienced employees for sales, servicing, supply and administration of the Products, all as determined by Triumph from time to time. Dealer's employees shall deal with customers in a courteous and professional manner and shall

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conduct themselves at all times according to the highest ethical standards.
Dealer shall be solely responsible for all wages, taxes, benefits, unemployment insurance and all other obligations and claims relating to Dealer's hiring, employment and termination of Dealer's employees. Dealer shall bear sole responsibility for, and shall be solely liable for, the quality of Dealer's employees and for the actions or omissions of its employees, whether in connection with the sales, service or repair of Products or otherwise. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any actions or omissions of Dealer's employees, whether in connection with the sales, service or repair of Products or otherwise.

     6.7 Training. Triumph may from time to time require that Dealer or designated members of Dealer's staff attend and complete training courses or seminars relating to sales or service of the Products. Dealer shall bear the full cost of attendance at such training courses or seminars. Because retention and comprehension of training and instruction varies on an individual basis, Triumph shall not bear responsibility for, and shall not be liable for, and Dealer shall bear sole responsibility for, and shall be solely liable for, the actions or omissions of its employees, whether in connection with the sales, service or repair of Products or otherwise, regardless of whether training for Dealer's employees has been provided by Triumph. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any actions or omissions of Dealer's employees, whether in connection with the sales, service or repair of Products or otherwise, regardless of whether training for Dealer's employees has been provided by Triumph.

     6.8 Approved Location- Hours of Operation. The Dealer shall at all times maintain all areas of the Approved Location in a clean, orderly and professional state. Dealer shall maintain such hours of operation as Triumph shall from time to time determine to be competitive with other motorcycle dealers within Dealer's market area. The Dealer's initial hours of operation shall be as described in the Appendix hereto. Triumph may require a change in Dealer's hours of operation by giving Dealer sixty (60) days' notice of such change.

     6.9 Pre-Delivery Inspection. The Dealer shall cause each new or used Triumph motorcycle sold by Dealer to undergo a thorough inspection by a qualified mechanic prior to delivery to the purchaser. No new or used Triumph motorcycle shall be sold by Dealer unless and until such inspection has been completed and the motorcycle has been found to be safe and in proper working condition. The inspection shall be conducted according to a pre-delivery inspection form included within the Dealer Operating Standards, as the same may be revised and updated from time to time. AH Dealer demonstration motorcycles shall also undergo such inspection before being used by Dealer or its customers.

     6.10 Product Invent. Dealer shall maintain at all times an adequate and representative inventory of Triumph motorcycles, parts, service tools and other Products, all subject to availability from Triumph, as described more particularly by Triumph in the Dealer Operating Standards, as the same may be revised and updated from time to time.

     6.11 Repairs. Dealer acknowledges that top quality repair and maintenance service is essential to the maintenance of the goodwill and reputation of Triumph, and that Dealer's failure to provide service in accordance with Triumph's high standards could result in damage to Triumph. The Dealer shall provide efficient, courteous and professional repair and maintenance service for all Triumph motorcycle owners at fair and competitive rates regardless of whether such motorcycles were purchased from Dealer and regarding of whether such motorcycles are covered by Triumph's warranty. Dealer shall adhere to the highest standards of ethics and honesty in conducting its repair operations. All service shall be performed in accordance with Triumph service standards as communicated from time to time by Triumph to Dealer. Triumph may from time to time inspect and evaluate Dealer's service performance, and Dealer agrees to implement any changes or improvements to its service operations which may be suggested by Triumph from time to time. Notwithstanding the foregoing, Dealer, as an independent contractor, shall bear sole responsibility for, and shall be solely liable for, the manner of performance by Dealer of any and all service and repairs of any Triumph Products or motorcycles. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any and all claims in connection with the manner of performance by Dealer of any service or repairs of Triumph Products or motorcycles.

     6.12 Tools. Dealer shall purchase all specialized tools, equipment, manuals and other materials which Triumph shall from time to time specify as being necessary for the proper assembly, maintenance and repair of the Products.

     6.13 Spare Dealer shall use its best efforts to promote the sale of Triumph brand spare parts and accessories (i.e., spare parts and accessories bearing the authorized "Triumph" brand name, whether manufactured by Triumph or authorized suppliers of Triumph brand parts). Dealer agrees to maintain an adequate inventory of Triumph parts consistent with the volume or anticipated volume of Dealer's sales and service. Dealer shall in no event sell or use in its repair and service of Triumph motorcycles any parts which have not been expressly approved in writing by Triumph. Dealer shall not identify any parts as being Triumph parts unless such spare parts are in fact genuine Triumph brand parts. In no event shall Dealer sell or offer for sale any parts for use with Triumph motorcycles which are not in full compliance with all requirements, standards and specifications required by applicable law. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any breach of the foregoing.

     6.14 Safety Recalls. In the event Triumph notifies Dealer of any Product recalls, Dealer shall carry out the recall in accordance with the terms of the recall notice regardless of whether any recalled Product was purchased from Dealer. All recall work shall be performed at no charge to customers unless otherwise indicated by Triumph, and shall be considered as warranty service work performed by Dealer for compensation and all other purposes.

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



     6.15 Maintenance of Records. The Dealer shall keep and maintain detailed and accurate records of all Dealer sales and service activities, inventories and warranty claims, on such forms and such manner as Triumph shall specify from time to time. Records shall be maintained for so long as Triumph may from time to time specify.

     6.16 Access to Premies and Records. Dealer shall permit Triumph, through its authorized representatives, to have full access to Dealer's place of business during normal business hours for purposes of inspection and assuring Dealer's compliance with the terms of this Agreement. Triumph shall also have the right from time to time during normal business hours to enter Dealer's premises in order to inspect and photocopy any of Dealer's books and records relating to Products sold or serviced by the Dealer. Triumph's rights under this Section 6.16 shall survive any termination or expiration of this Agreement.

     6.17 Compliance with Law. Dealer shall be solely responsible for ascertaining all applicable laws, regulations, ordinances, licensing requirements, and other governmental requirements ("Laws") which must be complied with in connection with the operation of Dealer's business and the sale of the Products, and shall comply fully with such Laws. Without limiting the foregoing, Dealer shall take all action necessary to comply with all applicable Laws in Dealer's jurisdiction relating to Dealer licensing, Salesperson licensing, title registration, odometer certification, model year requirements, advertising, and sales taxes, each with respect to both new and used Products.

     6.18 Expenses Unless otherwise expressly agreed in writing, Dealer shall pay any and a of its costs and expenses under this Agreement and shall be solely responsible for the acts and expenses of its employees and representatives.

     6.19 Resale Prices.of the Product . Dealer shall at its own discretion establish the prices at which it resells the Products.

     6.20 Forecasts. Dealer shall submit to Triumph quarterly and annual written forecasts of its purchases and sales of Products in a format approved by Triumph and containing marketing information about Products and competitive goods, as well as such other data and details as Triumph may from time to time reasonably request.

     6.21 Restrictive Covenants. Dealer, for itself and for any owner, shareholder, subsidiary and affiliate of Dealer, covenants and agrees that it shall refrain from directly or indirectly (through employees, agents, contractors or otherwise), while this agreement is in effect, selling, distributing, marketing, developing or otherwise dealing in products that are competitive with or similar to the Products, except for the competing product lines listed on the Appendix hereto.

     6.22 Purchaser Registration. Dealer acknowledges that in the event that Triumph is required by law or otherwise to notify purchasers of Triumph motorcycles and other Products of significant information (e.g., because of a recall or warranty notice), it is essential that Triumph be able to provide such notifications promptly, and Dealer therefore agrees that it shall promptly provide written notice to Triumph of the names and addresses of all persons or entities that purchase any Triumph Products from Dealer on such customer registration forms as are approved by Triumph from time to time. Dealer shall bear sole responsibility for, and shall be solely liable for, any failure to provide such written notice to Triumph. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of Dealer's failure to promptly provide written notice to Triumph of the names and addresses of all persons or entities that purchase any Triumph Products from Dealer.

     6.23 Purchaser Manuals and Guides. Upon the sale of any Products by Dealer, Dealer shall provide to the purchaser of such Products any applicable owners manual, warranty guides and other manuals or guides prepared for use with such Products. In addition, in the case of the sale of Triumph motorcycles by Dealer, Dealer shall also provide to each purchaser of such motorcycles a copy of the Motorcycle Safety Foundation Manual. Dealer shall bear sole responsibility for, and shall be solely liable for, any failure to provide such manuals or guides to purchasers of motorcycles or other Products. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of Dealer's failure to provide such manuals or guides to purchasers of motorcycles or other Products.

     6.24 Product Liability Ins Dealer shall at all times maintain in full force and effect policies of insurance providing coverage in the amount of $500,000 per occurrence and in the aggregate for product liability claims and claims of negligence in the service and repair of Triumph motorcycles and other Products. Dealer shall furnish certificates and other evidences of such insurance to Triumph upon Triumph's request. Triumph makes no representation to Dealer that such amount of insurance is adequate to protect Dealer from such claims and Dealer is advised to exercise its own business judgment in consultation with its professional advisors in determining an adequate amount of such insurance. Dealer shall bear sole responsibility for, and shall be solely liable for, any failure to maintain such policies of insurance in full force and effect. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of Dealer's failure to maintain such policies of insurance in full force and effect,

7 SALES LITERATURE

     Triumph shall, in its sole discretion, furnish Dealer with the following:
(i) Triumph's then current price list, mailers, brochures, catalogs, technical specifications, service manuals, business forms, and the like pertaining to its Products as from time to time revised by Triumph, and (ii) such packaging, artwork, advertising, display and promotional material as Triumph deems appropriate. All such materials shall remain the property of Triumph on loan to Dealer (except to the extent disposed of for their intended purpose in the ordinary course of business) and must be returned to Triumph immediately upon its request or immediately upon expiration, cancellation or termination of this Agreement. Triumph may require Dealer to pay a deposit with respect to any such materials, which shall be refunded to Dealer when such materials are returned to Triumph in accordance with the preceding sentence. Unless supplied by Triumph, Dealer agrees to prepare and furnish, at its own cost, such packaging, artwork, advertising, display and promotional materials as are necessary for the promotion of the Products in Dealer's market area; provided, however, that prior to display or use thereof, Dealer shall submit such material to Triumph for prior review and written approval and shall make any changes or modifications required by Triumph and, further provided, that it shall be Dealer's responsibility to comply with all applicable laws pertaining to the marketing, trademark, unfair competition or otherwise regulating the marketing, or selling of Products. All packaging, artwork, advertising, display and promotional materials used by Dealer in connection with the distribution, advertising, promotion or marketing of Products, regardless of whether supplied by Triumph or submitted by Dealer to Triumph for its review and approval, will be and remain the exclusive property of Triumph. Notwithstanding the foregoing, Dealer acknowledges that the purpose of Triumph's review of such materials is solely to enable Triumph to protect its trademarks, reputation and the goodwill associated with Triumph.and its Products, and Triumph shall not be obligated, and does not undertake, to review all advertisements or promotional materials submitted by Dealer to Triumph and used by Dealer with respect to the Products. Any review or approval by Triumph of any advertisements or promotional materials submitted to it by Dealer shall not be considered an endorsement by Triumph of the content thereof. Dealer shall bear sole responsibility for, and shall be solely liable for, any and all claims arising out of advertisements or promotional materials developed and used by Dealer (except advertisements or promotional materials that have been developed and provided by Triumph). In furtherance and not in limitation of the indemnification obligations of Dealer set forth in
Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, a 3,ents, L employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of any and all claims arising out of advertisements or promotional materials developed or used by Dealer (except advertisements and promotional materials that have been developed and provided by Triumph). Upon the expiration, cancellation or termination of this Agreement for any reason whatsoever, Dealer shall promptly return to Triumph, or to Triumph's designated agent, all artwork, labels, containers, packages, packaging, advertising, display and promotional material respecting the Products, or, at Triumph's option, and upon its written request, Dealer shall destroy the same under the supervision of Triumph or its designated agent.

8. CONFIDENTIAL INFORMATION

Dealer shall treat as confidential and prevent unauthorized duplication or disclosure of any confidential information concerning the Products or the business affairs of Triumph which Dealer may acquire during the course of its activities under ft Agreement (or any prior agreements between Triumph and Dealer) and shall riot use any of such confidential information for any purpose other than in furtherance of Dealer's obligations under this Agreement. In addition, Dealer shall take all necessary precautions to prevent any such disclosure. by its employees and representatives. Dealer further acknowledges and agrees that any right, tide and interest in and to the aforesaid confidential information is vested in Triumph and that such information is the sole property of Triumph. For purposes of this Agreement, the term "confidential information" means any information concerning the business of Triumph or the Products which is not in the public domain and shall include, but is not limited to, the terms of this Agreement. The obligations of confidentiality provided hereunder shall survive for a period of five (5) years after the expiration, cancellation or termination of this Agreement, for any reason; provided, however, that with respect to any item of confidential information which is a trade secret under applicable law, the obligations of confidentiality hereunder shall survive the expiration of such five (5) year period and remain in full force and effect for so long as such confidential information remains a trade secret under applicable law.

9. TRADEMARKS, PATENTS AND COPYRIGHTS

     9.1 Use of Trademarks. Subject to the terms and conditions of this Agreement, the Dealer is granted a nonexclusive license to use the Trademarks in connection with the operation of the dealership granted by this Agreement, but for no other purpose. Subject to Triumph's right to review the use of the Trademarks, the Dealer may indicate, in approved signs, advertising, publicity, or other sales or marketing media or materials, that Dealer is an authorized independent dealer of Triumph's Products. Dealer shall not use Triumph's name or Trademarks in either its own corporate name or any fictitious business name.

     9.2 Prominence of Trademarks. Dealer agrees to give due prominence to the fact that the Trademarks are the property of Triumph and in the event that Dealer refers to the Trademarks in advertising, promoting or in any other manner so as to identify the Products, Dealer shall clearly indicate Triumph's ownership of the Trademarks.

     9.3 Limitation on Dealer s Rights. Dealer acknowledges that Triumph is the exclusive owner of the Trademarks and all goodwill and other rights therein. Dealer agrees that, except to the extent expressly provided herein, Dealer shall acquire no right or license with respect to the Trademarks. Dealer agrees that at no time during the term of this Agreement nor at any time after this Agreement's cancellation, expiration or termination shall Dealer adopt, register or use in any manner whatsoever, without Triumph's prior written consent, any word, symbol or combination thereof, which in any way imitates, resembles or is similar to the Trademarks.

     9.4 Dealer Contributions. Dealer agrees that all artwork, graphics, layouts, slogans, names, tides or similar materials incorporating, or being used in association with, the Trademarks which may be created by the Dealer, its employees, agents and subcontractors and any other party with whom it may contract to create such materials pursuant to this Agreement shall become the sole property of Triumph, including copyright rights, and Dealer agrees on behalf of itself, its employees, its agents, its subcontractors and any other party with whom it may contract to create such materials, to promptly execute any and all appropriate documents in this regard.

     9.5 Protection and Defense Triumph shall have sole responsibility for protection and defense of the Trademarks in such manner as Triumph may in its sole discretion elect. Triumph shall not be liable to Dealer for lost profits, lost opportunity, or for any incidental and indirect costs, losses or expenses Dealer might have in connection with the Trademarks. Dealer agrees to cooperate and assist My with Triumph in the defense and protection of the Trademarks at Dealer's cost and shaH promptly advise Triumph in writing of any potentially infringing uses by others in addition to any suits brought, or claims made, against Dealer involving the Trademarks. Decisions regarding action involving the protection and defense of the Trademarks shall be solely in the discretion of Triumph and Dealer shall take no action in this regard without the express written permission of Triumph.

     9.6 Preservation of Markings. Dealer agrees that it will in no way alter, deface, remove, cover up or mutilate in any manner whatsoever, any trademark, serial or model number, the word "patent" and/or the patent number, copyright symbol, brand or name which Triumph may attach or affix to or make a part of any of Triumph's Products, spare parts, components and/or assemblies of the Products, or any packaging or sales literature relating thereto.

Rev. 9/8/94

10. INDEMNIFICATION

     Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and a liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of Dealer's business and/or actions with respect to Dealer's sale, distribution, service or repair of Products (including, but not limited to, claims by Dealer's customers, employees or agents), except for claims, actions and suits covered under Triumph's warranty as set forth in Section I I hereof and except for claims, actions or suits arising solely from the negligent acts or omissions of Triumph. Triumph may undertake the responsibility of defending any claims with counsel chosen by Triumph in its sole discretion, or upon Triumph's request, Dealer shall assume responsibility for such defense; in either event, Dealer shall pay all expenses, fees and costs associated with such defenses and judgments, fines, penalties or interest imposed on or against Triumph as a result thereof, including, without limitation, the expenses, fees and costs of defense counsel chosen by Triumph in Triumph's sole discretion. Dealer further agrees that the provisions contained in this Section 10 and any other provisions in this Agreement concerning indemnification obligations of Dealer shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of Triumph.

11. LIMITED PRODUCT WARRANTY

     1 11.1 Limited Customer Warranty. All Triumph Products supplied to Dealer from Triumph shall be warranted by Triumph solely as provided in Triumph's written warranty to customers which may be revised and amended from time to time by Triumph. TRIUMPH'S WRITTEN LIMITED CUSTOMER WARRANTY AS REVISED AND AMENDED FROM TIME TO TIME SHALL BE EXCLUSIVE AND TRIUMPH EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT WILL TRRJMPH BE LIABLE TO DEALER, ITS CUSTOMERS OR ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, THAT ARISE IN CONNECTION WITH THE PRODUCTS OR IN CONNECTION WITH EITHER TRIUMPH'S FAILURE TO DELIVER OR ITS LATE DELIVERY OF THE PRODUCTS (INCLUDING, BUT NOT LIAHTED TO, LOSS OF USE OF THE PRODUCTS AND LOSS OF PROFITS).

     11.2 Customer Warranty . Dealer shall provide each customer purchasing Products from Dealer with a copy of Triumph's then current limited customer warranty at the time of sale. Dealer shall not make any statement or representation purporting to grant to the customer any warranty on behalf of Triumph other than Triumph's then current limited customer warranty and Dealer shall bear sole responsibility for, and shall be solely liable for, any other statements, representations or warranties (whether oral or written) made by Dealer or on Dealer's behalf with respect to any of the Products. If Dealer should elect to give its customers any Dealer warranty with respect to the Triumph Products in addition to Triumph's limited customer warranty, such Dealer warranty shall provide in a clear and conspicuous manner that such warranty is being provided by Dealer and not by Triumph. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other

Rev. 9/8/94
expenses of every nature, kind and character incurred or suffered by reason of any statements, representations or warranties (whether oral or written), other than Triumph's then current limited customer warranty, made by Dealer or on Dealer's behalf with respect to any of the Products.

     11.3 Performance of Warranty Work; Compensation. Dealer shall perform a warranty service work requested for Triumph Products, regardless of whether such Products were purchased from Dealer. Triumph shall provide compensation to Dealer for labor and Triumph parts used in the performance of Triumph warranty work in such reasonable amounts, and subject to such terms and conditions, as Triumph may from time to time establish. Dealer shall not charge any customer for any work covered by a Triumph warranty and reimbursed from Triumph to Dealer. Dealer shall use Triumph parts in work performed under the Triumph customer warranty or otherwise reimbursed by Triumph. determination whether any work is covered under the Triumph limited customer warranty shall be made solely by Triumph. Notwithstanding the foregoing, Dealer, as an independent contractor, shall bear sole responsibility for, and shall be solely liable for, the manner of performance by Dealer of any and all warranty service and repairs. In furtherance and not in limitation of the indemnification obligations of Dealer set forth in Section 10 of this Agreement, Dealer shall indemnify and hold harmless Triumph and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature, kind and character incurred or suffered by reason of the manner of performance by Dealer of any and all warranty service and repairs.

     11.4 Warranty Procedure . Dealer shall follow and comply with all procedures, instructions, guidelines and policies communicated from time to time by Triumph to Dealer regarding warranty work to be performed by Dealer under the Triumph limited customer warranty, including without limitation procedures, forms and standards for submission and approval of warranty claims. All revisions and changes to warranty procedures, instructions, guidelines and policies shall be effective upon conmunication of such revisions from Triumph to Dealer unless otherwise expressly provided in writing.

12. INDEPENDENT CONTRACTOR RELATIONSHIP

     Dealer shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. Dealer acknowledges that it is not a partner, joint venturer, franchisee, employee or agent of Triumph. Dealer shall have no authority, whether express or implied, to assume or create any obligation on behalf of Triumph nor shall Dealer issue or cause to be issued any quotations or draft any letters or documents over the name of Triumph.

13. FORCE MAJEURE AND AVAILABILITY OF MATERIALS

     13.1 Force Majeure. Except for Dealer's monetary obligations to Triumph hereunder, neither party will be in default in the performance of its obligations under this Agreement if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, riot, strike, labor dispute, lack or failure of transportation facilities, failure of equipment, lack of necessary products or materials, epidemic, fire, wind, earthquake, storm or flood, use of any law, order, proclamation, regulation or ordinance of any government, or of any subdivision thereof, because of acts of God or for any other cause, whether similar or dissimilar to those enumerated, that is beyond the reasonable control and without the fault or negligence of the party whose performance is affected (any such event is hereinafter called "Force Majeure").

    13.2 Availability of Materials. All deliveries by Triumph are contingent on Triumph UK's receiving timely shipment of necessary products, materials, parts and components for the production, assembly or supply of the Products, and Triumph may delay, reduce or cancel deliveries to Dealer to the extent such deliveries are affected by delay, reduction or cancellation of shipments of necessary products, materials, parts and components to Triumph UK.

14. TERM OF AGREEMENT

    14.1 Initial Term and Renewal. The initial term of this Agreement is for a five (5) year period commencing and effective as of the date of this Agreement. Upon expiration of the initial term, this Agreement shall renew automatically for successive three (3) year terms, unless either party gives notice to the other of its intent not to renew at least 120 days prior to the expiration date of the then-current initial term or renewal term. At Triumph's option, Dealer may be required, as a condition to any rene wal, to execute Triumph's then-current standard Dealership Agreement and any related agreements, which shall supersede this Agreement (except that the term thereof shall be modified if necessary to be consistent with the terms of this Section 14. 1).

    14.2 Notice of Nonrenewal. Either party may, at any time, terminate this Agreement, without cause, effective as of the end of the initial term or any successive renewal term hereof, by giving the other party written notice of its desire not to renew the term of this Agreement at least one hundred twenty (120) days prior to the end of such initial term or successive renewal term.

    14.3 Termination With Cause. At any time either party may terminate this Agreement for cause, as follows:

         (a) If a parry breaches any provision contained in this Agreement, the other party may cancel or terminate this Agreement upon thirty (30) days' written notice; provided that the breaching party has not (i) cured the breach during the thirty (30) day period following such notice, or (ii) taken substantial steps, during such thirty (30) day period, to cure a nonmonetary breach which in good faith could not be totally cured within such thirty (30) day period. In the event termination is delayed pursuant to ( ii) above due to the breaching party's taking substantial steps to cure a nonmonetary breach, termination shall become effective immediately and without further notice if such party ceases diligent efforts to cure such breach, or in any case if such breach is not cured or is not curable within 120 days following the date of the termination notice.

         (b) Notwithstanding the provisions of subsection (a) above, Triumph may cancel or terminate this Agreement upon giving written notice with no opportunity for Dealer to cure in the following circumstances:

         (1) If Dealer becomes insolvent by any definition, makes any assignment for the benefit of its creditors, or is placed in receivership, liquidation or bankruptcy (voluntary or involuntary).

         (2) On the commencement of the winding up of the Dealer, other than voluntary winding up for the purposes of amalgamation or reorganization.

         (3) If the management or control, or both, of all or any part of Dealer's business is vested, by law, decree, ordinance of other governmental action, in or made subject to the control or direction of any government agent, officer, appointee or designee, or of any other person, firm or company not a party to this Agreement.

        (4) If after Triumph shall have given Dealer notice of a default under subsection (a) above and Dealer shall commit the same, or substantially the same, default within a period of twelve (12) consecutive months after the date of Dealer's initial default.

        (5) If Dealer's default is material and results from intentional misconduct or grossly negligent acts or omissions.

        (6) If Triumph should terminate any other agreement between the parties as a result of a Dealer default thereunder.

        (7) If the Dealer should attempt to assign any of its rights under this Agreement in contravention of Section 19 hereof.

        (8) If Dealer has engaged in any deceptive, unethical or illegal trade practice in connection with the sale of Triumph Products.

        (9) Dealer's abandonment of the operations of the dealership or failure to operate as a going concern during hours and days of operation customary for retail businesses in Dealer's market area. For purposes of this subparagraph (9), if Dealer fails to open for business for any period of seven (7) or more consecutive days, Dealer shall be deemed to have abandoned the dealership.

       (10) If Dealer submits or makes to Triumph any false or fraudulent statement, application (including Dealer's initial Dealership Application), reimbursement request or report, including without limitation false or fraudulent claims with respect to any warranty matters.

       (11) If Dealer should violate any federal, state or local laws, rules or regulations applicable to Dealer's operation of the dealership, including without limitation dealership licensing laws, the National Traffic and Motor Vehicle Safety Act of 1966, as amended, or the Clean Air Act.

       (12) If Dealer should enter into any contract, conspiracy, combination or agreement, whether written or oral, for the purpose of fixing prices of Triumph Products or other illegal practices.

       (13) If Dealer should attempt to sell Triumph Products from any location other than the Approved Location without the express written consent of Triumph.

       (14) If Dealer or any principal owner of Dealer should be convicted or plead no contest to a felony or any crime involving fraud or dishonesty.

In the event Triumph gives notice of termination under this Section 14.3(b), the grounds specified by Triumph in such notice of termination shall not be exclusive and shall not preclude Triumph from later proving that additional grounds for termination existed at the time such notice was given.

       14.4 Withdrawal From Market . In addition to the foregoing, Triumph may cancel this Agreement upon notice to Dealer at any time that Triumph withdraws from distribution of Triumph Products, either within Dealer's market area or generally, or at any time Triumph ceases to be an authorized distributor of Triumph Products.

       14.5 Termination Due to Governmental Action. Notwithstanding any other provision of this Agreement to the contrary, Triumph shall have the right, in its sole discretion, to terminate this Agreement in the event that a law, decree or regulation is enacted or adopted by any governmental authority which would impair or restrict in any manner whatsoever the right of Triumph to terminate or elect not to renew this Agreement; provided, however, that such termination shall not take effect until the day prior to t he effective date of the aforementioned law, decree or regulation.

       14.6 Suaival of Obligations. The expiration, cancellation or termination of this Agreement, for whatever reason, will not discharge or relieve either party from any obligation which accrued prior to such expiration, cancellation or termination, will not relieve any party that has breached this Agreement from liability for damages resulting from such breach and will not destroy or diminish the binding force and effect of any of the provisions of this Agreement that expressly, or by reasonable implication, c ome into or continue in effect on or after cancellation or termination hereof.

       14.7 Repurchase of Products and Related Items.

            (a) Upon any termination or expiration without renewal of this Agreement, upon written request from either party hereto to the other delivered within five (5) days following such termination or expiration, Dealer shall sell, and Triumph shall purchase from Dealer, all Triumph Products in Dealer's inventory, all approved signage bearing the Trademarks, and all special tools and equipment designed specifically for use in connection with the Triumph Products and the purchase of which was required. by Triumph hereunder. In the case of Triumph motorcycles, Triumph shall be obligated to repurchase only those motorcycles which are new, of the then current model year, unused, undamaged, and in first class, salable condition. In the case of Triumph parts, Triumph shall be obligated to repurchase only those parts which are new, listed in Triumph's then current price book, in original packaging, unused, undamaged and in first class, salable condition. In the case of signs, tools and equipment, Triumph shall be obligat ed to purchase only signs approved by Triumph bearing the Triumph Trademarks, and such special tools and equipment designed specifically. for service with Triumph Products, the purchase of which was required by Triumph and which are in good repair and working condition. In the event either party exercises its option hereunder, Dealer shall promptly supply to Triumph a list of all Triumph Products, tools, signs and equipment subject to repurchase by Triumph hereunder.

            (b) The purchase price for any Triumph motorcycles or parts purchased by Triumph pursuant to this Section 14.7 shall be equal to 85 % of Triumph's then-current standard list price to dealers for such motorcycles and parts, less any refunds allowances, or credits previously granted to Dealer with respect to the motorcycles and parts being purchased. The purchase price for signs, tools and equipment shall be the price paid by Dealer less all depreciation computed on a straight-line basis over a five (5) year useful life.

            (c) In the event of any repurchase by Triumph pursuant to this
Section 14.7, Dealer shall permit Triumph's personnel and representatives to enter Dealer's premises and inspect and count all Triumph Products, signs, tools and equipment proposed to be repurchased hereunder.

            (d) Dealer shall store, at Dealer's sole expense, all Triumph Products and other items which Triumph becomes obligated to repurchase pursuant to this Section 14.7 until receipt of shipping instructions from Triumph. Dealer shall have sole responsibility for packing such Triumph Products suitably for shipping and for paying all freight and insurance charges from Dealer to Triumph's central distribution or such other location within the United States as Triumph shall designate.

            (e) Dealer shall bear all risk of loss or damage to any Triumph Products or other items which Triumph becomes obligated to purchase hereunder until such items have been delivered to the destination designated by Triumph and have been inspected and accepted by Triumph, and in no event shall -Triumph be required first to claim against any carrier or insurer with respect to any such loss or damage for items lost or damaged in transit.

            (f) Dealer represents and warrants that all Triumph Products and other items tendered to Triumph for repurchase pursuant to this Section 14.7 shall be sold to Triumph free and clear of any liens, encumbrances, security interests or claims and attachments whatsoever at the time of purchase by Triumph. Dealer shall, at Dealer's sole expense, take such actions and execute such documents as are necessary to vest in Triumph clear title, free of liens, encumbrances, security interests, claims and attachments, in cluding without limitation compliance with all applicable bulk sales laws. Dealer understands and agrees that Triumph shall have no obligation to purchase any Triumph Products or other items hereunder unless Dealer can convey clear title as provided herein.

            (g) All payments due from Triumph to Dealer hereunder shall be made promptly after all items tendered for repurchase have been delivered to Triumph, inspected and accepted by Triumph with clear title as provided in subsection (f) above, and, :in the case of Triumph motorcycles, after Triumph shall have received the manufacturer's certificate of origin or other applicable certificates of tide. Triumph shall have the right to set off and deduct from any amounts due Dealer in connection with such repurchase, any sums due and owing from Dealer to Triumph or any of its affiliates for any reason.

            14.8 No Claim for Compensation. The Dealer expressly acknowledges that it is not entitled to and will not assert any claim for any compensation of any nature whatsoever from Triumph with respect to the sales of Products, or its distribution of Products or otherwise in connection with this Agreement. The Dealer's sole source of compensation in relation to this Agreement will be from the revenue, if any, derived from its resale of the Products. In the event this Agreement expires or is cancelled or terminate d pursuant to the provisions of this Section 14, Dealer will have no right to receive, and Triumph will have no obligation to pay, any compensation, indemnity or reimbursement for any of the following: loss of profit, loss of goodwill, loss of clientele, costs of advertising, promotional materials or samples, termination of employees, employees' salaries, the losses associated with buildings, stocks, machinery, transportation, or other similar assets or expenditures in which Dealer invests or expends funds in connection herewith, or for any other reason whatsoever.

            14.9 Further Obligations After Termination. In the event of a termination or expiration of this Agreement in any manner, the following further provisions shall take effect:

            (a) All rights granted to Dealer under or pursuant to this Agreement shall cease, and, where legally possible, revert to Triumph.

            (b) Dealer shall cease to hold itself out in any way as a dealer of Triumph Products.

            (c) Dealer shall cease to use the Trademarks and shall refrain from using any colorable imitation thereof. Dealer shall immediately cease to use and destroy any stationery, order sheets, advertising materials and other printed matter bearing the Trademarks and shall remove all signs containing same.


            (d) Dealer shall immediately return to Triumph any originals and copies of all confidential information, technical data or material, including but not limited to brochures, letters, price or customer lists and memoranda, service records, warranty information or other information pertaining to the Products.

            (e) At Triumph's option, all sums owed by each party hereto to the other shall become due and payable immediately upon expiration or other termination of this Agreement. Triumph, at its option, may offset any sums due or to become due to Triumph from Dealer against any sums owed by Triumph to Dealer.

15. REPRESENTATIONS AND WARRANTIES

       15.1 Representations, Warranties and Covenants of Triumph. Triumph hereby covenants, represents and warrants that:

            (a) it is entitled to grant to the Dealer all rights, licenses and authorities granted by it herein;

            (b) it is not a party to or subject to any other agreement in conflict with this Agreement,

            (c) the execution and delivery of this Agreement by it has been duly authorized; and

            (d) the execution and delivery of this Agreement by it and the fulfillment of the terms and conditions hereof (i) do not and will not result in the breach of any of the terms, conditions, provisions of its constituting documents, by-laws or resolutions of its directors or shareholders, or any license, permit, contract, agreement, instrument, order, decree or writ issued to it or to which it is a party or by which it or its properties or assets are bound and (ii) does not or would not with the passage of time or the giving of notice constitute a default under any contract, agreement or instnunent to which it is a party or by which it or its properties or assets are bound.

       15.2 Representations. Warranties and Covenants of Dealer. The Dealer hereby represents, covenants, warrants and acknowledges that:

            (a) it is not a party to or subject to any agreement in conflict with this Agreement;

            (b) the execution and delivery of this Agreement by it has been duly authorized;

            (c) the execution and delivery by it of this Agreement and the fulfillment of the terms and conditions hereof (i) do not and will not result in the breach of any of the terms, conditions, provisions of its constituting documents, by-laws or resolutions of its directors or shareholders, or any license, permit, contract, agreement, instrument, order, decree or writ issued to it or to which it is a party or by which it or its properties or assets are bound and (ii) does not or would not with the passage of ti me or the giving of notice constitute a default under any contract, agreement or instrument to which it is a party or by which it or its properties or assets are bound;

            (d) all information provided by Dealer to Triumph on the Triumph Dealership Application and in the Appendix to this Agreement is true, complete and correct;

            (e) Dealer and/or one or more of Dealer's directors or executive officers has at least two (2) years prior management experience in the sale of motorcycles; and

            (f) Dealer does not anticipate that Dealer's sales of Products hereunder will exceed 20% in dollar volume of Dealer's projected gross sales during the first full year after Dealer begins selling Products hereunder.

16. ENTIRE AGREEMIENT; AMENDMENT

    This Agreement, including the Appendix hereto, contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. Except as expressly contained herein, neither party has made or relied upon any representations, warranties, assurances, "side deals" or understandings. Without limiting the generality of the foregoing, Dealer acknowledges that T riumph has made no forecasts, guarantees, representations or assurances regarding Dealer's potential sales, profits or earnings capability as a dealer of the Products under this Agreement. This Agreement may be amended orgy by a writing signed by both of the parties. With respect to any consents, approvals, waivers or amendments which may be granted by Triumph to Dealer hereunder, including without limitation consents to assignment or to a change in the Approved Location, no such consent, approvals, waiver s or amendments shall be valid or binding upon Triumph unless in writing and signed by an officer of Triumph of at least Vice President. Under no circumstances may Dealer rely upon any oral representations or assurances from Triumph personnel with respect to consents, approvals, waivers or amendments.

17. NOTICES

    All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (h) five (5) business days after mailing, postage prepaid, first class, certified or registered mad, or (iii) when delivered (and receipted for) by an express delivery service, or (iv) when first sent by telex, telecopy or other means of instantaneous communication, provided such communication is properly confirmed by personal delivery, mail or an express de livery service as provided above, to the respective addresses shown in the Appendix hereto. Either parry may change the address for the giving of notices and communications to it by written notice to the other party in conformity with the foregoing. Nothing contained herein shall justify or excuse failure to give oral notice for the purpose of informing the other party hereto when prompt notification is required, but it is understood that such oral notice shall in no way satisfy the requirement of a writte n notice. In the event Triumph cannot effect notice to Dealer because Dealer has abandoned its place of business or refuses to accept such notice, such notice may be served by Triumph through the Department of Motor Vehicles (or its equivalent) in the state in which the Approved Location is located.

18. SEVERABILITY

    If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever or to violate any law, this Agreement shall be considered divisible as to such provisions and such provisions shall be deemed amended to comply with such law, or if it cannot be so amended without materially altering the tenor of the Agreement, then such provision(s) shall be deemed deleted from the Agreement in such jurisdiction, and in either case, the remainder of this Agreement shall be valid and binding.

19. ASSIGNMENT

    The parties acknowledge that this Agreement constitutes a personal services contract between Triumph and Dealer. Dealer may not transfer or assign this Agreement or any of its rights hereunder without Triumph's prior written approval, and any attempted assignment shall be void and shall constitute grounds for termination by Triumph pursuant to Section 14.3(b)(7) hereof. This Agreement shall be binding upon and shall inure to the benefit of Triumph and its successors and assigns, and shall be binding upon a nd inure to the benefit of Dealer and its permitted assignees. For purposes of this Section 19, any transfer of any shares of stock or other ownership interest in Dealer to any party other than the current owners or shareholders listed in the Appendix shall be deemed as an assignment of Dealer's rights under this Agreement.

20. NO IMPLIED WAIVERS

    The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any later time nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of such provision.

21. COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. SECTION REFERENCES

    Any reference in this Agreement to a section or subsection shall be deemed to include a reference to any subsidiary sections whenever the context requires.

23. CAPTIONS

    The captions of the sections and subsidiary sections of this Agreement are included for reference purposes only and are not intended to be a part of the Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

24. GENDER

    Masculine, feminine and neuter terms shall be interchangeable (and shall include a corporation, a partnership, or another entity), and shall be singular and plural, where the context makes a change of gender or number appropriate.

25. GOVERNING LAW

    The parties acknowledge that this Agreement shall take effect upon execution by Triumph at its Offices in Atlanta, Georgia. The parties further acknowledge that the mutual performance hereof by Triumph and Dealer constitutes a substantial contact with that State. Accordingly, the parties invoke the protection of the laws of Georgia with respect to the protection of their rights and enforcement of their obligations hereunder and they mutually stipulate that this Agreement is in all respects (including, but not limited to, all matters o interpretation, validity, performance and the consequences of breach) to be construed, governed and enforced in accordance with the internal laws (excluding all conflict of laws rules) of Georgia, as from time to time amended and in effect, and any applicable federal laws of the United States of America, as from time to time amended and in effect.

26. ARBITRATION

    (a) The parties agree to use every reasonable effort to settle any dispute or disagreement between them relative to this Agreement by amicable means and if appropriate utilize assistance of their respective chief executive officers and not to resort to legal action unless and until the parties have in good faith attempted to settle such dispute or disagreement in the foregoing manner.

    (b) If this method of resolution should have proved to be impracticable, any controversy or claim arising out of or relating to this Agreement shall be submitted to and be finally resolved by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. I et seq.), to be conducted by the American Arbitration Association ("AAA"), with such arbitration to be held in Atlanta, Georgia in accordance with the AAA's Commercial Arbitration Rules then in effect. Each party hereby irrevocab ly agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 17. The arbitrator shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by one arbitrator, as selected by the AAA. Any award or decision rendered in such arbitration shall be final and binding on both parti es, and judgment may be entered thereon in any court of competent jurisdiction if necessary. Judgments rendered in any arbitration proceedings shall be limited to actual damages sustained by the party in whose favor such judgment is rendered, and no consequential, punitive, exemplary, special or multiplied damages shall be awarded. Each party shall bear its own costs and expenses of such arbitration proceeding. Notwithstanding the foregoing, the following categories of claims and disputes shall = be subjec t to mandatory arbitration pursuant to the provisions of this Section 26: (i) any claim by Triumph for monies owed by Dealer in connection with any sale of Products and
(ii) any claim or dispute arising under the Lanhan Act, or under any state law or common law alleging infringement or misuse of the Trademarks. In case any dispute arises involving the claims described in (i) and (ii) of the preceding sentence which also involve matters subject to mandatory arbitration hereunder, unless both parties agree o therwise the matters subject to mandatory arbitration shall be severed from the claims which are not subject to mandatory arbitration, and claims subject to mandatory arbitration shall be decided by arbitration as provided herein, while the claims not subject to arbitration wUl be decided in the appropriate judicial forum.

    (c) Notwithstanding subsections (a) and (b) of this Section to the contrary, any party may seek injunctive relief against the other party at any court of proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof. Any provisions to the contrary herein notwithstanding, the law applicable in the jurisdiction of such court shall apply with respect, but limited to, all such preliminary injunctive or restraining procedures.

    (d) Any judicial proceeding challenging the validity of the parties' agreement to arbitrate pursuant to this Paragraph 26 shall be brought in a state or federal court located in Atlanta, Georgia and each of the parties hereby submits to the personal jurisdiction and consents to venue in any such court for such proceeding, and hereby waives to the fullest extent possible any defense of forum non conveniens.

    Each of the parties has executed this Agreement through their duly authorized officers or agents whose signatures appear below, effective as of the date shown at the beginning of this Agreement.


                                           TRIUMPH

                                           TRIUMPH MOTORCYCLES (AMERICA) LIMITED

                                           BY:           [signature]
                                           -----------------------------------

                                           TITLE:           CEO
                                           -----------------------------------


                                           DEALER

                                           CYLCE SPORT UNLIMTED, INC.
                                           -----------------------------------
                                           [Print name of Dealer]

                                           BY: /s/       DAVID NEES
                                           -----------------------------------

                                           TITLE:   PRESIDENT
                                           -----------------------------------

                                   SCHEDULE E

                                LEASE AGREEMETNS
                                      FOR
                            THE MOTOR CYCLE DIVISON
                         OF CYCLE SPORT UNLIMITED, INC.

                                  SCHEDULE E-1

                                THE HERNDON LEASE
                                       FOR
                            THE MOTOR CYCLE DIVISION
                                       OF
                           CYCLE SPORT UNLIMITED, INC.

DRAFT 6.2                                              SCHEDULE F-1



                            HERNDON LEASE AGREEMENT

STORE LEASE Draft 6.2
CYCLE SPORT UNLIMITED, INC.,
LANDLORD
and
V-TWIN ACQUISITIONS, INC.
TENANT
for
632 Grant Street Herndon, Virginia

DRAFT 6.2  DEED OF LEASE
THIS DEED OF LEASE (the "Lease") made this  day of
19____, b y and between CYCLE SPORT UNLIMITED, INC., . Virginia, hereinafter designated "Landlord", and V-TWIN ACQUISITIONS, INC., 11708 Bowman Green Drive, Reston, Virginia, _, hereinafter designated "Tenant".

WITNESSETH:

1. DATA SHEET. This Section I is an integral part of this Lease and all of the terms, dates and requirements hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following terms, whenever used in this Lease, shall have the meanings set forth in this Section 1, subject to adjustments thereto or more detailed definitions set forth elsewhere in this Lease. If there is any conflict between any of the Lease provisions set fo rth in this Section I and any other provisions of this Lease, the latter shall control.

(a) Leased Premises: 632 Grant Street, Herndon, Virginia

(b) Gross Rentable Square Feet of Premises: 12,907 (c) Lease Dates: (1) Date Lease Executed: (2) Date of Tender: (3) Rent Commencement Date: see Section 4.A

(d) Lease Term: ten (10) Lease Years, and one (1) five (5) year option
(1) Commencing:
(2) Ending: ten (10) Lease Years after Rent Commencement Date
(3) Initial Partial Lease Year: From: To:
(4) First Lease Year: From: see Sec. 4.A To: see Sec. 4.A

(e) Minimum Rent: Yearly: see Section 5.A; Monthly: see Sec. 5.A

(f) AdditionalCharges to Tenant:

(1) Utilities: to be paid directly by Tenant (3) Real Estate Taxes: 100% by Tenant (g) Security Deposit: $7,260 (h) Tenant's Trade Name: (i) Permitted Uses:retail sales service of motorcycles, water vehicles, mopeds and related equipment and items as subject to Sec. 13

(j)Dimensions of Sign Box: In compliancewith Herndon & Fairfax County
Requirements

Page I of 21

2. LEASED PREMISES.

A. In consideration of all Tenant's undertakings hereinafter set forth, including payment of rent as hereinafter specified, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Leased Premises") which are located at 632 Grant Street in Herndon, Virginia, which Leased Premises bear the street address set forth in Section 1(a) of the Data Sheet, contain the approximate number of gross rentable square feet set forth in
Section 1(b) of the Data Sheet.

B. For purposes hereof, the Leased Premises shall be deemed to extend to and include the exterior faces of all exterior walls, or to the building line where there is no wall, or to the center line of any walls separating the Leased Premises from any adjacent premises not included in the Leased Premises, and shall consist of the space therein, including the structural floors and the bottom of the roof above. Landlord reserves the right to make such changes in the Leased Premisies and the improvements thereo n as Landlord deems advisable, including, without limitation, the right, exercisable in Landlord's sole discretion, to construct additional building(s) and/or other improvements thereon, provided that any such change will not involve unreasonable interference with the conduct of Tenant's business. Landlord agrees that any change in the placement of pipes, ductwork and electrical lines in the Leased Premises will not involve unreasonable interference with the conduct of Tenant's business.

3. TENANT'S WORK.

A.(i) Tenant agrees to perform, at its risk and expense, all work which is necessary to prepare the Leased Premises for Tenant's intended business, including fixturing ("Tenant's Work"), commencing on the date the Landlord makes written tender of the Leased Premises to Tenant, or, with Landlord's approval (which shall not be unreasonably withheld), prior to such date. Specifications for Tenant's Work shall be submitted to Landlord at least twenty (20) days prior to commencement thereof and shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant's Work shall be performed in accordance with requirements of governmental authorities and all reasonable rules made by Landlord and its contractors and without interference with or damage to work performed or to be performed by Landlord or its agents. If Tenant causes any such interference or damage, Tenant shall be liable therefor.

(ii) Tenant shall not permit any lien on account of the performance of services or supply of materials for any item of Tenant's Work, or for any other item of construction or repair performed by Tenant, to be filed against the Leased Premises. If any such lien is filed, Tenant shall, within thirty (30) days after notice thereof, discharge the lien of record or, if Tenant elects to contest the lien by appropriate proceedings, bond the lien and diligently prosecute the proceedings. If Tenant fails to dischar ge the lien, Landlord may do so, and any monies expended by Landlord in doing so, including court costs and attorneys fees, shall be reimbursed by Tenant promptly upon demand.

4. TERM, TENANTS ACCEPTANCE.

A. The term of this Lease (the "Lease Term") shall be ten (10) years commencing on . The first "Lease Year" during the term hereof shall be the period commencing on the commencement date of the Lease Term if it occurs on the first day of a calendar month, or on the first day of the next succeeding calendar month if the commencement date occurs on any date other than the first day of a calendar month, and shall terminate twelve (12) full calendar months thereafter. Each subsequent Lease Year during the term hereof shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year during the term hereof shall terminate on the day that this Lease expires or is otherwise terminated.

B. At the commencement of the Lease Term, at Landlord's request, Tenant shall execute and deliver to Landlord a certificate of commencement in a form reasonably acceptable to Landlord's lender. After commencement of the Lease Term, Tenant shall have no right to assert any remedy based on a claim that Landlord failed to deliver possession of the Leased Premises, or failed to furnish any other facilities, in accordance with the terms hereof.

5. FIXED RENT.

A. Commencing with the Rent Commencement Date, Tenant covenants to pay to Landlord as fixed minimum annual rent for the Leased Premises for the Lease Term ("Minimum Rent") the following annual sums during the following Lease Years, payable in the following equal monthly installments:

Lease Year Minimum Rent Monthly Installments
1st Lease Year $106,104 $8,842
2nd Lease Year $118,740 $9,895
3rd Lease Year $129,072 $10,756
4th Lease Year $135,528 $11,294
5th Lease Year $141,972 $11,813
6th Lease Year $146,232 $12,186
7th Lease Year $150,624 $12,552
8th Lease Year $155,148 $12,929
9th Lease Year $159,804 $13,317

10th Lease Year $164,604 $13,717

All such monthly installments of Minimum Rent shall be payable in advance on the first day of each month or part thereof during the Lease Term. If the Lease Term commences on other than the first day of a month, the rent for that month shall be prorated and paid based on the days in such month after and including the commencement date.

B. All rent shall be payable, without demand and without setoff or other reduction, at Landlord's address above or such other place as Landlord designates in writing.

C. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement of any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any ot her remedy in this Lease provided.

D. Tenant agrees to operate the business during reasonable retail business hours, and shall conduct its business so as to maximize the volume of business at the Leased Premises, all subject to causes beyond Tenant's reasonable control. For all purposes of this Lease, "causes beyond Tenant's reasonable control" shall include acts of God, the elements, weather conditions, earthquakes, settlements, fires, acts of governmental authorities, wars, riots, shortages of labor and materials, acts of third parties fo r which Tenant is not responsible, strikes, picketing, work slowdowns or stoppages, and labor disputes. Tenant shall keep on the Leased Premises only such goods and merchandise as Tenant intends to offer for sale at wholesale or retail in or from the Leased Premises. Tenant shall use for office or other non-selling purposes only such space in the Leased Premises as is reasonably required for Tenant's business in the Leased Premises.

E. As provided in Section 45, in addition to the Minimum Rent, Tenant shall pay as "Additional Rent" such other obligations as are imposed under this Lease.

6. PERCENTAGE RENT.  [Intentionally deleted.]

7. LATE CHARGES. Any rental or other payment required to be made by Tenant hereunder which is not made within seven (7) days of its due date shall be payable by Tenant to Landlord, without demand, with interest thereon from the due date until paid at the rate of eighteen percent (18%) per annum (1 1/2% per month), but no less than One Hundred Dollars ($ 100.00), to cover Landlord's administrative expenses, and Tenant shall reimburse Landlord for reasonable attorneys fees, if any, incurred by Landlord by re ason of said late payment by Tenant.

8. REAL ESTATE TAXES. A. Tenant shall be responsible for reimbursement to Landlord of all Real Estate

Taxes levied on the land and building of the Leased Premises. Tenant shall reimburse Landlord for the Real Estate Taxes within 10 days from receipt of notice from Landlord of the amount of reimbursement then due. In the event that the Real Estate Taxes paid by the Tenant are not correct, the balance due shall be paid by Tenant to Landlord, or the overpayment shall be obtained by Tenant form the taxing authority at Tenant's expense.

B. Landlord may reasonably contest the real estate tax assessment. Reasonable expenses, including attorneys fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under the above paragraph, provided, howe ver, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section 8 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discret ion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant. Without making any representation that Tenant has legal standing to do so, Landlord has no objection to Tenant's contesting Real Estate Taxes, so long as Tenant continues to make timely payment of Real Estate Taxes hereunder.

C. A tax bill or true copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxed. If any real property tax or assessment levied against the land, building or improvements covered hereby or the rents reserved therefrom, shall be evidenced by improvement bonds or other bonds, or in any other form, which may be paid in annual installments, only the amount paid or payable in any real estate tax fiscal year shall be included as Real Estate Taxes for that real estate tax year for purposes of this Section 8.

9. PERSONAL PROPERTY TAXES. Tenant shall pay all property taxes and assessments on its personality, fixtures and other property installed in the Leased Premises and on improvements made by Tenant.

10. UTILITIES. Tenant shall pay directly to the supplier all charges for water, gas, electricity, sewer, telephone and other utilities used upon the Leased Premises after the Tender Date. Expenses for installation and maintenance of utility meters shall be borne by Tenant, and if Landlord pays any such expenses, Tenant shall reimburse Landlord promptly upon demand. Landlord shall not be liable for any failure to furnish or for any interruption of utility services.

13. USE OF LEASED PREMISES. Tenant shall use the Leased Premises exclusively for conduct of the business set forth in Section 1(i) of the Data Sheet. Tenant shall not, without the prior written consent of Landlord (in Landlord's sole and absolute discretion), (a) use all or any portion of the Leased Premises for any other purpose, (b) conduct any fire, auction, "going out of business", or bankruptcy sales on the Leased Premises, (c) use any loudspeaker or other communications equipment that may be heard or seen outside the Leased Premises, or (d) permit the installation or use in any portion of the Leased Premises of one or more pinball, video, electronic, mechanical or other amusement or game machine of any kind. At no time shall Tenant offer for sale or display any type of illicit drug or any type of drug use paraphernalia. In its sole and absolute discretion, Landlord may agree to a change of the permitted use. In the event that Landlord agrees to a change of use for the Premises, then Landlord may adjust the Fixed Rent to the market rate for such use.

14. COMPLIANCE WITH LAWS, NUISANCES, UNUSUAL RISKS. Tenant shall comply with all laws, ordinances, rules and regulations pertaining to its use and occupancy of the Leased Premises. Tenant shall not permit (a) any objectionable noise or odor to emit from the Leased Premises, (b) any act upon the Leased Premises tending to disturb other persons, including occupants of neighboring property, (c) any act upon the Leased Premises which might subject Landlord to liability for injury to any person or damage to any property, or (d) any act upon the Leased Premises which invalidates, or which increases the rate of insurance of, any policy of insurance on the Leased Premises, including the building or any property therein. Tenant shall be liable for and shall pay to Landlord the amount of any such increase caused by Tenant's activities.

15. CONDITION OF LEASED PREMISES. Tenant, at its expense, shall keep the Leased Premises in clean condition, shall keep the sidewalks in front of the Leased Premises clean and free of ice and snow, shall maintain a "dumpster" trash receptacle suitable to handle all of Tenant's refuse, and shall remove all refuse from the Leased Premises and adjacent areas.

16. SIGNS. The present signage on the premises is hereby accepted by the Tenant. Should Tenant wish to make any changes to the signage, then Tenant shall submit the changes to the locality and the Landlord for approval at Tenant's expense. The dimensions and color of said signage shall be approved by the Landlord. At Tenant's expense, the sign shall be installed by Tenant in compliance with applicable law following approval of the sign by Landlord and the locality. After installation Tenant shall maintain the sign in good repair at Tenant's expense. Tenant shall not display any other signs, lights or advertisements on the exterior of the Leased Premises, or on or in the immediate proximity to the inner or outer face of the show windows, or in any other location within the Leased Premises from which same may readily be seen from outside the Leased Premises, unless Landlord, in its discretion, consents thereto in writing. Tenant shall keep any signs, lights or advertisements approved by Landlord in good repai r.

17. ALTERATIONS. Tenant shall not alter the exterior of the Leased
Premises or the building in any way. Tenant may, at its expense, alter or improve the interior of the Leased Premises for the conduct of its business after obtaining the written approval of Landlord as to the alterations or improvements and the contractor to perform same, which approval shall not be unreasonably withheld. Landlord may condition its approval upon Tenant's delivery to Landlord of a policy or policies of workmen's compensation , liability and property damage insurance, naming

Landlord as additional insured, in limits and with companies acceptable to the Landlord. Such alterations and improvements shall in no way be harmful to the structure of, nor overload the electrical, plumbing, heating or air conditioning facilities of, the Leased Premises or the building in which it is located, and must comply with all applicable building codes, regulations and laws. Except for modifications previously approved by Landlord, no later than fifteen (15) days after the expiration of the Lease Term, Tenant shall, at its expense, promptly restore the Leased Premises to their original condition, reasonable wear and tear excepted; in default thereof, Landlord may effect such restoration, and Tenant shall reimburse Landlord for the cost thereof.

18. FIXTURES AND EQUIPMENT. All trade or lighting fixtures and equipment placed in the Leased Premises by Tenant shall remain Tenant's property, and Tenant shall have sole responsibility therefor. Tenant may remove same at any time, provided that Tenant is not then in default hereunder and further provided that Tenant repairs any damage to the Leased Premises occasioned by removal.

19. LANDLORD'S MAINTENANCE. Prior to the commencement of Tenant's Lease, Landlord will repair any existing roof leaks on the Leased Premises at its sole expense. Also, prior to the commencement of the Lease, Landlord shall inspect and service the Hvac system at its sole expense. At the commencement of the Lease Term the Hvac systems, plumbing system and electrical system shall be in good working order. During the Lease Term at Tenant's expense Landlord shall make all necessary repairs to the structure and roof of the building and the to the exterior of the Leased Premises (except doors, windows and store front), after notice from Tenant of the need therefor. During the Lease Term, Landlord will maintain the parking lot at Tenant's expense. Tenant will exercise best efforts to notify Landlord of any necessary Landlord's maintenance. Landlord will notify Tenant before incurring Landlord's maintenance expenses.

20. TENANT'S MAINTENANCE. On the commencement Date Tenant is deemed to accept the HVAC system, plumbing system, and electrical system "AS IS" but in good working condition as required by Section 19. During the term of the Lease, Tenant will be responsible for all repairs and maintenance of the HVAC system, plumbing system, and electrical system. Tenant, at its expense, shall (a) make all repairs and replacements not required to be made by Landlord under SECTION 19, (b) maintain a service contract, satisfactory to Landlord, for the heating, ventilating and air conditioning equipment in or exclusively serving the Leased Premises, and (c) redecorate and repaint the interior of the Leased Premises whenever necessary to keep the Leased Premises well maintained. If Tenant fails to promptly perform such obligations, Landlord may make the repairs and maintain the service contract, all at Tenant's expense, and Tenant shall reimburse Landlord for the cost thereof promptly upon demand.

21. LANDLORD'S RIGHT OF ENTRY. Provided that entry shall not unreasonably interfere with the conduct of the Tenant's business, Landlord and its agents may enter the Leased Premises at reasonable hours to inspect or exhibit same; to repair or alter same; to place and maintain a "FOR RENT" sign thereon at any time within six (6) months prior to termination of the Lease Term.

22. LIABILITY, TENANT'S INDEMNITY, INSURANCE.

A. Except for damages resulting from the willful or negligent act or omission of Landlord, LANDLORD SHALL NOT BE LIABLE FOR, AND TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST, any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses (including attorneys fees) arising from any injury, loss or damage to any persons or property (a) arising within the Leased Premises, or (b) arising out of any act, omission or negligence of Tenant or any person on th e Leased Premises by the license, express or implied, of Tenant. Similarly, except for damages resulting from the willful or negligent act or omission of Landlord, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, guests or trespassers, for any damage or loss to the property of Tenant or others located on the Leased Premises, or in the Building or the Land on which it is built, or for any accident or injury to persons in the Leased Premises or the Build ing, resulting from the necessity of repairing any portion of the Building; the use or operation (by Tenant or any other person) of any heating, cooling, electrical or plumbing equipment or apparatus; any fire or other casualty; any leaking in any part or portion of the Leased Premises or the Building; any water, wind, rain, or snow that may leak into, or flow from, any part of the Leased Premises or the Building; any water, gas, steam, fire, explosion, electricity or falling plaster; or the bursting, stop page or leakage of any pipes, sewer pipes, drains, conduits, appliances or plumbing works. Landlord shall, however, be liable for damages resulting from the willful or negligent act or omission of Landlord. On or prior to occupancy by Tenant, and thereafter throughout the Lease Term, Tenant shall maintain, at its sole expense, general comprehensive public liability and property damage insurance insuring Tenant and Landlord with respect to the Leased Premises and their appurtenances, in a company satisfacto ry to Landlord, in which the combined single limit of such policy shall be at least Five Million Dollars ($5,000,000.00).

B. Tenant, at Tenant's sole cost and expense, shall also obtain and maintain in effect at all times during the term of this Lease, policies providing the following coverage:

(i) insurance covering Tenant's leasehold improvements, trade fixtures, equipment and personal property from time to time in, on or upon the Leased Premises, in an amount not less than eighty percent (80%) of the full replacement value of said items, providing protection against perils included within the standard Virginia form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. All proceeds recovered under such insurance shall be paid to Tenant and, unless this Lease terminates pursuant to Section 24, shall be used by Tenant for the repair, reconstruction, restoration or replacement of the property damaged or destroyed; and

(ii) plate glass insurance covering all plate glass and doors in the Leased Premises, unless Tenant elects to self-insure for plate glass. In either event, Tenant shall be and remain liable for the repair and restoration of all such plate glass.

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C. All insurance policies herein required to be procured by Tenant: (i) shall be issued in the name of the Tenant with the Landlord and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant listed as additional insurers; (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iii) shall, subject to the provisions of Section 22.D, contain an express waiver of any right of subrogat ion by the insurance company against the Landlord. With respect to every one of the insurance policies herein required to be procured by Tenant, on or before the commencement of the term of this Lease, and before any such insurance policy shall expire, Tenant shall deliver to Landlord certificates of insurance for, certified copies of, or duplicate originals of, each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to b e carried hereunder may be carried under a blanket policy covering the Leased Premises and other locations of Tenant. Every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that, unless Landlord shall first have been given ten (10) days prior written notice thereof. (i) such insurance policy shall not be canceled and shall continue in full force and effect; (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy; and (iii ) no material change may be made in such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage herein required to be procured by Tenant, Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premiums so paid by Landlord shall be immediately payable by Tenant to Landlord as additional rent.

D. Except as otherwise specifically provided for herein, neither party shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, even though such loss or damage may have been occasioned by the negligence of such parties, its agents or employees; provided, however, that this release shall apply and be effective if and only to the extent that the loss or damage in q uestion shall be covered by a policy or policies containing a clause or endorsement substantially to the effect that any such release by the insured shall not adversely affect, impair or prejudice the right of the insured to recover for such loss or damage, and that the insurer waives its right of subrogation. If by reason of the foregoing waiver either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party, and provided, further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party.

23. FORCE MAJEURE. Landlord shall not be liable for any failure or delay in performing its obligations hereunder due to causes or conditions beyond Landlord's control, nor shall there be any abatement or reduction of rent or other charges payable by Tenant as a result of any inconvenience, interruption or loss of business or other loss caused thereby. "Causes or conditions beyond Landlord's control" shall include acts of God, the elements, weather conditions, earthquakes,

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settlements, fires, acts of governmental authorities, wars, riots, shortages of labor or materials, acts of third parties for which Landlord is not responsible, strikes, picketing, work slowdowns or stoppages, and labor disputes.

24. DAMAGESTO LEASED PREMISES. of the Leased Premises or fifty percent (50%) or more of the building are damaged by fire or other casualty, and if Landlord notifies Tenant within sixty (60) days after such damage of its intention not to repair same, this Lease shall thereupon terminate. If Landlord does not so notify Tenant, and if such damage was not caused by the fault of Tenant, Landlord shall repair the Leased Premises, provided that Landlord shall not be required to repair or replace any of Tenant's f ixtures or equipment in the Leased Premises; provided, further, that Landlord shall not be required to expend for such repairs an amount in excess of the insurance proceeds made available to Landlord for such purpose, after application of same in repayment of any institutional deeds of trust, if required by the lender. If the damage does not interfere with Tenant's use of the Leased Premises, there shall be no abatement of rent. If the damage interferes with the Tenant's use of the Leased Premises, the Min imum Rent shall be abated by the percentage that the unusable rentable area of the Leased Premises bears to the total rentable area thereof, for the period commencing with the damage and ending with substantial completion by Landlord of the repairs; or, if the damage makes it impossible for Tenant to carry on its business, all rent shall be abated in full during the period commencing with the damage and ending with substantial completion by Landlord of the repairs; provided, however, that if the damage was caused by the fault of Tenant or its agents, employees, customers, invitees, subtenants, concessionaires or licensees, then there shall be no abatement of rent.

25. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or otherwise permit others to use all or any part of the Leased Premises, whether voluntarily, by operation of law or otherwise (collectively, an "Assignment"), without the prior written consent of Landlord, such consent not to be unreasonably withheld (taking into account Landlord's application of reasonable criteria such as those relating to credit worthiness, reputation and experience), so long as the Leased Premises continues to be used for the conduct of the business set forth in Section 1 (i) of the Data Sheet, or any other business acceptable to Landlord, in Landlord's sole and absolute discretion. Any attempted Assignment without Landlord's consent shall be void and confer no rights upon any third party. If an Assignment is effected without consent Landlord may collect rent from the assignee, transferee, subtenant or occupant (collectively the "Assignee") and apply the net amount col lected to the rent herein reserved, but no such Assignment or collection shall be deemed a waiver of this covenant, acceptance of the Assignee as tenant, or release of Tenant hereunder. If Landlord's consent is given, Tenant shall nevertheless remain liable on this Lease and shall guarantee performance hereunder by the Assignee, and Landlord's prior written consent to any further Assignment shall be required. The sale or transfer of equitable control, if Tenant is a non-natural person, or the sale or trans fer of substantially all the inventory or assets of Tenant, shall constitute an Assignment.

26. SUBORDINATION, ATTORNMENT, NON-DISTURBANCE. This Lease shall be subordinate to all deeds of trust, mortgages, assignments of rents and leases, UCC financing

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statements and other security agreements that may now or at any time hereafter be placed against the Leased Premises, made by Landlord, its predecessors, successors or assigns, to secure money borrowed, and which may now or hereafter affect the Leased Premises, and to any renewals, modifications, consolidations, replacements or extensions thereof Tenant hereby attorneys, in accordance with the terms of this Lease, to the lender in any such deed of trust (the "Lender"), such attornment to be effective upon Lender's acquisition of title to the Leased Premises; provided, however, that Lender agrees in writing with Tenant, at the time of Lender's acquisition of title, to recognize the validity of this Lease, notwithstanding any foreclosure or deed in lieu thereof, but this proviso shall be applicable only so long as Tenant is not in default hereunder and only so long as Tenant's right to possession hereunder is not terminated in accordance with the provisions of this Lease. Tenant's attornment shall not be term inated by foreclosure of any such deed of trust or by deed in lieu thereof. At the request of Landlord or Lender, Tenant shall promptly execute any certificate or agreement in confirmation of this attornment or any subordination prescribed in this Section, and Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such certificates or agreements on behalf of Tenant. In the event of Lender's acquisition of title to the Leased Premises, Lender shall not be responsible or liable for any deposits made by Tenant to Landlord unless such deposits are specifically assigned to Lender.

27. BANKRUPTCY.

A. In the event that Tenant or any guarantor of this Lease shall become or be adjudicated bankrupt or insolvent, or if Tenant shall file or acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or if Tenant shall make an assignment or other conveyance in trust for the benefit of its creditors, or if any execution or attachment shall be issued against Tenant or Tenant's property whereupon the Leased Premises shall be taken or o ccupied or attempted to be taken or occupied by someone other than Tenant and such execution or attachment shall not be dismissed, vacated, discharged or bonded within sixty (60) days after issuance of same, or if a receiver or Trustee shall be appointed for the property and assets of the Tenant and such receivership be not discharged within twenty (20) days from the date of such appointment, then upon the happening of any of said events, the term hereby demised shall, at the option of the Landlord, cease (it being expressly agreed that the covenant hereinafter contained against the assignment of this Lease shall cover the case of the assignment of this Lease by operation of law as well as the assignment of this Lease by a voluntary act of the Tenant).

B. If this Lease shall be so canceled and terminated, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court shall be entitled to remain in possession of the Leased Premises but shall forthwith quit and surrender the Leased Premises. In no event, without the written approval of Landlord, which approval may be granted or withheld at its sole discretion, shall this Lease be or be considered an asset of Tenant's estate in bankruptcy or insolvency, or any receiver or trustee (hereafter referred to as a "Trustee") with respect thereto.

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C. To the extent that Landlord's right to cancel this Lease in accordance with the provisions of Section 27(A) and Section 27(B) of this Lease is invalid or unenforceable under the Bankruptcy Reform Act of 1978 (the "Act"), as the same may be amended from time to time, or any other statute or rule of law, then the following provisions shall apply, to the extent valid and enforceable:

(1) If there has been a default by Tenant under any provision of this Lease (other than this Section 27), the Trustee may not assume this Lease, unless, at the time of assumption of this Lease, the Trustee:

(A) cures, or provides adequate assurance (to Landlord's reasonable satisfaction) that the Trustee will promptly cure such default; and

(B) provides adequate assurance (to Landlord's reasonable satisfaction) of future performance under the Lease, which shall include, without limitation, adequate assurance of the source of rent and other consideration due under such Lease;

(2) If there has been a default by Tenant, the Trustee may not require the Landlord to provide services or supplies incidental to this Lease before assumption of this Lease unless the Landlord is compensated under the terms of this Lease for any services and supplies provided under this Lease before assumption of this Lease.

D . If this Lease is terminated under the provisions of this Section 27, or by reason of rejection by the Trustee, Landlord shall be entitled to the recovery of damages, and such other remedies, as are provided for in Section 29. The foregoing sentence shall not, however, limit or prejudice the right of Landlord to petition for and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or arrangement proceeding an amount equal to the maximum allowed by the Act or any other statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in the preceding sentence.

28. TENANT'S DEFAULTS. Tenant shall be in default hereunder if (a) Tenant fails to pay any rent or other sum required hereunder on its due date, and such default is not remedied within ten (10) days after written notice thereof from Landlord; or (b) Tenant fails to furnish any statement required hereunder on its due date; or (c) Tenant fails to maintain any insurance required hereunder; or
(d) Tenant abandons the Leased Premises or fails to conduct business therein for a period of fifteen (15) or more cons ecutive days; or (e) Tenant neglects or fails to perform or observe any of the other terms, covenants or conditions contained in this Lease on Tenant's part to be performed or observed; or (f) Tenant defaults under Section 27 of the Lease; or (g) Tenant fails to take possession of the Leased Premises and open for business therein within thirty
(30) days after the Rent Commencement Date. Notwithstanding anything to the contrary contained in Subparagraphs (b) through (g) of the immediately preceding sentence , Tenant shall not be in default under said subparagraphs unless the violation, neglect or failure referenced in said

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subparagraphs is not remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant written notice specifying such violation, neglect or failure.

29. LANDLORD'S REMEDIES IN CASE OF TENANT'S DEFAULT.

A. In addition to all other remedies allowed by law or equity, if Tenant is in default hereunder Landlord may at any time and without further demand or notice terminate this Lease and/or re-enter or otherwise take possession of the Leased Premises summarily (and, if necessary, forcibly) remove all persons and property therefrom (and store the property so removed at Tenant's expense) without being deemed guilty of trespass and without liability for any loss or damage caused thereby. Tenant waives service of notice of intention to re-enter. Should Landlord so take possession of the Leased Premises, (a) the rent to the time of such possession shall thereupon become due and shall be paid by Tenant, together with all expenses of such possession, including legal and brokerage fees and the cost of preparing the Leased Premises for reletting; (b) Landlord may at any time thereafter terminate this Lease by notice to Tenant; (c) Landlord may prepare the Leased Premises for reletting; (d) Landlord may relet the Leased Premises, or any part thereof, for such term, at such rental, and upon such conditions as Landlord deems advisable; (e) Tenant shall pay to Landlord, for each month during the balance of the Lease Term, any deficiency between (i) all the Minimum Rent and Additional Rent herein reserved, including Tenant's Real Estate Taxes for such month, and (ii) the net rent received including the Real Estate Taxes and other additional rent and for each such month collected upon such reletting; (f) Tenant shall pay to L andlord the cost of providing insurance during the balance of the Lease Term which Tenant is required to provide; (g) the net rent collected upon such reletting shall be applied first to the payment of any indebtedness of Tenant to Landlord other than for rent due hereunder, second to the payment of the expenses of reletting (including legal and brokerage fees and the cost of preparing the Leased Premises for reletting), and third to the payment of rent due and unpaid hereunder; and (h) Tenant waives all r ights of redemption granted by an present or future laws. Should Landlord terminate this Lease at any time after default by Tenant, it may, in addition to any other remedies, recover from Tenant all damages incurred by it as a result of such default, including the value at the time of such termination of the excess, if any, of the rent and additional rent herein reserved for the remainder of the Lease Term(e) above multiplied by the number of Lease Years and parts thereof during such remainder over the the n reasonable rental value of the Leased Premises for such remainder.

B. If either Landlord or Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provision in this Lease (including, without limitation, Landlord's maintenance obligation under Section 19 of this Lease), and if in connection with the enforcement of the non-defaulting party's rights or remedies, such non-defaulting party shall properly and reasonably incur fees and expense for services rendered (including reasonable attorneys fees), then such fees and expenses sh all, if said non-defaulting party shall prevail in litigation, be immediately reimbursed by the defaulting party on demand. The foregoing notwithstanding, no noteholder, mortgagee, other secured party, purchaser at foreclosure or grantee under a deed in lieu of foreclosure shall have any liability under the preceding sentence on account of any default by Landlord. Notwithstanding the foregoing, in the event Landlord shall file any legal action for the

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collection of rent or any eviction proceeding, whether summary or otherwise, for the non-payment of rent, and Tenant shall make payment of such rent due and payable prior to the rendering of any judgment, and not pursuant to any written settlement agreement, then Landlord shall be entitled to collect, and Tenant shall be obligated to pay, all court filing fees and the reasonable fees of Landlord's attorneys.

30. CONDEMNATION. If the whole of the Leased Premises is taken in fee simple or if there is a temporary taking in excess of ninety (90) days, under eminent domain, the Lease Term shall terminate as of the date of such taking. If less than the whole of the Leased Premises is so taken, and such partial taking materially and adversely affects the continuance of Tenant's business on the Leased Premises, the Lease Term may, at the election of either party, terminate upon notice to the other within sixty (60) da ys after surrender of possession pursuant to such taking; if neither party so elects, the Lease Term shall terminate as to the part taken and shall continue as to the part not taken, and the Minimum Rent shall be reduced by the percentage that the part taken bears to the whole of the Leased Premises. If more than twenty percent (20%) of the Leased Premises is so taken, the Lease Term may, at the election of Landlord, terminate upon notice to Tenant within sixty (60) days after surrender of possession pursu ant to such taking. If, as a result of a taking, the number of parking spaces is reduced by one-third or more, the Lease Term may, at the election of either party, terminate upon notice to the other party within sixty
(60) days after surrender of possession pursuant to such taking. In the event of termination pursuant to this Section, rent and other sums due from Tenant to Landlord shall be apportioned as of the date of termination. Landlord shall be entitled to all damages and compensation awarded for any taking, and Tenant assigns to Landlord all its right to any such award. Tenant, however, may claim any award made specifically for fixtures and other equipment installed by it, but only if such award shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and building or part thereof so taken, but Tenant shall not claim any award for its leasehold.

31. HOLDING OVER. If Tenant, or anyone claiming under it, remains in possession of the Leased Premises after the expiration of the Lease Term, Tenant shall be a tenant from month to month, upon all the terms hereof which are not inconsistent with such tenancy; provided, however, that Tenant covenants to pay to Landlord as rent during such tenancy, in equal monthly installments in advance, one hundred fifty percent (150%) of the Minimum Rent in effect immediately before expiration of the Lease Term. Such te nancy may be terminated by Landlord or Tenant upon thirty (30) days notice. Tenant's failure to give such notice shall obligate it to pay rent for one full calendar month following the month in which it vacates the Leased Premises. Except for purposes of the first sentence of this Section, during any holdover term, references to the "Lease Term" shall include the period of such holdover. The obligations of the parties under the Lease shall continue during any holdover period.

32. TERMINATION OF LEASE. Upon termination of the Lease Term for any reason, Tenant shall surrender the Leased Premises, remove its property, and deliver the Leased Premises to Landlord in the condition required by Section 17. Tenant shall have a reasonable period of time, not exceeding fifteen (15) days after termination of the Lease Term, to restore the Leased Premises

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to its required condition. If Tenant fails to remove its property, the same shall be the property of Landlord or, at Landlord's option, shall be removed and stored for the account of and at the expense of Tenant, without Landlord being liable for trespass, conversion or negligence in respect of such property.

33. NO PERSONAL LIABILITY. The parties agree that there shall be no personal liability on the part of the President of Landlord, or any other agent or officer of the Landlord, or any mortgagee in possession with respect to any terms of this Lease, and that Tenant shall look solely to the assets of Landlord (including without limitation, the equity of Landlord in the Leased Premises) for the satisfaction of every remedy of Tenant for any breach by Landlord hereunder. In the event of the sale or transfer of Landlord's interest in the Leased Premises, (i) Landlord shall thereupon and without further act by either party hereto be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing, and (ii) it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

34. NO WAIVER. Landlord's waiver of any breach of any covenant or condition of this Lease shall not be construed as a waiver thereof or of any subsequent breach thereof. The acceptance by Landlord of rent, with knowledge of any breach by Tenant, shall not be deemed a waiver of such breach, nor shall the acceptance by Landlord of rent after the termination in any way operate to reinstate, continue or extend the Lease Term or affect any notices. No receipt of rent after the commencement of suit, or after fin al judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect said suit or said judgment. No waiver by Landlord shall be effective unless in writing signed by Landlord.

35. NOTICES, DESIGNATION OF AGENT TO ACCEPT SERVICE OF PROCESS. All notices and other communications hereunder shall be in writing, delivered in person or by certified or registered U.S. mail, postage prepaid, to Landlord at its address set forth in this Lease, and to Tenant to the address set forth in Paragraph 2(a) of this Lease, or, at Landlord's option, by posting same at the Leased Premises, or to such place as designated by either party in writing. Either party may designate in writing a change in its notice address, except that Landlord may always give notice to Tenant by posting same at the Leased Premises.

36. QUIET ENJOYMENT. Tenant, so long as it is not in default under this Lease, shall have the quiet and peaceful use and possession of the Leased Premises, subject to encumbrances and underlying leases to which this Lease is subordinate.

37. SECURITY DEPOSIT, TENANT'S PERSONAL LIABILITY.

Tenant has deposited with Landlord the sum set forth in Section 1(g) of the Data

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Sheet as security for performance of its obligations hereunder. The security deposit shall be returned to Tenant, without interest, within forty five (45) days after the expiration of this Lease Term, provided that Tenant has discharged all such obligations. Landlord may apply all or part of the security deposit to cure any default of Tenant, and if Landlord does so, Tenant shall deposit with Landlord the amount so applied within ten (10) days after written demand therefor, and Tenant's failure to do so sh all be a default under this Lease. Tenant shall provide Landlord with personal guaranties from entities and in a form acceptable to Landlord's lender, in its sole discretion.

38. SEVERABILITY. If any provision of this Lease or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and any other application thereof shall not be impaired thereby.

39. RECORDATION. The parties agree to execute a short form of this Lease, which either party may record at its expense.

40. ESTOPPEL CERTIFICATES. Tenant agrees that, upon five (5) days prior request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, or to such person(s) as may be designated by Landlord, a written statement in the form acceptable to Landlord's lender or future lender, or with such modifications as Landlord may reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Leased Premises. Failure by Tenant to deliver a requested statement to Landl ord, or state in writing the exceptions to the requested statement, within ten (10) days of Landlord's request therefor, shall for all purposes constitute Tenant's direction to Landlord to execute and deliver such statement on Tenant's behalf, and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact (which appointment shall be deemed to be irrevocable and coupled with an interest) to execute and deliver any such statement on Tenant's behalf, except that the foregoing sha ll not relieve Tenant of the obligation to deliver any such statement to Landlord and shall not be deemed to cure Tenant's default for failure to deliver any such statement.

41. RULES AND REGULATIONS. Landlord may establish from time to time rules and regulations which are reasonable.

42. JOINT AND SEVERAL OBLIGATIONS. Tenant and all guarantors shall be jointly and severally liable for Tenant's obligations under this Lease following a default by Tenant.

43. BINDING EFFECT. All covenants, conditions and terms hereof shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and legal representatives.

44. RELATIONSHIP OF PARTIES. The relationship between Landlord and Tenant shall not be construed as that of a principal and agent or partners or joint venturers.

45. ADDITIONAL RENT.  If Landlord shall incur any charge or expense on behalf

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of Tenant under the terms of this Lease, or Landlord elects to cure any default of Tenant under this Lease, or is forced to incur any other expense arising out of such default by Tenant (including, without limitation, reasonable attorneys fees and disbursements in successfully instituting, prosecuting or defending any suits, actions or proceedings (including any bankruptcy or insolvency proceedings) to enforce Landlord's rights under this or any other Section of this Lease or otherwise) the sums so paid by Landlord with all interest, costs and damages shall be paid by Tenant to Landlord upon written demand and if not immediately paid shall be deemed to be additional rent, payable with the next due installment of Minimum Rent; and in addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such non-payment shall entitle Landlord to the remedies available to it hereunder for non-payment of rent.

46. APPLICABLE LAW. This Lease shall be construed under the laws of the Commonwealth of Virginia.

47. MODIFICATION, GENERAL INFORMATION SHEET.

A. This writing is intended by the parties as final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties of their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agre ement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties of their duly authorized agents.

48. WAIVER OF JURY TRIAL. Tenant and Landlord hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other or any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Leased Premises.

49. LENDERS APPROVAL. This Lease is subject and conditioned upon the approval of Landlord's lender on or before thirty (30) days from the date of this Lease. If said approval is not obtained on or before thirty (30) days from the date of this Lease, then either party may, by written notice to the other party, terminate this Lease, in which event any money or security deposited hereunder shall be returned to Tenant, and neither party shall thereafter have any further liability or obligation to the other her eunder. Landlord agrees that it will notify Tenant in writing within five (5) business days if Lender's approval is not obtained.

50. LANDLORD'S DISTRAINT LIEN.

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INTENTIONALLY OMITTED

51. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

52. OPTION TO RENEW.

A. Provided that this Lease is in full force and effect and Tenant is not in default under any of the terms, conditions or provisions hereof, Tenant shall have an option to extend this Lease for one (1) additional period of five (5) years (such additional period being hereinafter referred to as the "Renewal Period"). Such renewal option shall be exercisable by Tenant giving written notice of the exercise of such renewal option to Landlord at least nine (9) months prior to the expiration of the original Lea se Term. In the event that Tenant exercises the option to renew this Lease, then the Lease Term shall be extended accordingly upon the same terms, covenants and conditions as set forth in this Lease with respect to the original Lease Term as if the original term of this Lease included the exercised Renewal Period, except that the Minimum Rent during such Renewal Period shall be determined pursuant to the following provisions of this Section 52.

B. Notwithstanding the provisions of Section 5(A), at the commencement of the Renewal Period, and effective simultaneously with such date, the Minimum Rent herein provided for (and the monthly installments thereof) shall be adjusted to reflect the current market rate as reasonably determined by Landlord. The Minimum Rent shall escalate annually during the renewal period in an amount agreed to by the parties. If tenant fails to accept the new Minimum rent or the escalation provisions, the renewal option sha ll terminate.

54. OPTION TO PURCHASE REAL ESTATE. Provided that Tenant shall not be in default hereunder, and provided that Tenant shall have paid Landlord in full under the terms of the Sales Contract, Tenant shall have the option to purchase the Premises (current Fairfax County Tax Map No. 16-2-2-212C ). Tenant may exercise the option during the initial Lease Term. Landlord shall convey the demised Premises by special warranty deed, free and clear of all liens and encumbrances, except those that Tenant may have created or suffered, and except any assess ments, rates, duties, imposts, or charges that may have become a lien against the Premises since the date of this lease. Landlord shall provide the deed and an abstract of title, showing a good and unencumbered title, passing under and by the resulting conveyance. Title to the Premises shall be marketable and insurable at regular rates. Taxes shall be prorated as of the date of closing. The Premises shall be properly zoned for the use permitted under this Lease with requisite access to a public right of wa y and appropriate public parking. The purchased price for the Premises shall be: $1,200,000 during the 1 Lease Year; $1,23 6,000 during the 2 Lease Year; and 120% of the Fairfax County real estate tax assessed value for the tax year in which the closing occurs, but in no event less than $1,300,000, for the 3' Lease Year and thereafter. The purchase price shall be paid by certified or cashier's check at closing. Tenant shall give Landlord 90 days written notice of intent to exercise the option and shall pay a deposit of $50,000 to be applied toward the purchase price at the time of closing. In the event that Tenant exercises the option and fails to complete closing within the 90 period, then at the election of Landlord the Tenant's option to purchase under this Lease shall terminate and the option deposit shall be paid over to Landlord as liq uidated damages for Tenant's default. Following notice of intent to exercise the option to purchase, Tenant may assign the option to purchase the Premises, provided that Tenant and any guarantor shall not be relieved of personal liability upon any such assignment. At the time of closing the option to purchase the real estate may be assigned by Tenant to a third party.

55. MISCELLANEOUS PROVISIONS.

A. Benefit and Burden. Except as otherwise expressly set forth herein, the provisions of this lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective assigns and successors in interest.

B. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

C. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

D. Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

E. Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in this Lease in which the context may require such substitution or substitutions. For convenience the Landlord and Tenant have bee referred to in neuter form in this Lease.

F. Captions. The captions used herein are for convenience of reference only and are not part of this Lease, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of this Lease.

G. Meaning of Including. Whenever the word "including" is used herein, it shall be deemed to mean "including but not limited to".

H. Invalidity of Particular Provisions. If any term or provision of this Lease or applications thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

I. Counterparts. This Lease has been executed in several counterparts, but all counterparts shall constitute one and the same legal document.

J. Entire Agreement. Except as noted in this Lease, this Lease, and any exhibits and addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda, if any, shall be of any force or effect. This Lease may not be modified except in writing duly signed by the parties. This Lease shall be construed together with the Sales Contract, of eve n date herewith, and all other instruments executed pursuant to that Agreement.

K. Mortgagee's Performance. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee, and shall attorn to such Mortgagee upon its termination of Landlord's interest in the Premises.

L. Recordation. Landlord and request Tenant shall execute a short form of this Lease for purposes of recordation. The party desiring recordation shall pay the recording costs.

M. Time of the Essence. Time shall be of the essence in the performance of obligations under this Agreement.

WITNESS the following signatures and seals:

LANDLORD:
CYCLE SPORT UNLIMITED, INC.

By:__________________
David E. Nees, President

TENANT:
V-TWIN ACQUISITIONS, INC.

By: ___________________
Ted L. Schwartzbeck, Chairman
and Authorized Representative

STATE OF
COUNTY OF

Before me, a Notary Public in and for the jurisdiction aforesaid, personally came DAVID E. NEES, the President of CYCLE SPORT UNLIMITED, INC., the Landlord in the foregoing Lease, and acknowledging the signing to be his voluntary act.

Witness my hand official seal __________this day ___________of  19______

____________________________
Notary Public

[Notarial Seal]  My Commission Expires:_____________

STATE OF

COUNTYOF

Before me, a Notary Public in and for the jurisdiction aforesaid, personally came TED L. SCHWARTZBECK, the Chairman and duly authorized representative for V-TWIN ACQUISITIONS, INC., the Tenant in the foregoing Lease, and acknowledging the signing to be his voluntary act.

Witness my hand official seal __________this day ______of  '19________

Notary Public
[Notarial Seal] My Commission Expires:_______________________

                                  SCHEDULE E-2

                               SPRINGFIELD LEASE
                                      FOR
                            THE MOTOR CYCLE DIVISION
                         CYCLE SPORT UINLITMITED, INC.

                                LEASE AGREEMENT

This Lease Agreement is made effective as of July 1, 1998, by and between "1998, Ltd," Landlord") and Cycle Sport (Tenant"). The parties agree as follows:

1. LEASED PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the building area located at Lee Center (herein called the shopping center) - 6603 Backlick Road, Springfield, VA 22150 (the premises).

2. TERM. This lease term will begin on July 1, 1998 and will terminate on June 30, 1998. The rent commencement date shall be July 1, 1998.

3. STORE PURPOSE. The leased premises shall be used by Tenant solely for the purpose of conducting therein the business of. Sale & repair of motorcycles, related equipment and accessories. Tenant will occupy the leased premises promptly upon commencement of the term and will immediately begin the continuous operation of the specified business in the leased premises, Tenant does further understand and agree that the leased premises shall be used for no other purpose than that specified above without the written consent of the Landlord. It is further understood that the landlord has absolute and arbitrary discretion as to approval of any proposed change of the use specified above.

      No nuisances shall be allowed on the leased promises nor shall any use be allowed which is a source of annoyance or embarrassment to the Landlord or other tenants of the Shopping Center, or which is deemed by the Iandlord as not in keeping with the character of the neighborhood, nor shall the [cased premises be used for any unlawful, or improper purpose. Without limiting the generality of the foregoing, in no event shall the leased premises be used as a so-called "adult bookstore" selling obscene or pornog raphic books, magazines or movies, or for the sale of drug paraphernalia or related items.

4. LEASE PAYMENTS. Tenant shall pay to Landlord for the first full year, the amount of Four Thousand Five Hundred Dollars & 00/000 ($4,500.00) (base rent) per month. All rent is payable in advance on the first day of each month, for a total annual lease payment of Fifty Four Thousand Dollars & 00/000 ($54,000.00). Payment of rent for years N/A through N/A of this lease agreement will be in accordance with the following schedule: Base rent (with previous adjustments), Consumer Price Index (CPI) plus one percent. If the CPI Index is discontinued or altered, Landlord and Tenant shall attempt to agree upon a substitute index or formula, and if said parties are not able to agree upon such substitute, the CPI average for the preceding five years will be used for the duration of lease agreement. Te nant also agrees to pay, and the Landlord agrees to accept as additional rent for each lease year of the term, the Tenant's proportionate share of the increases in any real estate or other taxes as specified in this least 7? agreement. Tenant also agrees to pay, and the Landlord agrees to accept as additional rent for each lease year of the term, the Tenant's proportionate share of the cost of maintenance and operation of common areas as defined hereinafter The Landlord will provide Tenant, when appropriate, a detailed invoice showing what additional amounts of money due. Said invoices will be presented to Tenant twice during the calendar year, one for the period of January through June and one for the period July through December. When received, Tenant agrees to pay said 'invoice within ten (10) days of receipt.

5. LATE PAYMENTS. Rent due and payable on the first day of the month and considered to be late if not receivced by the 10th day of the mouth. A five percent late charge is due and payable for all rent not received by the fifth of the month. A second late charge in the amount of $25.00 will be added for rent not received by the sixteenth day of the month. Partial payment of rent is not acceptable.

6. NON-SUMCEIENT FUNDS. Tenant shall be charged $25.00 for each check that is returned to Landlord for lack of sufficient funds. After two returned chocks, Landlord has the right to demand payments for form mat and services in the form of a money order or certified check.

7. SECURITY DEPOSIT. At the time of the signing of this Lease, Tenant shall pay to Landlord, in trust, a security deposit in the amount of Four Thousand Five Hundred Dollars & 00/00 ($4,5000.00) to be held and disbursed for Tenant damages to the Premises (if any) as provided by law. Tenant is in default in payment of rent or other services, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any rent-or apy.9ther so- of money which Tenant was obligated to pay but did not pay. Should the entire deposit, or any portion t4ercof, be applied by the Landlord as aforesaid, Tenant shall, upon the written demand by Landlord, rent to landlord a sufficient amount to r estore said deposit to the original sum deposited. Tenant's failure to make such additional deposit within five (5) business days after receipt of such demand shall constitute a breach of this Lease, Tenant complies with all of the terms, covenants and conditions of this Lease, the said security deposit shall be returned in full to Tenant at the end of the term of this or upon any later date after which Tenant has vacated the premises. The security deposit shall bear no interest.

                                      (1)

 8. REAL ESTATE TAXES, "Real Estate Taxes" means real estate taxes, assessments and governmental charges assessed levied or imposed against the Shopping Center and includes real estate taxes, assessments, and other government charges which are special extraordinary and unforeseen. The term "Base Year means calendar year 1998. The term "real estate tax year means each successive twelve (12) month period following and corresponding to the Base Year, irrespective of the period or Periods which may from time to time in the future be established by competent authority for the purpose of levying or imposing Real Estate Taxes. Each real estate tax year after the Base Year, Tenant shall pay to the Landlord within ten (10) days after demand in writing Tenant's Percentage Sham of increases in Real Estate Taxes.

9. COMMON AREA MAINTENANCE COST& Common area maintenance costs means expenses incurred with respect to the operation, maintenance, protection, replacement and repair of the Shopping Center, including, without limitation, the costs and expenses which belong within any one or more of the following categories:
Reasonable reserves for painting, resurfacing, and replacement of cubs and gutters, water, sanitary, storm and other utility systems, roofs and parking. Premiums and other charges for casualty. liability, fidelity and any other maintain or is required to maintain with regard to the Shopping Center or the maintenance of operation thereof the cost of cleaning supplies hand tools and other materials used in the repair, maintenance or operation of the Shopping Center. The cost of charges for any janitorial or security services that may be used. Snow, ice and trash removal. Landscaping and striping of the parking areas charges of independent contractors, HVAC repair and maintenance. Holiday or other decorations. Reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance or management of the Shopping Center. Fees, dues and other contributions paid by Landlord to civic or other organizations for the benefit of the Shopping, Center. Water, sewer charges and other utility charges, except as billed directly to Tenants.

10. LAWS AND ORDINANCES At the time when Landlord lenders possession, in accordance with its obligations under this Lease, to Tenant, landlord shall certifies that said premises and all of the work Landlord has Performed therein is in accordance with all State, County and municipal building and safety requirements. From that point forward, Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, County and/or State in which the premises are located, whether required of the Landlord or otherwise, in the conduct of Tenant's business, except that landlord shall comply with any orders affecting structural walls and columns unless due to Tenant's particular business or use of the premises. Tenant will indemnify and save Landlord harmless from all penalties. claim, and demands resulting from Tenant's failure or negligence in this respect

11. REPAIR The Tenant agrees to maintain the premises in good repair during the term of this Lease at his own expense, including the floors and ceiling. Landlord agrees that within a reasonable time after receipt of written notice from the Tenant to make all repairs necessary to the structural portion and roof, including gutters and downspouts, of the demised Premises. The Tenant also agrees, at his own expense, to replace all plate glass in the demised premises which shall be damaged or broken from any cause. The Tenant also agrees at his own cost and expense to maintain his exterior sip face, sip box, sip lighting. heating ventilating and air conditioning equipment servicing the demised premises. AR new signage must be approved by the Landlord prior to being installed.

12. ALTERATIONS. Tenant shall make no alterations, modifications or changes to any pan of the demised premises either exterior or interior, without Landlord's written consent which shall not be unreasonably withheld. In the event of any such approved changes, Tenant shall have all work done at its own expense Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes regulations and laws now or hereafter to be made or enforced in the municipality, County and/or State in which said premises are located and which Pertain to such work. Any approved additions, improvements, alterations and/or installations made by Tenant (except for movable store and office furniture and fixtures) shall become and remain a part of the building and be and remain Landlord's property upon the termination of Tenant's occupancy of Premises; Provided, however, that if Landlord gives written notice to Tenant at the expiration or prior termination of this Lease to such Landlord way require Tenant to remove said premises to its original condition. Tenant shall save landlord harmless from and against all expenses. liens, claims or damages to either Property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.


                                      (2)

13. DAMAGE. If the Shopping Center or the demised premises shall be partially damaged by fire or other cause, without the fault of or neglect of the Tenant, his servants, employees, agents, visitor or licensees, the damage to the premises and that part of the demised premises shall be repaired by and at the expense of the Landlord; tenant shall repair the damage to the remainder of the demised premises at his own expense. Nothing in this agreement is intended to relieve Tenant from his obligations arising from the neglect or fault of himself or his servants, employees, agents, visitors or licensees. Until such repairs shall have been made by the Landlord, the rent shall be apportioned according to the part of the demised premises which is usable by the Tenant. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of the Landlord and/or the Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond the Landlord's control. If, however, the demised premises are rendered wholly untenable by fire or other cause, and the Landlord shall decide not to rebuild the same, or if the building be so damaged that the landlord shall decide to demolish it or not to rebuild it, then, or in any of such events, the Landlord may, at its option, cancel and terminate this Lease by giving to the Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and determine upon the third day after such notice is given and the Tenant shall vacate the demised premises and surrender the same to landlord, but in neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of the Landlord to the Tenant, its heirs or assigns, covering or in respect to any period during which the occupation of said leased premises by the Tenant because of the matters hereinabove stated, may not be possible.

14. EMINENT DOMAIN. If the Shopping Center or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to landlord any rights which Tenant may have to any portion of any award made as a result of such taking and this Lease shall terminate as to the portion of the premises taken by the condemning authority and rent shall be adjusted to such date. The foregoing notwithstanding, the Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the building or part thereof so taken.

    If the nature, location or extent of any proposed condemnation affecting the Shopping Center is such that the Landlord elects in good faith to demolish all or substantially all of the buildings in the Shopping Center, then the Landlord may terminate this Lease by giving at least sixty (60) days' written notice of termination to the Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

    Should the Shopping Center be remodeled, refurbished or otherwise upgraded in a manner that would necessitate a change in the amount of rent during the period of this lease agreement, Landlord agrees to offer Tenant first right of refusal of new rental rate. If Tenant does not agree to and accept the new rental rate then Tenant agrees that his lease will be terminated and he must vacate said Premises within sixty (60) days.

15. ROOF RIIGHTS. Landlord shall have the exclusive right to use all or any portion of the roof of the leased premises for any purpose, and shall have the right to erect additional stories or other structures over all or any part of said premises.

16. HOURS OF LIGHTING. If requested by Landlord, Tenant shall keep the display windows in the demised premises well-lighted from dusk until 10:00 p.m., or such other reasonable time as determined by Landlord, during each and every day.

17. PARKING AND COMMON AREAS. All automobile parking areas, driveways, and other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas the truckway or truckways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of the Landlord, and Landlord shall have the right from time to time establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas, the right to construct, maintain and operate lighting facilities on all said areas and improvements, the right to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to and the right to restrict parking by tenants, their officers, agents and employees to employee parking areas. Landlord shall not, however, have any duty to police the traffic in the parking areas.


                                      (3)

Tenant further agrees that its employees will not park their cars or other vehicles an the adjacent to the leased Premises, or in the space provided for public use, but will use such space as Landlord shall designate from time to time as parking space for the use of tenants and employee Landlord may designate space provided for public parking for employee or term parking at specific times. At Landlord's request, Tenant shall supply Landlord with the names of all employees, along with the license numbers of their respective automobiles or vehicles. In addition, Tenant agrees to supply Landlord with the license numbers of all vehicles owned or operated by Tenant.

The parties agree that damages will accrue from the breach of the covenant relating to parking and that amount of such damage will be difficuit to establish, and that by reason thercol; liquidated damages in the amount of $20.00 per day, per vehicle, parked in violation of said covenant may be recovered by Landlord from Tenant, following written notification to Tenant naming the vehicles in violation.

The parties agree that damages will accrue from the breach of the covenant relating to loading or unloading of deliveries and that the amount of such damage will be difficult to establish; that by reason there liquidated damages in the amount of $20.00 per day, per vehicle, loaded or unloaded in violation of said covenant may be recovered by Landlord from Tenant, following written notification to Tenant naming the supplier violating this Covenant.

Vehicles parked on Lee Center property without current license tags, inspection and county stickers displayed will be towed from Lee Center property without notice and at no expense to the Landlord. All vehicles parked on Lee Center property must be in operational condition at all times Vehicles not in operational condition will be towed from Lee Center property without notice and at no cxpense to the Landlord. is.

18. COMMON AREAS MAINTENANCE AND OPERATION. Landlord agrees to keep the parking areas in the Shopping Center and the other common area (excepting service areas immediately adjacent and contiguous to the demised premises, the maintenance of which shall be Tenant's responsibility) reasonably free of snow, ice and debris and to keep the same lighted during the business hours of a majority of the tenants in the Shopping Center. Landlord further agrees to keep the parking -area in the Shopping Center and other common areas in good repair and order.

19. UTILITIES GENERAL Tenant shall, at its sole cost and expense, pay all charges when due for water, sewer, gas, electricity, heat, air-conditioning and any other utility or energy charges and taxes incurred by Tenant in the use of the demised premises. in the event separate utility meters am installed for the demised premises, Tenant shall maintain such meters, at its own expense, and pay all charges and taxes measured thereby. If Landlord shall elm to supply water, gas, electricity, sewer or any other utility service, Tenant shall pay within ten (10) days all charges and taxes therefore upon the receipt of a bill for such charges rendered at the applicable rates.

20. UTIOLMES - WATER. Tenant shall pay to Landlord, within ten (10) days after rendition of a bill therefore by Landlord or the Fairfax County Water Authority, or successor, in addition to ad other charges provided herein and as additional rent, a sum equal to the amount provided herein and as additional rent, a sum equal to the amount (or Tenant's pro-rata share, as reasonably determined by Landlord) of any water or sewer rent or charge, or any other tax, rent, fee, levy or charge, imposed in connection with Tenant's use, consumption or supply of water, or Tenant's water system, or Tenant's sewage connection or system.

21. TRASH, Tenant will keep the demised premises free of trash. and dirt accumulations and shall furnish adequate and proper receptacles for trash and garbage in a locati6n designated by the Landlord.

22. KEEP CLEAN. The Tenant agrees to keep the sidewalks abutting the demised premises in clean and orderly fashion, and agrees not to use any space, other than within the walls of the demised premises, for the sale or storage of merchandise or for service of any kind.


                                      (4)

23. HOLD HARMLESS. Tenant agrees that it will indemnify and Law the Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorney fees) relating to or arising from or in connection with the possession, use, occupation, management repair, maintenance or control of the demised premises of any Portion thereof, or arising from or in connection with any act " Commission of Tenant or Tenant's agents, employees or invitees, or resulting from any fault, violation of nonperformance, of this Term by Tenant, or resulting in injury to person or property or loss of life sustained in or about the demised premises. To assure such indemnity, Tenant shall carry and keep in JIM form and effect at all times during the term of this low for the protection of the Landlord and Tenant herein, public liability insurance with limits of at least One Thousand Dollars ($1,000, 000.00). for each accident and Five Hundred Thousand Dollars ($500,000.
00), for each separate injury, and property damage insurance in the amount of One Hundred Thousand ($100,000.00). with an approved insurance company and to deliver to Laundered a copy of said policy or a certificate showing the same to be in force and effect. Insurance policy must indicate "1999, Lid," as additional insured In the event Tenant shall fail to maintain such policy of insurance then Landlord may, niter three (3) days written notice to Tenant, obtain such policy and pay the premium thereon and the amount so paid shall be added to the next installment of rent. In the event the Tenant shall operate motor vehicles on the premises, whether private passenger type or commercial type, and whether driven by Tenant or his agent (except vehicles used exclusively for commuting to and from the demised premises), Tenant shall carry automobile liability insurance either (a) with bodily injury liability limits of Five Hundred Thousand Dollars ($500,000.00) each person; One Hundred Thousand Dollars ($100,000.00) each accident, or (b) with a combined bodily injury and property damage liability limit of not less than Five Hundred Thousand Dollars ($500,000.00). Tenant shall keep in force a policy covering leasehold improvements, trade fixtures, equipment and personal property from time to time, in, on or upon the demised premises, in an amount of not less than eighty percent (80%) of the full replacement value of sad items, providing protection against sprinkler damage, vandalism and malicious mischief. Tenant shall keep in force a policy coming all plate glass in the demised premises Tenant shall be and remain liable for the repair and restoration of all such plate glass.

24. INSURANCE MX The Tenant shall not keep gasoline or other inflammable UMUMW or any other explosive in the building or use the demised premises in any which will increase the rate of insurance on the building beyond the ordinary risk established for the type of business hereinabove provided to be conducted therein, and any such increase in the insurance rate shall be borne by the Tenant Tenant shall not do any act or thing upon the premises or in or about the building which may nuke void or voidable any insurance on the same premises or building and the Tenant expressly agrees to concur to all rules and regulations from time to time established by the Virginia Insurance Rating Bureau.

25. PROPERTY AT TENANT`S RISK. It is understood and agreed that all personal property, goods, wares and merchandise in said premises shall be and remain at the Tenant's sole risk and the Landlord shall not be liable for any damage to or loss of such personal property, goods and merchandise arising from the bursting overflowing. or leaking of the room or of water, sewer, or stem pipes, or from heating or Plumbing wires or from the handling of electric wins or fixtures or from any other cause whatsoever, unle ss said damages am caused through the negligence of the Landlord, its servants, employees or contractors.

26. LANDLORD ACCESS, The Landlord and it Agent shall have access to the demised premises at any and all reasonable times for the purpose of protecting said premises against fire, for the prevention of damage and injury to the leased premises, or for the purpose of inspecting the same.

27. BANKRUPTCY. It is further agreed between the parties hereto that in the event that Tenant shall become or be adjudged bankrupt, or shall make an assignment for the benefit of creditors or in any manner become insolvent and/or cease to do and carry on business, then and in such even this Lease and all things herein contained shall cease and determine and the tenancy terminate at the option of the Landlord.

                                      (5)

28. LANDLORD'S RE-ENTRY. This Lease is subject to the limitation that if at any time, either of the following events (hereafter called a "Default") shall occur:

     (i) if Tenant shall fail to pay any installment of rent or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable (it being specifically understood and agreed that the term rent includes the rent, the increases in any real estate or other taxes or any other consideration under the Lease that is identified as rent in this Lease) and such failure shall continue for five (5) days; or

     (ii) if Tenant shall fail to perform or observe any other term, provision, covenant, condition or requirement of this Lease on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after written notice from landlord:

          then upon the happening of either of the aforementioned defaults, this Lease shall, at Landlord's option, cease and determine and shall operate as a Notice to Quit, any written Notice to Quit being hereby expressly waived. Landlord may proceed to recover possession of said premises by virtue of any legal process as may at the time be in operation and force in like cases relative to proceedings between Landlord and Tenant, and Tenant shall pay for any Court costs relative to such proceedings and reasonable attorney fees, or Landlord may at its option re-enter and re-rent that demised premises for the account of the Tenant, and in such event, Tenant shall remain liable to landlord for any and all deficiencies in the rent under this Lease.

29. RE-LETTING. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such reasonable alterations and reasonable repairs as may be necessary in order to re-let the premises, and re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon other terms and conditions as Landlord in its discretion may deem advisable; upon each such re-letting all rentals received by the Landlord from such re-letting shall be applied first to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys' fees and of costs of such reasonable alterations and reasonable repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from re-letting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by landlord shall be construed as an election on its part to terminate this Lease unless written notice of such intention be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant, damages it may incur by reason of such breach, including reasonable attorneys' fees and other costs of recovering the leased premises.

30. HOLD-OVER. If the Tenant shall not immediately surrender said premises on the day after the end of the term hereby created, then the Tenant shall, by virtue of this agreement, become a Tenant by the month at rental rate established by the Landlord. Tenant agrees to provide the Landlord with a minimum of thirty (30) days notice from the first day of the month of his intention to vacate said premises. Upon notification of intent to vacate Tenant agrees to give Landlord permission to place a "For Lease" sign in the window and to advertise and show premises to prospective Tenants.

31. SUBORDINATION TO MORTGAGE. This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust now on the demised premises, and subject and subordinate to the lien of any mortgage or deed of trust encumbrance which may at any time hereafter be made a lien upon the premises. The Tenant shall execute and deliver within ten (10) days after a request therefore, such further instruments subordinating this lease to the lien of any such mortgage or deed of trust encumbrance and/or estoppel certificates as shall be desired by any mortgagee or party secured or proposed mortgagee or proposed secured party.

32. ESTOPPEL CERTIFICATE BY TENANT. Tenant further agrees at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Tenant a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, that the Tenant is in possession and has accepted the premises and that the obligations of the Landlord and Tenant have been performed and that there are no defaults under the Lease, it being intended that any such statements delivered may be relied upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee, of the demised premises.

                                     (6)

33. NOTICES, All notices required or desired to be given hereunder by either Fifty to the other shall be given by certified or registered mad. Notices to the respective parties shall be addressed as follows:

If to Landlord-                    if to Tenant

1998 Ltd.                          Cycle Sport
6573 Backlick Road                 Attention: Mr. David Nees
Suite 201                          632 Grant St.,
Springfield, VA 22150              Herndon, VA 22070

34. SUBLETTING AND ASSIGNMENT. Tenant will not sublet demised premises or any pan thereof or transfer possession or occupancy thereof to any person (including but not by way of limitation, concessionaires or licensees of Tenant) corporation to transfer, assign, mortgage or encumber this Lease without the prior written consent of landlord in each instance, nor shall any subletting or assignment hereof be effected by merger, liquidation or otherwise by operation of law or otherwise than by the prior written consent of the Landlord.

35. NOT PARTNERS, The parties hereto by this agreement expressly do not intend as a matter of fact or law to create or constitute a partnership.

36. OMITTED.

37. ADDMONAL RENT, If Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease, such charge or expense shall be considered additional rent hereunder, in addition to and am in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such nonpayment shall entitle Landlord to the remedies available to it hereunder for non-payment of rent. All such charges or expenses shall be paid to Landlord at its offi ce or its successor, assignee or nominee in Springfield, Virginia, or at such other place and to such other person as Landlord may from time to time designate in writing.

39. QUIET ENJOYMENT. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observe all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the defused premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

39. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sip this Lease as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant names in this I case shall be a partnership or other business association, die members of whic h am, by virtue of statue or general law, subject to personal liability, the liability of each such member Shall be joint and several.

40. MODIFICATION. This writing is intended by the parties as final expression of their agreement and as a complete and exclusive statement of the terms here of all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or then affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease No representations, understandings, or agreements have been made " relied upon in t he making of this Lease other than those specifically set forth herein. This Lease can only be modified in writing signed by all of the parties or their duly authorized agents.

41. NO DISCRMINATTON. It is intended that the Shopping Center be operated so that all prospective tenants tend, and all customers, employees, licensees and invitees of all tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Shopping Center without discrimination because of race, creed, color, national origin or ancestry. To that end, Tenant will not discriminate in the conduct and operation of its business in the premises against any person or group of persons because of the race, creed, color, national origin or ancestry of such person or group of persons.

42. CAPTIONS AND READINGD Captions and headings are for convenience and reference only.

43. APPLICABLE LAW. This Lease shall be construed under the laws of the State of Virginia. Tenant hereby elects domicile at the premises for the purposes of service of all notices, writs of summons, or other Legal documents, or process, in any suit, action, or proceeding which Landlord may undertake under this lease

                                      (7)

44. GENDER. Feminine or neuter pronouns shall be substituted for those of the masculine f a form, and the plural may be substituted for the singular number, in any place or places herein in which the content may require such substitution or substitutions-, and the covenants and agreement herein contained shall. wherever appropriate, be binding upon the heirs, administrator executors, personal representatives, successors and assigns of the parties hereto.

45. OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the premises, and this Lease becomes effective only upon execution and delivery thereof by:Landlord

                                    ADDENDA

It is further understood and agreed that any type of "candle burning" or "Incense burning" of any "incense burning" on the demised premises is not permitted under any circumstances. (INITIALS)

It is further understood and agreed that the use of or storage of any type of illegal drugs or substances on the demised property will be cause for immediate termination of lease agreement (INITIALS)



GIVEN under our hands and seals this __________day of______________

LANDLORD: 1998, Ltd

By. _______________-(Seal

TENANT:

By: ________________(SEAL)

By: _________________(SEAL)

By:__________________(SEAL)

By: ________________(SEAL)

                                   SCHEDULE F

                                  BILL OF SALE
                          FOR THE MOTOR CYCLE DIVISION
                                       OF
                          CYCLE SPORT UNLIMITED, INC.

                                 BILL OF SALE
                                  FOR ASSETS
                                      OF
                           THE MOTOR CYCLE DIVISION
                                      OF
                         CYCLE SPORT UNLIMITED, INC.


      IN CONSIDERATION for the sum of $300,000.00, the receipt of which is hereby acknowledged, CYCLE SPORT UNLIMITED, INC., a Virginia corporation, ("Seller"), hereby does grant, sell, transfer and deliver to V-TWIN ACQUISITIONS, INC., a Virginia corporation, ("Buyer"), all of Seller's right, title and interest in all assets of Seller for the conduct of a business known as "Cycle Sport Unlimited" located in Herndon and Springfield Virginia, as more fully described in "SCHEDULE A" attached hereto and the trade name "Cycle Sport Unlimited".

      Seller warrants that it has good title to the goods sold, free from any security interest or other lien or encumbrance of which the Buyer has no knowledge, and that Seller has the right to sell and transfer the goods.

      THE GOODS ARE SOLD "AS IS", WITHOUT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTY OR MERCHANTABILITY AND USAGE OF TRADE OR IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE.


                                       CYCLE SPORT UNLIMITED, INC.
                                       A Virginia Corporation


                                       By:
                                          ---------------------------------
                                          David E. Nees, President

ACCEPTED:

V-TWIN ACQUISITIONS, INC.
A Virginia Corporation


By:
   ---------------------------
   Ted L. Schwartzbeck, CEO

                                   SCHEDULE G

                                    LICENSES
                                      FOR
                            THE MOTOR CYCLE DIVISION
                                       OF
                          CYCLE SPORT UNLIMITED, INC.